PROSPECTUS SUPPLEMENT
(To Prospectus dated October 25, 2004)

                                                Filed pursuant to Rule 424(B)(5)
                                                     Registration No. 333-118926

                          $1,144,437,000 (APPROXIMATE)

                  [Aames Investment Corporation--Logo Omitted]
                     AAMES MORTGAGE INVESTMENT TRUST 2005-2
                              MORTGAGE BACKED NOTES

                          AAMES INVESTMENT CORPORATION
                                     Seller

                             WELLS FARGO BANK, N.A.
                                 Master Servicer

                                   CWABS, INC.
                                    Depositor
                               ------------------

--------------------------------------------------------------------------------
     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-8 OF THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 5 IN THE PROSPECTUS.

     The notes represent obligations of the trust only and do not represent an interest in or obligation of CWABS, Inc., Aames Investment Corporation, Wells
Fargo Bank, N.A., or any of their affiliates.

     This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The issuer is offering the following classes of notes pursuant to this prospectus supplement and the accompanying prospectus:



---------------------------------------------------------------------------------------
                    CLASS                                      CLASS
                  PRINCIPAL      INTEREST                    PRINCIPAL      INTEREST
     CLASS        AMOUNT(1)    RATE(2)(3)(4)     CLASS       AMOUNT(1)    RATE(2)(3)(4)
---------------------------------------------------------------------------------------

   Class 1A1      $143,042,000   Variable      Class M6      $16,796,000    Variable
---------------------------------------------------------------------------------------
   Class 1A2      $289,696,000   Variable      Class M7      $18,533,000    Variable
---------------------------------------------------------------------------------------
   Class 1A3      $ 17,300,000   Variable      Class M8      $14,479,000    Variable
---------------------------------------------------------------------------------------
   Class 2A1      $449,414,000   Variable      Class M9      $13,321,000    Variable
---------------------------------------------------------------------------------------
   Class M1       $ 40,542,000   Variable      Class B1      $12,700,000    Variable
---------------------------------------------------------------------------------------
   Class M2       $ 41,121,000   Variable      Class B2      $ 5,833,000    Variable
---------------------------------------------------------------------------------------
   Class M3       $ 24,325,000   Variable      Class B3      $ 6,950,000    Variable
---------------------------------------------------------------------------------------
   Class M4       $ 22,008,000   Variable      Class B4      $ 9,264,000    Variable
---------------------------------------------------------------------------------------
   Class M5       $ 19,113,000   Variable
---------------------------------------------------------------------------------------


(1)   These amounts are approximate, as described in this prospectus supplement.

(2)   The interest rates on these classes of notes are variable, as described under "Summary of Terms -- The Offered Notes -- Payments on the Notes --
      Interest Payments" in this prospectus supplement.

(3)   Subject to the applicable net funds cap and a fixed rate cap, as described in this prospectus supplement.

(4)   Subject to a stepped up interest rate if the option to purchase the mortgage loans is not exercised by Aames Investment Acceptance
      Corporation, as described in this prospectus supplement.

     The assets of the trust will primarily consist of two pools of conventional, first lien, adjustable rate, fully amortizing, residential mortgage loans. The mortgage loans were originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with higher standards.

Credit enhancement will be provided by:

o    excess interest and overcollateralization

o    limited cross-collateralization

o    subordination of the Class M1, Class M2, Class M3, Class M4, Class M5,
     Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and
     Class B4 Notes

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE
SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     Countrywide Securities Corporation, Citigroup Global Markets Inc., Bear,
Stearns & Co. Inc., Credit Suisse First Boston LLC, Friedman, Billings, Ramsey &
Co., Inc., Greenwich Capital Markets, Inc., Lehman Brothers Inc. and Morgan
Stanley & Co. Incorporated as underwriters, will offer the notes listed above at varying prices to be determined at the time of sale.

     The underwriters will deliver to purchasers of the offered notes in book-entry form only through the facilities of The Depository Trust Company,
Clearstream and Euroclear, in each case, on or about May 31, 2005.

                                  UNDERWRITERS:

COUNTRYWIDE SECURITIES CORPORATION                                     CITIGROUP
(CO-LEAD MANAGER)                                              (CO-LEAD MANAGER)

                                  CO-MANAGERS:

BEAR, STEARNS & CO. INC.                                         LEHMAN BROTHERS
   CREDIT SUISSE FIRST BOSTON                                  MORGAN STANLEY
      FRIEDMAN BILLINGS RAMSEY                       RBS GREENWICH CAPITAL

             The date of this prospectus supplement is May 25, 2005

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1)
the accompanying prospectus, which provides general information, some of which may not apply to your notes and (2) this prospectus supplement, which describes the specific terms of your notes.

     IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE
ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS
SUPPLEMENT.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                               -------------------

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                               -------------------

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

                                      S-ii

                               TABLES OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                 PAGE
                                                 ----

    Mortgage Loan Delinquency and Foreclosure

    Servicing Compensation and Payment of

    Collection of Taxes, Assessments and Similar
       Items ....................................S-56
    Insurance Coverage...........................S-56
    Evidence as to Compliance....................S-56
    Master Servicer Default; Servicer Default....S-56
    Master Servicer Resignation; Servicer
       Resignation ..............................S-57
    Pledge of Servicing Rights...................S-57
The Mortgage Loan Purchase Agreement and the

    Tax Classification of the Trust and of

Annex A -- Global Clearance, Settlement and Tax
            Documentation Procedures ...........S-A-1
Annex B -- Certain Characteristics of the Mortgage
            Loans ..............................S-B-1

                                     S-iii

                                   PROSPECTUS

                                                                            PAGE
                                                                            ----

Important Notice About Information in This Prospectus and Each Accompanying

                                      S-iv

                                SUMMARY OF TERMS

o    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES
     NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING
     YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF
     THE NOTES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE DOCUMENT AND
     THE ACCOMPANYING PROSPECTUS.

o    WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW
     PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ
     CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES
     AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
     PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

o    SOME OF THE INFORMATION THAT FOLLOWS CONSISTS OF FORWARD-LOOKING STATEMENTS
     RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL
     ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND
     UNCERTAINTIES, SUCH AS GENERAL ECONOMIC AND BUSINESS CONDITIONS AND
     REGULATORY INITIATIVES AND COMPLIANCE, MANY OF WHICH ARE BEYOND THE CONTROL
     OF THE PARTIES PARTICIPATING IN THIS TRANSACTION. ACCORDINGLY, WHAT
     ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM THE PROJECTIONS INCLUDED
     HEREIN.

o    WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN
     THE TRUST, THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL
     SCHEDULED PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF MAY 1, 2005,
     UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER
     "DESCRIPTION OF THE NOTES--PAYMENTS OF PRINCIPAL" HOW THE SCHEDULED
     PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN
     THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION OF THIS PROSPECTUS
     SUPPLEMENT TO THE TOTAL PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN
     THE TOTAL OF THEIR SCHEDULED PRINCIPAL BALANCES UNLESS WE SPECIFY
     OTHERWISE.

PARTIES

SELLER AND ORIGINATOR

     Aames Investment Corporation originated, through its subsidiaries, the mortgage loans and will sell the mortgage loans to the depositor.

DEPOSITOR

     CWABS, Inc., a Delaware special purpose corporation, will sell the mortgage loans to the trust.

ISSUER

     Aames Mortgage Investment Trust 2005-2, a Delaware statutory trust.

OWNER TRUSTEE

     Wilmington Trust Company will act as owner trustee of the trust.

INDENTURE TRUSTEE

     Deutsche Bank National Trust Company. The notes will be issued, and the mortgage loans will be pledged to the indenture trustee as collateral for the notes, under an indenture.

TRUST ADMINISTRATOR

     Wells Fargo Bank, N.A. will perform certain administrative functions on behalf of the owner trustee and the trust under the trust agreement, indenture and the transfer and servicing agreement.

MASTER SERVICER

     Wells Fargo Bank, N.A. will oversee the servicing of the mortgage loans by the servicer.

SERVICER

     Aames Capital Corporation will service the mortgage loans included in the trust.

CAP COUNTERPARTY

     The trust will enter into three interest rate cap agreements with Bear
Stearns Financial Products Inc. to protect against certain interest rate risk on the senior notes and on the subordinate notes, respectively.

                                      S-1

                                THE OFFERED NOTES

CLASSES OF NOTES

     The Aames Mortgage Investment Trust 2005-2 Mortgage Backed Notes consist of the classes of notes listed in the table below.



                                          SUMMARY INTEREST RATE       SUMMARY INTEREST RATE
                 CLASS       INITIAL      FORMULA (UNTIL INITIAL      FORMULA (AFTER INITIAL
               PRINCIPAL     INTEREST      OPTIONAL TERMINATION        OPTIONAL TERMINATION
  CLASS        AMOUNT(1)      RATE(2)            DATE)(3)                    DATE)(5)             CUSIP NUMBER
----------   -------------  -----------  ------------------------   -------------------------   ---------------

1A1........  $ 143,042,000    3.18%        LIBOR plus 0.080%(4)        LIBOR plus 0.160%(4)     126673    K4 3
1A2........  $ 289,696,000    3.32%        LIBOR plus 0.220%(4)        LIBOR plus 0.440%(4)     126673    K5 0
1A3........  $  17,300,000    3.46%        LIBOR plus 0.360%(4)        LIBOR plus 0.720%(4)     126673    K6 8
2A1........  $ 449,414,000    3.33%        LIBOR plus 0.230%(4)        LIBOR plus 0.460%(4)     126673    K7 6
M1.........  $  40,542,000    3.55%        LIBOR plus 0.450%(4)        LIBOR plus 0.675%(4)     126673    K8 4
M2.........  $  41,121,000    3.57%        LIBOR plus 0.470%(4)        LIBOR plus 0.705%(4)     126673    K9 2
M3.........  $  24,325,000    3.60%        LIBOR plus 0.500%(4)        LIBOR plus 0.750%(4)     126673    L2 6
M4.........  $  22,008,000    3.73%        LIBOR plus 0.630%(4)        LIBOR plus 0.945%(4)     126673    L3 4
M5.........  $  19,113,000    3.76%        LIBOR plus 0.660%(4)        LIBOR plus 0.990%(4)     126673    L4 2
M6.........  $  16,796,000    3.82%        LIBOR plus 0.720%(4)        LIBOR plus 1.080%(4)     126673    L5 9
M7.........  $  18,533,000    4.30%        LIBOR plus 1.200%(4)        LIBOR plus 1.800%(4)     126673    L6 7
M8.........  $  14,479,000    4.45%        LIBOR plus 1.350%(4)        LIBOR plus 2.025%(4)     126673    L7 5
M9.........  $  13,321,000    4.95%        LIBOR plus 1.850%(4)        LIBOR plus 2.775%(4)     126673    L8 3
B1.........  $  12,700,000    6.10%        LIBOR plus 3.000%(4)        LIBOR plus 4.500%(4)     126673    L9 1
B2.........  $   5,833,000    6.10%        LIBOR plus 3.000%(4)        LIBOR plus 4.500%(4)     126673    M2 5
B3.........  $   6,950,000    6.10%        LIBOR plus 3.000%(4)        LIBOR plus 4.500%(4)     126673    M3 3
B4.........  $   9,264,000    6.10%        LIBOR plus 3.000%(4)        LIBOR plus 4.500%(4)     126673    M9 0


-----------
(1)   These amounts are approximate, as described in this prospectus supplement.

(2)   Reflects the interest rate as of the closing date.

(3)   Reflects the interest rate formula up to and including the earliest possible payment date on which Aames Investment Acceptance Corporation has the option to purchase the mortgage loans as described under "Description of the Notes--Optional Purchase of the Mortgage Loans."

(4)   The interest rates of each class of notes is subject to a cap equal to the lesser of (a) one-month LIBOR plus the specified margin, (b) the applicable net funds cap and (c) a fixed rate cap of 12.50% per annum, as described under "--The Offered Notes--Payments on the Notes--Interest
      Payments."

(5)   Reflects the interest rate formula if the option to purchase the mortgage loans is not exercised by Aames Investment Acceptance Corporation at the earliest possible payment date as described under "Description of the
      Notes--Optional Purchase of the Mortgage Loans."

                                      S-2

     The notes offered by this prospectus supplement will be issued in book-entry form.

     See "Description of the Notes--General" in this prospectus supplement for the minimum denominations and the incremental denominations of each class of notes.

     The notes represent obligations of the trust and will be secured by collateral consisting primarily of conventional, first lien, adjustable rate, fully amortizing residential mortgage loans having a total principal balance as of the cut-off date, which is May 1, 2005, of approximately $1,158,340,680. The mortgage loans to be included in the trust will be divided into two mortgage pools: "pool 1" and "pool 2." Pool 1 will consist of mortgage loans with original principal balances which may be less than, equal to, or in excess of the applicable Freddie Mac maximum original loan amount limitations for one- to four-family residential mortgaged properties. Pool 2 will consist of those mortgage loans in the trust with original principal balances which do not exceed those loan amount limitations.

     Payments of principal and interest on the Class 1A1, 1A2 and 1A3 Notes will be based primarily on collections from the pool 1 mortgage loans. Payments of principal and interest on the Class 2A1 Notes will be based primarily on collections from the pool 2 mortgage loans. Payments of principal and interest on the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Notes will be based on collections from both mortgage pools as described in this prospectus supplement.

     The rights of holders of the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1,
B2, B3 and B4 Notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a senior priority of payment, as described in this Summary of Terms under "--Enhancement of
Likelihood of Payment on the Notes--Subordination of Payments" below. We refer to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Notes
collectively as "subordinate" notes, and we refer to the Class 1A1, 1A2, 1A3 and
2A1 Notes as "senior" notes.

     The trust will also issue an ownership certificate which will not be entitled to monthly payments of principal or interest, but rather solely to any monthly excess cashflow remaining after all payments on the notes have been made and certain fees and expenses of the trust have been paid on the related payment date.

     The ownership certificate is not offered by this prospectus supplement. The notes will have an approximate total initial principal amount of $1,144,437,000.
Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes as reflected in this prospectus supplement will not exceed 5%.

PAYMENTS ON THE NOTES

     Principal and interest on the notes will be paid on the 25th day of each month, beginning in June 2005. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

Interest Payments

     Interest will accrue on each class of notes at an annual rate equal to the lesser of (1) the applicable annual rate as described in the table on page S-2,
(2) the applicable net funds cap and (3) a fixed rate cap of 12.50% annually.

     If the option to purchase the mortgage loans is not exercised by Aames
Investment Acceptance Corporation on the initial optional termination date as described under "--The Mortgage Loans--Optional Purchase of Mortgage Loans"
below, then with respect to the next payment date and each payment date thereafter, the annual rate described in clause (1) of the interest rate formula set forth above will be increased for each class of notes to the applicable annual rate as described in the table on page S-2, subject in each case to the lesser of the applicable net funds cap and the fixed rate cap of 12.50%
annually.

     See "--The Mortgage Loans--Optional Purchase of Mortgage Loans" below.

     The net funds cap for the Class 1A1, Class 1A2 and Class 1A3 Notes is a
limitation generally based on the net mortgage rates on the mortgage loans in pool 1, adjusted to reflect the accrual of interest on an actual/360 basis. The net funds cap for the Class 2A1 Notes is a limitation generally based on the net mortgage rates on the mortgage loans in pool 2, adjusted to reflect the accrual of interest on an actual/360 basis. The net funds cap for the subordinate notes is a limitation generally based on the net mortgage rates of the mortgage loans in pool

                                      S-3

1 and pool 2, weighted on the basis of the excess of the principal balance of the mortgage loans in pool 1 and pool 2 over the principal balances of the group
1 and the group 2 notes, respectively, and adjusted to reflect the accrual of interest on an actual/360 basis.

     For a complete description of the net funds caps and the priority of payment of interest, see "Description of the Notes--Payments of Interest" in
this prospectus supplement.

The Interest Rate Cap Agreements

     The trust will enter into three interest rate cap agreements with Bear
Stearns Financial Products Inc., as cap counterparty. Under the group 1 cap agreement, the cap counterparty will be required to make monthly payments to the trust in respect of the Class 1A1, Class 1A2 and Class 1A3 Notes from June 2005 through October 2007 if one-month LIBOR for the related payment date moves above a specified rate, subject to a maximum rate of payment. The group 1 cap agreement will provide only temporary, limited protection against upward movements in one-month LIBOR, and, to the extent described in this prospectus supplement, any proceeds received under the group 1 cap agreement will be available to cover any basis risk shortfalls experienced by the Class 1A1, Class
1A2 and Class 1A3 Notes during the 29-month period it is in effect. Under the group 2 cap agreement, the cap counterparty will be required to make monthly payments to the trust in respect of the Class 2A1 Notes from June 2005 through
October 2007 if one-month LIBOR for the related payment date moves above a specified rate, subject to a maximum rate of payment. The group 2 cap agreement will provide only temporary, limited protection against upward movements in one-month LIBOR, and, to the extent described in this prospectus supplement, any proceeds received under the group 2 cap agreement will be available to cover any basis risk shortfalls experienced by the Class 2A1 Notes during the 29-month period it is in effect. Under the subordinate cap agreement, the cap counterparty will be required to make monthly payments to the trust in respect of the subordinate notes from June 2005 through September 2007 if one-month
LIBOR for the related payment date moves above a specified rate, subject to a maximum rate of payment. The subordinate cap agreement will provide only temporary, limited protection against upward movements in one-month LIBOR, and, to the extent described in this prospectus supplement, any proceeds received under the subordinate cap agreement will be available to cover any basis risk shortfalls experienced by the subordinate notes during the 28-month period it is in effect.

     See "Description of the Notes--Payments of Interest--The Cap Agreements" in
this prospectus supplement.

Principal Payments

     The amount of principal payable on the notes will be determined by (1)
formulas that allocate portions of principal payments received on the mortgage loans among the different note classes, (2) principal collections on the mortgage loans that are available to make principal payments on the notes and
(3) the application of excess interest from the mortgage loans to pay principal on the notes. Funds received on the mortgage loans may consist of (1) expected monthly scheduled payments or (2) unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

     The manner of allocating payments of principal on the mortgage loans on any payment date will differ, as described in this prospectus supplement, depending upon whether that payment date occurs before the payment date in June 2008 or on or after that date, and depending upon whether the delinquency and loss experience of the mortgage loans is worse than certain levels set by the rating agencies.

     See "Description of the Notes--Payments of Principal" in this prospectus supplement.

LIMITED RECOURSE

     The only source of cash available to make interest and principal payments on the notes will be the assets of the trust pledged to secure the notes. The trust will have no source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise and payments received under the interest rate cap agreements described below. No other entity will be required or expected to make any payments on the notes.

                                      S-4

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE NOTES

     The payment structure of this securitization includes excess interest, overcollateralization, subordination and limited cross-collateralization features to enhance the likelihood that holders of more senior classes of notes will receive regular payments of interest and principal. Each class of notes with a B in its class designation is more likely to experience losses than (1)
the other classes of notes with a B in their designations, if any, that have a lower number in their designations, (2) the classes of notes with an M in their designations and (3) the senior notes. Each class of notes with an M in its class designation is more likely to experience losses than (1) the other classes of notes with a M in their designations, if any, that have a lower number in their designations and (2) the senior notes.

     See "Risk Factors--Potential Inadequacy of Credit Enhancement" and
"Description of the Notes--Credit Enhancement" in this prospectus supplement for a more detailed description of the excess interest, overcollateralization and subordination features.

Subordination of Payments

     The senior notes will have a payment priority as a group over other notes.
Each class of notes with an M in its designation will have a payment priority over (1) the other classes of notes with an M in their designations, if any, that have a higher number in their designations and (2) the classes of notes with a B in their designations. Each class of notes with a B in its designation will have a payment priority over the other classes of notes with an B in their designations, if any, that have a higher number in their designations.

     See "Description of the Notes--Credit Enhancement--Subordination" in this prospectus supplement.

Excess Interest

     The mortgage loans will bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the notes and certain fees and expenses of the trust. This "excess interest" received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain overcollateralization at required levels.

     See "Risk Factors--Potential Inadequacy of Credit Enhancement" and
"Description of the Notes--Credit Enhancement--Excess Interest" in this prospectus supplement.

Overcollateralization

     On the closing date, the total principal balance of the mortgage loans is expected to exceed the total principal amount of the notes by approximately
$13,903,680, which represents approximately 1.20% of the total principal balance of the mortgage loans as of the cut-off date. This condition is referred to in this prospectus supplement as "overcollateralization." Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the notes to the extent needed to increase and maintain the required level of overcollateralization. We cannot, however, assure you that sufficient interest will be generated by the mortgage loans to increase or maintain any particular level of overcollateralization.

     See "Risk Factors--Potential Inadequacy of Credit Enhancement" and
"Description of the Notes--Credit Enhancement--Overcollateralization" in this prospectus supplement.

Limited Cross-Collateralization

     Under certain limited circumstances, principal payments on the mortgage loans in one pool may be paid as principal to holders of the senior notes corresponding to the other pool.

     If the senior notes relating to one pool have been retired, then principal payments on the mortgage loans relating to the retired senior notes will be paid to the remaining senior notes of the other pool, if any, before being paid to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Notes.

     See "Description of the Notes--Payments of Principal" in this prospectus supplement.

THE MORTGAGE LOANS

GENERAL

     On the closing date, which is expected to be on or about May 31, 2005, the assets of the trust will consist primarily of two pools of approximately 6,526 conventional, first lien, adjustable rate, fully amortizing residential mortgage loans with a total

                                      S-5

principal balance as of the cut-off date of approximately $1,158,340,680. The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

     Substantially all of the mortgage loans have original terms to maturity of
30 years.

     The mortgage loans were generally originated or acquired pursuant to underwriting guidelines that are less strict than Fannie Mae or Freddie Mac guidelines. As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

     The mortgage loans will not be insured or guaranteed by any government agency.

     None of the mortgage loans will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

SERVICING OF THE MORTGAGE LOANS

     The mortgage loans will be master serviced by Wells Fargo Bank, N.A. The master servicer will oversee the servicing of the mortgage loans by Aames
Capital Corporation, the servicer.

     See "The Master Servicer," "The Servicer" and "Servicing of the Mortgage
Loans" in this prospectus supplement.

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

     Aames Investment Acceptance Corporation, an affiliate of the seller and the servicer, may purchase the mortgage loans on any payment date following the month in which the total principal balance of the mortgage loans declines to less than 20% of their initial total principal balance. If Aames Investment
Acceptance Corporation does not exercise its option to purchase the notes, then the servicer may purchase the mortgage loans on any payment date following the month in which the total principal balance of the mortgage loans declines to less than 10% of their initial total principal balance.

     The purchase price paid for the mortgage loans will be equal to the total outstanding principal balance of the mortgage loans (plus accrued interest thereon to the date of purchase), plus certain expenses of the trust.

     If the mortgage loans are purchased, the trust administrator will apply the net proceeds to the mandatory redemption of the notes.

     If Aames Investment Acceptance Corporation's option to purchase the mortgage loans is not exercised on the earliest possible payment date as described above, then, beginning with the accrual period relating to the next succeeding payment date and thereafter, the interest rates of the notes will be increased as described in this prospectus supplement.

     See "Description of the Notes--Optional Purchase of the Mortgage Loans" in
this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional purchase. See "--The Offered
Notes--Payments on the Notes--Interest Payments" in this prospectus supplement for a description of the increased interest rates to be paid on the notes after the initial optional termination date.

FINANCING

     Affiliates of certain of the underwriters have provided financing for some of the mortgage loans. The seller will use a portion of the proceeds of the sale of the mortgage loans to the depositor to repay the financing.

TAX STATUS

     For federal income tax purposes the notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the ownership certificate. Each noteholder that is unrelated to the owner of the ownership certificate, by its acceptance of a note, will agree to treat the notes as debt.

     The trust will be classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as the ownership certificate is owned exclusively by a "real estate investment trust"
or by a "qualified REIT subsidiary." The seller represents that it qualifies as a "real estate investment trust" and that it will own the ownership certificate directly, or indirectly through a "qualified REIT subsidiary." Moreover, the trust agreement sets forth restrictions on the transferability of the ownership certificate to ensure that it will only be held by a "real estate investment trust" or a "qualified REIT subsidiary."

                                      S-6

     See "Risk Factors--Trust Could Become a Taxable Entity" in this prospectus supplement and "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA CONSIDERATIONS

     Under current law, in general, the notes will be eligible for purchase by an employee benefit plan or other retirement arrangement subject to the Employee
Retirement Income Security Act of 1974, as amended and/or the Internal Revenue
Code of 1986, as amended. You should consult with your counsel with respect to the legal consequences of such plan's or arrangement's acquisition and ownership of the notes.

     See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

     Generally, the notes offered by this prospectus supplement (other than the
Class M7, M8, M9, B1, B2, B3 and B4 Notes) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984.

     There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

     See "Legal Investment Considerations" in this prospectus supplement.

RATINGS OF THE NOTES

     The notes offered by this prospectus supplement will initially have the following ratings from Moody's Investors Service, Inc. and Standard and Poor's
Ratings Services, a division of The McGraw-Hill Companies, Inc. The designation
"N/R" means that a rating agency will not publicly rate the notes of that class:

CLASS                                         STANDARD
                                    MOODY'S   & POOR'S
                                    RATING     RATING
---------------------------------- ---------  ---------
1A1............................       Aaa        AAA
1A2............................       Aaa        AAA
1A3............................       Aaa        AAA
2A1............................       Aaa        AAA
M1.............................       Aa1        AA+
M2.............................       Aa2        AA+
M3.............................       Aa3        AA
M4.............................       A1         AA
M5.............................       A2         AA
M6.............................       N/R        AA-
M7.............................      Baa1        A+
M8.............................      Baa2         A
M9.............................      Baa3        A-
B1.............................       Ba1       BBB+
B2.............................       N/R       BBB+
B3.............................       N/R        BBB
B4.............................       N/R       BBB-

o    These ratings are not recommendations to buy, sell or hold these notes.
     A rating may be changed or withdrawn at any time by the assigning rating agency.

o    The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

o    The ratings do not address the payment of any basis risk shortfalls with respect to the notes.

     See "Ratings" in this prospectus supplement for a more complete discussion of the note ratings.

                                      S-7

                                  RISK FACTORS

     THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES
CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE NOTES.

HIGHER EXPECTED DELINQUENCIES OF THE
    MORTGAGE LOANS..................    The mortgage loans, in general, were
                                        originated according to underwriting
                                        guidelines that are not as strict as
                                        Fannie Mae or Freddie Mac guidelines, so
                                        the mortgage loans are likely to
                                        experience rates of delinquency,
                                        foreclosure and bankruptcy that are
                                        higher, and that may be substantially
                                        higher, than those experienced by
                                        mortgage loans underwritten in
                                        accordance with higher standards. In
                                        particular, a significant portion of the
                                        mortgage loans in the trust were
                                        classified in relatively low (i.e.,
                                        relatively higher risk) credit
                                        categories.

                                        Changes in the values of mortgaged
                                        properties related to the mortgage loans
                                        may have a greater effect on the
                                        delinquency, foreclosure, bankruptcy and
                                        loss experience of the mortgage loans in
                                        the trust than on mortgage loans
                                        originated under stricter guidelines. We
                                        cannot assure you that the values of the
                                        mortgaged properties have remained or
                                        will remain at levels in effect on the
                                        dates of origination of the related
                                        mortgage loans.

                                        See "Description of the Mortgage
                                        Pools--General" in this prospectus
                                        supplement for a description of the
                                        characteristics of the mortgage loans in
                                        each mortgage pool and "The Seller and
                                        the Underwriting Guidelines" for a
                                        general description of the underwriting
                                        guidelines applied in originating the
                                        mortgage loans.

MORTGAGE LOAN INTEREST RATES MAY
    LIMIT INTEREST RATES ON THE
    NOTES. .........................    The notes will accrue interest at
                                        interest rates based on the one-month
                                        LIBOR index plus a specified margin. The
                                        applicable net funds cap, which for any
                                        class of notes is a limitation generally
                                        based on the net mortgage rates of the
                                        related mortgage loans, will limit the
                                        interest rates on the notes.

                                        All of the mortgage loans to be included
                                        in each pool will have interest rates
                                        that adjust based on a six-month LIBOR
                                        index, as described in "Description of
                                        the Mortgage Pools--The Index." The
                                        mortgage loans in each pool may also
                                        have periodic maximum and minimum
                                        limitations on adjustments to their
                                        interest rates, and substantially all of
                                        the mortgage loans will have the first
                                        adjustment to their interest rates two,
                                        three or five years after their first
                                        payment dates. If as a result of those
                                        factors, or due to delinquencies in
                                        payment, the interest rates are limited
                                        by the applicable net funds cap, the
                                        notes may accrue less interest than they
                                        would accrue if their interest rates
                                        were solely based on the one-month LIBOR
                                        index plus the specified margin.

                                        The interest rates on the notes are also
                                        subject to a fixed rate cap. The fixed
                                        rate cap limits the interest rate on
                                        those notes to a maximum per annum rate
                                        of 12.50%. If the interest rate for a

                                      S-8

                                        class of notes for a payment date is
                                        limited to the fixed rate cap, the
                                        market value of those notes may be
                                        temporarily or permanently reduced.

                                        A variety of factors could limit the
                                        interest rates and adversely affect the
                                        yields to maturity on the notes. Some of
                                        these factors are described below.

                                        o   The interest rates on the notes
                                            adjust monthly based on one-month
                                            LIBOR, while the interest rates on
                                            the mortgage loans to be included in
                                            each pool adjust less frequently,
                                            adjust based on a different index
                                            and do not adjust at all for a
                                            period of time. Consequently, the
                                            limits on the interest rates on the
                                            notes may prevent increases in these
                                            interest rates for extended periods
                                            in a rising interest rate
                                            environment.

                                        o   The interest rates on the adjustable
                                            rate mortgage loans may respond to
                                            economic and market factors that
                                            differ from those that affect
                                            one-month LIBOR. It is possible that
                                            the interest rates on the adjustable
                                            rate mortgage loans may decline
                                            while the interest rates on the
                                            notes are stable or rising. It is
                                            also possible that the interest
                                            rates on the mortgage loans and the
                                            interest rates on the notes may both
                                            decline or increase during the same
                                            period, but that the interest rate
                                            on the notes may decline or increase
                                            more slowly or rapidly.

                                        o   To the extent that mortgage loans
                                            are delinquent in payment or subject
                                            to default or prepayment, the
                                            interest rates on the notes may be
                                            reduced as a result of the
                                            applicable net funds cap limitation
                                            described in this prospectus
                                            supplement.

                                        If the interest rates on the notes are
                                        limited for any payment date, the
                                        resulting basis risk shortfalls may be
                                        recovered by the holders of those notes
                                        on future payment dates, but only if
                                        there is enough cashflow generated from
                                        excess interest on the mortgage loans to
                                        fund these shortfalls or payments are
                                        received under the applicable interest
                                        rate cap agreement to cover these
                                        shortfalls.

                                        See "Summary of Terms--The Offered
                                        Notes--Payments on the Notes--Interest
                                        Payments," "Description of the
                                        Notes--Payments of Interest" and
                                        "--Credit Enhancement--
                                        Overcollateralization" in this
                                        prospectus supplement. For a general
                                        description of the interest rates of the
                                        mortgage loans, see "Description of the
                                        Mortgage Pools" in this prospectus
                                        supplement.

                                      S-9

POTENTIAL INADEQUACY OF CREDIT
   ENHANCEMENT. .....................   The notes are not insured by any
                                        financial guaranty insurance policy. The
                                        excess interest, overcollateralization,
                                        subordination and limited
                                        cross-collateralization features
                                        described in this prospectus supplement
                                        are intended to enhance the likelihood
                                        that holders of more senior classes will
                                        receive regular payments of interest and
                                        principal, but are limited in nature and
                                        may be insufficient to cover all
                                        shortfalls and all losses on the
                                        mortgage loans.

                                        EXCESS INTEREST AND OVER-
                                        COLLATERALIZATION. In order to maintain
                                        overcollateralization, it will be
                                        necessary that the mortgage loans in
                                        each pool generate more interest than is
                                        needed to pay interest on the related
                                        notes as well as that pool's allocable
                                        portion of fees and expenses of the
                                        trust. We expect that the mortgage loans
                                        will generate more interest than is
                                        needed to pay those amounts, at least
                                        during certain periods, because the
                                        weighted average of the net interest
                                        rates on the mortgage loans in each pool
                                        is expected to be higher than the
                                        weighted average of the interest rates
                                        on the related notes. Any remaining
                                        interest generated by the mortgage loans
                                        will be used, if necessary on any
                                        payment date, to absorb losses on the
                                        mortgage loans and maintain
                                        overcollateralization.

                                        On the closing date, the total principal
                                        balance of the mortgage loans in the
                                        trust as of the cut-off date will exceed
                                        the total principal amount of the notes.
                                        This excess is referred to herein as
                                        "overcollateralization" and will be
                                        available to absorb losses. We cannot
                                        assure you, however, that the mortgage
                                        loans will generate enough excess
                                        interest in all periods to maintain the
                                        overcollateralization level required by
                                        the rating agencies. The following
                                        factors will affect the amount of excess
                                        interest that the mortgage loans will
                                        generate:

                                        o  Prepayments. Every time a mortgage
                                           loan is prepaid in whole or in part,
                                           total excess interest after the date
                                           of prepayment will be reduced because
                                           that mortgage loan will no longer be
                                           outstanding and generating interest
                                           or, in the case of a partial
                                           prepayment, will be generating less
                                           interest. The effect on your notes of
                                           this reduction will be influenced by
                                           the amount of prepaid loans and the
                                           characteristics of the prepaid loans.
                                           Prepayment of a disproportionately
                                           high number of high interest rate
                                           mortgage loans would have a greater
                                           negative effect on future excess
                                           interest.

                                        o  Defaults, Delinquencies and
                                           Liquidations. If the rates of
                                           delinquencies, defaults or losses on
                                           the mortgage loans turn out to be
                                           higher than expected, excess interest
                                           will be reduced by the amount
                                           necessary to compensate for any
                                           shortfalls in cash available to pay
                                           noteholders. Every time a mortgage
                                           loan is liquidated or written off,
                                           excess interest is reduced because
                                           that mortgage loan will no longer be
                                           outstanding and generating interest.

                                      S-10

                                        o  Increases in LIBOR. All of the
                                           mortgage loans have interest rates
                                           that adjust based on a six-month
                                           LIBOR index and not the one-month
                                           LIBOR index used to determine the
                                           interest rates on the notes. As a
                                           result of an increase in one-month
                                           LIBOR, the interest rates on these
                                           notes may increase relative to
                                           interest rates on the mortgage loans,
                                           requiring that more of the interest
                                           generated by the mortgage loans be
                                           applied to cover interest on these
                                           notes, which will accordingly reduce
                                           the amount of excess interest.

                                        See "Description of the Notes--Credit
                                        Enhancement-- Overcollateralization" in
                                        this prospectus supplement.

                                        SUBORDINATION. If applicable
                                        subordination is insufficient to absorb
                                        realized losses on the mortgage loans,
                                        then noteholders will likely incur
                                        losses and may never receive all of
                                        their principal or interest payments.
                                        You should consider the following:

                                        o  if you buy a note with a B in its
                                           class designation and losses on the
                                           mortgage loans exceed excess interest
                                           and any overcollateralization that
                                           has been created, plus the total
                                           principal amount of the other classes
                                           of notes with a B in their
                                           designation, if any, that have a
                                           higher number in their designation
                                           than your note, your note will incur
                                           a principal deficiency; although the
                                           principal deficiency will not reduce
                                           the principal amount of your note,
                                           interest accrued on the amount of the
                                           principal deficiency and the portion
                                           of the note principal amount
                                           represented by the principal
                                           deficiency will not be repaid unless
                                           future amounts of excess interest are
                                           available to pay it; and

                                        o  if you buy a note with an M in its
                                           class designation and losses on the
                                           mortgage loans exceed excess interest
                                           and any overcollateralization that
                                           has been created, plus the total
                                           principal amount of the notes with a
                                           B in their class designation and the
                                           total principal amount of the notes
                                           with an M in their class designation,
                                           if any, that have a higher number in
                                           their designation than your note,
                                           your note will incur a principal
                                           deficiency; although the principal
                                           deficiency will not reduce the
                                           principal amount of your note,
                                           interest accrued on the amount of the
                                           principal deficiency and the portion
                                           of the note principal amount
                                           represented by the principal
                                           deficiency will not be repaid unless
                                           future amounts of excess interest are
                                           available to pay it; and

                                        o  if you buy a senior note and losses
                                           on the mortgage loans exceed excess
                                           interest and any
                                           overcollateralization that has been
                                           created, plus the total principal
                                           amount of the subordinate notes,
                                           holders of those senior notes may not
                                           recover their full investment.

                                        The amount of interest accrued on the
                                        portion of the balance of the notes in
                                        excess of the balance of the mortgage
                                        loans will be

                                      S-11

                                        deferred and this deferral will be
                                        allocated to the classes of subordinate
                                        notes in reverse order of priority. The
                                        amount of interest so deferred will be
                                        paid only after certain other payments
                                        are made from excess interest to restore
                                        overcollateralization and to pay basis
                                        risk shortfalls to the notes. Investors
                                        should consider the risks associated
                                        with an investment in the subordinate
                                        notes, including the possibility that
                                        investors may not fully recover their
                                        initial investment as a result of
                                        realized losses.

                                        See "Description of the Notes--Credit
                                        Enhancement--Subordination" in this
                                        prospectus supplement.

                                        LIMITED CROSS-COLLATERALIZATION. If you
                                        buy a senior note, your principal
                                        payments will depend, for the most part,
                                        on collections on the mortgage loans in
                                        the pool that relates to your class of
                                        notes. However, your notes will have the
                                        benefit of credit enhancement in the
                                        form of overcollateralization and
                                        subordination from the other pool. That
                                        means that even if the rate of losses on
                                        mortgage loans in the pool that relates
                                        to your class of notes is low, losses in
                                        the other pool may reduce the loss
                                        protection for your notes.

MORTGAGE LOANS WITH INTEREST-ONLY
  PAYMENTS .........................    Approximately 16.50% of all of the
                                        mortgage loans and approximately 24.63%
                                        and 8.36% of the mortgage loans to be
                                        included in pool 1 and pool 2,
                                        respectively, provide for payment of
                                        interest at the related mortgage
                                        interest rate, but no payment of
                                        principal, for the first five years
                                        following the origination of the
                                        mortgage loan. Following this
                                        interest-only period, the monthly
                                        payment with respect to each of these
                                        mortgage loans will be increased to an
                                        amount sufficient to amortize the
                                        principal balance of the mortgage loan
                                        over the remaining term and to pay
                                        interest at the related mortgage
                                        interest rate. The presence of these
                                        mortgage loans in pool 1 and pool 2
                                        will, absent other considerations,
                                        result in longer weighted average lives
                                        of the related notes than would have
                                        been the case had these loans not been
                                        included in the trust. If you purchase
                                        such a note at a discount, you should
                                        consider that the extension of weighted
                                        average life could result in a lower
                                        yield than would be the case if these
                                        mortgage loans provided for the payment
                                        of principal and interest on every
                                        payment date. In addition, a borrower
                                        may view the absence of any obligation
                                        to make payment of principal during the
                                        initial period as a disincentive to
                                        prepayment. If a recalculated monthly
                                        payment as described above is
                                        substantially higher than a borrower's
                                        previous interest-only monthly payment,
                                        that loan may be subject to an increased
                                        risk of delinquency and loss.

UNPREDICTABILITY AND EFFECT OF
  PREPAYMENTS. ......................   The rate of prepayments on the mortgage
                                        loans will be sensitive to prevailing
                                        interest rates. Generally, if prevailing
                                        interest rates decline, mortgage loan
                                        prepayments may increase due to the
                                        availability of refinancing at lower
                                        interest rates. If prevailing interest
                                        rates rise, prepayments on the mortgage
                                        loans may

                                      S-12

                                        decrease.

                                        Borrowers may prepay their mortgage
                                        loans in whole or in part at any time;
                                        however, approximately 74.37% of all of
                                        the mortgage loans, and approximately
                                        75.54% and 73.19% of the mortgage loans
                                        to be included in pool 1 and pool 2,
                                        respectively, require the payment of a
                                        prepayment premium in connection with
                                        any voluntary prepayments in full, and
                                        certain voluntary prepayments in part,
                                        made during periods ranging from one
                                        year to three years after origination.
                                        These prepayment premiums may discourage
                                        borrowers from prepaying their mortgage
                                        loans during the applicable period.

                                        The mortgage loans are adjustable-rate
                                        mortgage loans, substantially all of
                                        which have a fixed interest rate for the
                                        first two, three or five years after
                                        origination, which then convert to an
                                        adjustable interest rate. This type of
                                        adjustable-rate mortgage loan is
                                        commonly referred to as a hybrid ARM
                                        mortgage loan. The prepayment experience
                                        on adjustable-rate mortgage loans may
                                        differ from the prepayment experience on
                                        fixed-rate mortgage loans due to
                                        provisions for conversion to an
                                        adjustable mortgage interest rate,
                                        periodic rate caps and a minimum and
                                        maximum mortgage interest rate. In
                                        particular, hybrid ARM mortgage loans
                                        may be subject to higher prepayment
                                        rates as the date on which they are
                                        scheduled to start accruing interest at
                                        an adjustable rate approaches. As a
                                        hybrid ARM mortgage loan approaches its
                                        initial adjustment date, the borrower
                                        may become more likely to refinance that
                                        loan to avoid an increase in the loan
                                        rate, even if prevailing fixed rate
                                        mortgage loans are only available at
                                        rates that are slightly higher than the
                                        mortgage interest rate before
                                        adjustment.

                                        The timing of payments of principal on
                                        the notes may also be affected by
                                        liquidations of or insurance payments on
                                        the mortgage loans. In addition, Aames
                                        Investment Corporation, as the seller of
                                        the mortgage loans to the depositor, may
                                        be required to purchase mortgage loans
                                        from the trust in the event that certain
                                        breaches of representations and
                                        warranties made with respect to the
                                        mortgage loans are not cured. These
                                        purchases will have the same effect on
                                        noteholders as prepayments in full of
                                        the affected mortgage loans.

                                        A prepayment of a mortgage loan will
                                        usually result in a payment of principal
                                        on the notes:

                                        o  If you purchase your notes at a
                                           discount and principal is repaid
                                           slower than you anticipate, then your
                                           yield may be lower than you
                                           anticipate.

                                        o  If you purchase your notes at a
                                           premium and principal is repaid
                                           faster than you anticipate, then your
                                           yield may be lower than you
                                           anticipate.

                                      S-13

                                        The prepayment experience of the
                                        mortgage loans may differ significantly
                                        from that of other first lien
                                        residential mortgage loans included in
                                        the servicer's portfolios.

                                        See "Yield, Prepayment and Weighted
                                        Average Life" in this prospectus
                                        supplement for a description of factors
                                        that may influence the rate and timing
                                        of prepayments on the mortgage loans.

DELAY IN RECEIPT OF LIQUIDATION
  PROCEEDS; LIQUIDATION PROCEEDS
  MAY BE LESS THAN MORTGAGE
  LOAN BALANCE.......................   Substantial delays could be encountered
                                        in connection with the liquidation of
                                        delinquent mortgage loans. Further,
                                        reimbursement of advances made by the
                                        servicer and liquidation expenses such
                                        as legal fees, real estate taxes and
                                        maintenance and preservation expenses
                                        may reduce the amount of liquidation
                                        proceeds payable to noteholders. If a
                                        mortgaged property fails to provide
                                        adequate security for the related
                                        mortgage loan, you could incur a loss on
                                        your investment if the applicable credit
                                        enhancement is insufficient to cover the
                                        loss.

GEOGRAPHIC CONCENTRATION OF
  MORTGAGE LOANS. ...................   Approximately 26.64% and 22.87% of all
                                        of the mortgage loans are secured by
                                        properties located in California and
                                        Florida, respectively. The rate of
                                        delinquencies, defaults and losses on
                                        the mortgage loans may be higher than if
                                        fewer of the mortgage loans were
                                        concentrated in those states because the
                                        following conditions will have a
                                        disproportionate impact on the mortgage
                                        loans in general:

                                        o  Weak economic conditions in
                                           California or Florida, which may or
                                           may not affect real property values,
                                           may affect the ability of borrowers
                                           to repay their loans on time.

                                        o  Declines in the residential real
                                           estate market in California or
                                           Florida may reduce the values of
                                           properties located in those states,
                                           which would result in an increase in
                                           the loan-to-value ratios.

                                        o  Properties in California and Florida
                                           may be more susceptible than homes
                                           located in other parts of the country
                                           to certain types of uninsurable
                                           hazards, such as earthquakes, as well
                                           as hurricanes, floods, wildfires,
                                           mudslides and other natural
                                           disasters.

                                        Natural disasters affect regions of the
                                        United States from time to time, and may
                                        result in increased losses on mortgage
                                        loans in those regions, or in insurance
                                        payments that will constitute
                                        prepayments of principal of those
                                        mortgage loans. Properties in California
                                        may have been damaged by recent
                                        mudslides.

                                        For additional information regarding the
                                        geographic concentration of the mortgage
                                        loans to be included in each

                                      S-14

                                        mortgage pool, see the geographic
                                        distribution table in Annex B of this
                                        prospectus supplement.

VIOLATION OF PREDATORY LENDING LAWS
  MAY RESULT IN LOSSES...............   Various federal and state laws are
                                        designed to discourage predatory lending
                                        practices. The federal Home Ownership
                                        and Equity Protection Act of 1994,
                                        commonly known as HOEPA, prohibits
                                        inclusion of some provisions in mortgage
                                        loans that have mortgage rates or
                                        origination costs in excess of
                                        prescribed levels, and requires that
                                        borrowers be given certain disclosures
                                        prior to the consummation of these
                                        mortgage loans. Some states have
                                        enacted, or may enact, similar laws or
                                        regulations, which in some cases impose
                                        restrictions and requirements greater
                                        than those in HOEPA. Under the
                                        anti-predatory lending laws of some
                                        states, the origination of a mortgage
                                        loan must satisfy a net tangible
                                        benefits test with respect to the
                                        related borrower. The test may be highly
                                        subjective and open to interpretation.
                                        As a result, a court may determine that
                                        a mortgage loan does not meet the test
                                        even if the originator reasonably
                                        believed that the test was satisfied.

                                        Failure to comply with these laws, to
                                        the extent applicable to any of the
                                        mortgage loans, could subject the trust,
                                        as an assignee of the mortgage loans, to
                                        monetary penalties and could result in
                                        the borrowers rescinding these mortgage
                                        loans against the trust. Lawsuits have
                                        been brought in various states making
                                        claims against assignees of high cost
                                        loans for violations of state law. Named
                                        defendants in these cases have included
                                        numerous participants within the
                                        secondary mortgage market including some
                                        securitization trusts.

                                        Aames Investment Corporation, as seller,
                                        will represent in the mortgage loan
                                        purchase agreement described in this
                                        prospectus supplement that the mortgage
                                        loans are not "high cost" loans within
                                        the meaning of HOEPA or any other
                                        applicable local, state or federal
                                        anti-predatory or anti-abusive lending
                                        laws. However, if the trust should
                                        include high cost loans, it will have
                                        repurchase remedies against the seller.

                                        See "The Mortgage Loan Purchase
                                        Agreement and the Transfer and Servicing
                                        Agreement--Assignment of Mortgage Loans"
                                        in this prospectus supplement.

AAMES FINANCIAL CORPORATION IS
  SUBJECT TO CLASS ACTION
  LITIGATION AND INVESTIGATIONS
  BY GOVERNMENTAL AGENCIES, THE
  UNFAVORABLE OUTCOME OF WHICH
  COULD ADVERSELY AFFECT THE
  SELLER'S OR THE SERVICER'S
  BUSINESS ..........................   Certain of Aames Financial Corporation's
                                        subsidiaries are defendants in Potteiger
                                        et al. v. Aames Funding Corporation and
                                        Aames Financial Corporation, a
                                        collective action filed on approximately
                                        February 4, 2004 in the U.S. District
                                        Court of Minnesota, case 04-CV-65.
                                        Plaintiff, a former loan officer of a
                                        subsidiary of Aames Financial
                                        Corporation, filed this action on behalf
                                        of himself and current and former loan
                                        officers and seeks

                                      S-15

                                        damages consisting of alleged unpaid
                                        overtime, statutory liquidated damages
                                        and attorneys' fees and costs. Plaintiff
                                        alleges that during his employment, he
                                        and other loan officers worked in excess
                                        of 40 hours per week and that Aames
                                        Financial Corporation and its
                                        subsidiaries failed to pay overtime in
                                        violation of the Federal Fair Labor
                                        Standards Act. Aames Financial
                                        Corporation and its subsidiaries filed
                                        an answer denying the claims and
                                        asserting various affirmative defenses.
                                        Initial discovery was recently completed
                                        and the matter is set for mediation in
                                        June 2005.

                                        On April 27, 2004, Aames Financial
                                        Corporation, a wholly-owned subsidiary
                                        of Aames Investment Corporation, and
                                        Aames Capital Corporation's parent,
                                        received a civil investigative demand,
                                        or CID, from the Federal Trade
                                        Commission, or FTC, that, although not
                                        alleging any wrongdoing, sought
                                        documents and data relating to Aames
                                        Financial Corporation's business and
                                        lending practices. The CID was issued
                                        pursuant to an April 8, 2004 resolution
                                        of the FTC authorizing non-public
                                        investigations of various unnamed
                                        subprime lenders and loan brokers to
                                        determine whether there have been
                                        violations of certain consumer
                                        protection laws. Aames Financial
                                        Corporation has advised the Depositor
                                        that it has cooperated and intends to
                                        continue to cooperate fully with the FTC
                                        in this investigation. Because the
                                        investigation is at an early stage, the
                                        outcome of the investigation and its
                                        effect, if any, on Aames Investment
                                        Corporation, Aames Financial Corporation
                                        and Aames Capital Corporation cannot be
                                        predicted.

                                        On September 7, 2004, Aames Financial
                                        Corporation received a Civil
                                        Investigative Demand and Notice to
                                        Proceed from the Office of the Attorney
                                        General of Iowa that, although not
                                        alleging any wrongdoing, sought
                                        documents and data relating to Aames
                                        Financial Corporation's business and
                                        lending practices in Iowa. Aames
                                        Financial Corporation has advised the
                                        Depositor that it has cooperated and
                                        intends to continue to cooperate fully
                                        with the Office of the Attorney General
                                        of Iowa in this investigation. Because
                                        the investigation is at an early stage,
                                        Aames Investment Corporation cannot
                                        predict the outcome of the investigation
                                        and its effect, if any on Aames
                                        Financial Corporation's business in Iowa
                                        or on Aames Investment Corporation or
                                        Aames Capital Corporation. Approximately
                                        0.02% of the initial mortgage loans, by
                                        aggregate principal balance, are secured
                                        by mortgaged properties located in Iowa.

                                        On April 26, 2004, Aames Financial
                                        Corporation was contacted by the
                                        National Community Reinvestment
                                        Coalition, or NCRC, a non-profit trade
                                        association, regarding alleged
                                        violations of federal fair lending laws.
                                        NCRC asserts that, under a grant from
                                        the United States Department of Housing
                                        and Urban Development, NCRC conducted an
                                        investigation of certain Aames Financial
                                        Corporation branches, as well as
                                        multiple other lenders, which
                                        investigation purportedly resulted in
                                        evidence of violations of fair lending
                                        laws involving discriminatory treatment
                                        of minority loan applicants. Although
                                        Aames Financial

                                      S-16

                                        Corporation does not agree with NCRC's
                                        assertions, Aames Financial Corporation
                                        has advised the Depositor that it is
                                        discussing the matter with NCRC and
                                        intends to work with NCRC to reach a
                                        mutually satisfactory result.

                                        While Aames Investment Corporation has
                                        advised the Depositor that it does not
                                        believe its subsidiaries engaged in any
                                        improper or illegal activity, such
                                        allegations or suggestions, whether
                                        proven or unproven, could have an
                                        adverse effect on the business of Aames
                                        Investment Corporation, Aames Financial
                                        Corporation or Aames Capital
                                        Corporation.

                                        In addition, in the ordinary course of
                                        business, Aames Investment Corporation
                                        and its subsidiaries are defendants in
                                        or parties to a variety of legal
                                        actions. Certain of such actions involve
                                        claims relating to their origination and
                                        collection efforts, alleged violations
                                        of employment laws, unfair trade
                                        practices, and other federal and state
                                        laws. In the opinion of Aames Investment
                                        Corporation, the resolution of any of
                                        these pending incidental matters is not
                                        expected to have a material adverse
                                        effect on Aames Investment Corporation's
                                        operations.

MILITARY ACTION AND TERRORIST
  ATTACKS............................   The effects that military action by U.S.
                                        forces in Iraq, Afghanistan or other
                                        regions, terrorist attacks in the United
                                        States or other incidents and related
                                        military action may have on the
                                        performance of the mortgage loans or on
                                        the values of mortgaged properties
                                        cannot be determined at this time.
                                        Investors should consider the possible
                                        effects on delinquency, default and
                                        prepayment experience of the mortgage
                                        loans. Federal agencies and
                                        non-government lenders may defer, reduce
                                        or forgive payments and delay
                                        foreclosure proceedings in respect of
                                        loans to borrowers affected in some way
                                        by possible future events. In addition,
                                        the activation of additional U.S.
                                        military reservists or members of the
                                        National Guard may significantly
                                        increase the proportion of mortgage
                                        loans whose mortgage rates are reduced
                                        by application of the Servicemembers
                                        Civil Relief Act or similar state or
                                        local laws. The amount of interest
                                        available for payment to the holders of
                                        the notes will be reduced by any
                                        reductions in the amount of collectible
                                        as a result of application of the
                                        Servicemembers Civil Relief Act or
                                        similar state or local laws and none of
                                        the servicer, the master servicer or any
                                        other party will be required to fund any
                                        interest shortfall caused by any
                                        reduction.

MORTGAGE LOANS ORIGINATED
  PURSUANT TO STATED INCOME
  DOCUMENTATION PROGRAMS MAY
  HAVE A GREATER RISK OF
  DEFAULT............................   Approximately 38.11% of the mortgage
                                        loans in the trust, and approximately
                                        43.45% and 32.77% of the pool 1 and pool
                                        2 mortgage loans, respectively, were
                                        originated pursuant to stated income
                                        documentation programs. Unlike full
                                        documentation programs, borrowers'
                                        income is not subject to verification
                                        under stated income programs. Therefore,
                                        stated income documentation mortgage
                                        loans may involve a greater risk of
                                        default than full documentation mortgage
                                        loans with income

                                      S-17

                                        verification.

LIMITED ABILITY TO RESELL NOTES .....   The underwriters are not required to
                                        assist in resales of the notes, although
                                        any of them may do so. A secondary
                                        market for any class of notes may not
                                        develop. If a secondary market does
                                        develop, it might not continue or it
                                        might not be sufficiently liquid to
                                        allow you to resell any of your notes.

TRUST COULD BECOME A TAXABLE
  ENTITY........ ....................   For U.S. federal income tax purposes,
                                        the trust will be a taxable mortgage
                                        pool. As long as the sole class of
                                        equity interest in a taxable mortgage
                                        pool is held, directly or indirectly,
                                        through one or more wholly owned
                                        "qualified REIT subsidiaries" or by an
                                        entity that qualifies as a "real estate
                                        investment trust" under the rules set
                                        out in the Internal Revenue Code of
                                        1986, as amended, the taxable mortgage
                                        pool will not be subject to federal
                                        income tax. The seller will hold through
                                        Aames Investment Acceptance Corporation,
                                        its direct wholly owned qualified REIT
                                        subsidiary, a 100% ownership interest in
                                        the ownership certificate. The seller
                                        will represent that it qualifies as a
                                        real estate investment trust and that it
                                        will not undertake any action that would
                                        cause the trust to be subject to federal
                                        income tax. Under the terms of the trust
                                        agreement, the ownership certificate may
                                        be transferred only to an entity that
                                        qualifies as either a "real estate
                                        investment trust" or a "qualified REIT
                                        subsidiary." The provisions of the
                                        Internal Revenue Code pertaining to real
                                        estate investment trusts are, however,
                                        highly technical and complex. If the
                                        seller were to fail to qualify as a real
                                        estate investment trust, or if the
                                        seller were to transfer the ownership
                                        certificate to an entity that did not
                                        qualify as a real estate investment
                                        trust or a qualified REIT subsidiary,
                                        the trust could become subject to
                                        federal income tax as though it were a
                                        corporation. Any tax imposed on the
                                        trust would reduce cash flow that would
                                        be used to make payments on the notes
                                        and could cause losses which could
                                        adversely affect the notes, in
                                        particular the subordinate notes. The
                                        failure of the holder of the ownership
                                        certificate to qualify as a real estate
                                        investment trust or a qualified REIT
                                        subsidiary would constitute an event of
                                        default under the indenture.

                                        See "Material Federal Income Tax
                                        Considerations" and "Description of the
                                        Notes--Optional Purchase of the Mortgage
                                        Loans" in this prospectus supplement.

                                      S-18

                            DESCRIPTION OF THE NOTES

GENERAL

     Aames Mortgage Investment Trust 2005-2 (the "Trust") Mortgage Backed Notes
will consist of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class M1, Class
M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class
B1, Class B2, Class B3 and Class B4 Notes (the "Notes"). The Class 1A1, Class
1A2, Class 1A3 and Class 2A1 Notes are referred to herein as the "Senior Notes".
The Class 1A1, Class 1A2 and Class 1A3 Notes are referred to herein as the
"Group 1 Notes." The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6,
Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4 Notes
are collectively referred to herein as the "Subordinate Notes."

     The Notes represent obligations of the Trust, the assets of which consist primarily of (1) two pools ("Pool 1" and "Pool 2," respectively, and each a
"Mortgage Pool") of conventional, adjustable rate, fully amortizing, first lien residential mortgage loans (the "Mortgage Loans"), (2) such assets as from time to time are deposited in respect of the Mortgage Loans in an account maintained by the Servicer (the "Custodial Account"), (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) insurance policies covering certain of the Mortgage Loans or the related Mortgaged Properties, (5)
the rights of CWABS, Inc. as depositor (the "Depositor") under the Mortgage Loan
Purchase Agreement, as described under "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement--Assignment of Mortgage Loans," (6) the
Group 1 Cap Agreement, as described under "--Payments of Interest--The Cap
Agreements--The Group 1 Cap Agreement," (7) the Group 2 Cap Agreement, as
described under "--Payments of Interest--The Cap Agreements--The Group 2 Cap
Agreement," (8) the Subordinate Cap Agreement, as described under "--Payments of
Interest--The Cap Agreements--The Subordinate Cap Agreement" and (9) all
proceeds of the foregoing.

     The Mortgage Loans to be included in the Trust will bear interest at rates that adjust in accordance with the Six-Month LIBOR Index (as defined herein), as described under "Description of the Mortgage Pools--The Index." Pool 1 will consist of Mortgage Loans with original principal balances which may be less than, equal to, or in excess of the applicable Freddie Mac maximum original loan amount limitations for one- to four-family residential Mortgaged Properties.
Pool 2 will consist only of those Mortgage Loans with original principal balances which do not exceed those loan amount limitations.

     Each class of Notes will be issued in the respective approximate initial total principal amount specified in the table on page S-2 of this prospectus supplement. The initial aggregate Class Principal Amount (as defined herein) of the Notes may be increased or decreased by up to five percent to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is correspondingly increased or decreased as described under "Description of the
Mortgage Pools" herein.

     For purposes of allocating payments of principal and interest on the Senior
Notes, (a) the Class 1A1, Class 1A2 and Class 1A3 Notes will relate to, and generally will be limited to collections from, the Mortgage Loans in Pool 1 and
(b) the Class 2A1 Notes will relate to, and generally be limited to collections from, the Mortgage Loans in Pool 2. However, holders of each such class will receive the benefit of Monthly Excess Cashflow (as defined herein) generated by each Mortgage Pool and, to a limited extent, certain principal payments generated by the Mortgage Pool unrelated to that class. Holders of Subordinate
Notes will be entitled to receive payments of principal and interest based upon collections from each Mortgage Pool, but such rights to payments will be subordinate to the rights of the holders of the Senior Notes to the extent described herein.

     The equity ownership in the Trust will be evidenced by an ownership certificate issued pursuant to the Trust Agreement (the "Ownership
Certificate"). The holder of the Ownership Certificate (the "Ownership
Certificateholder") will be entitled to receive on each Payment Date (1) any cash flow from Mortgage Loan collections attributable to Prepayment Premiums (as defined herein) on the Mortgage Loans and (2) any remaining excess cash flow from Mortgage Loan collections after all principal and interest on the Notes and expenses of the Trust for such Payment Date have been made.

                                      S-19

     Payments on the Notes will be made on the 25th day of each month or, if the
25th day is not a Business Day, on the next succeeding Business Day, beginning in June 2005 (each, a "Payment Date"), to Noteholders of record on the applicable Record Date. The "Record Date" for the Notes and each Payment Date will be the close of business on the Business Day immediately preceding such
Payment Date. A "Business Day" is generally any day other than a Saturday or
Sunday or a day on which banks in New York, Maryland, Minnesota, California or
Delaware are closed.

     Payments on the Notes will be made to each registered holder entitled thereto by wire transfer in immediately available funds; provided that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the Corporate Trust Office (as defined herein) of the Trust
Administrator. See "--Reports to Noteholders" herein.

     The Notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein) and for such purpose are referred to as "Book-Entry Notes." The Senior
Notes will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess thereof. The Subordinate Notes will be issued in minimum denominations in principal amount of $100,000 and integral multiples of $1 in excess thereof.

     Each class of Book-Entry Notes will be represented by one or more global notes that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Note will be entitled to receive a physical note representing such person's interest (a "Definitive Note"), except as set forth below under "--Book-Entry Registration--Definitive Notes." Unless and until
Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Noteholders with respect to the Book-Entry
Notes shall refer to payments, notices, reports and statements to DTC or Cede &
Co., as the registered holder of the Book-Entry Notes, for payment to Beneficial
Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION

     GENERAL. Persons acquiring beneficial ownership interests in the Book-Entry
Notes (each, a "Beneficial Owner") will hold their Notes through DTC in the
United States, or Clearstream Banking Luxembourg ("Clearstream Luxembourg") or
the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Notes will be issued in one or more notes that equal the initial Class Principal Amount of the related class of Notes and will initially be registered in the name of Cede & Co., the nominee of DTC.
Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream
Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank, N.A. generally, but not exclusively, will act as depositary for Clearstream Luxembourg and JPMorgan
Chase Bank generally, but not exclusively, will act as depositary for Euroclear
(in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no Beneficial Owner will be entitled to receive a physical note representing such Note. Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder"
of the Book-Entry Notes will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Noteholders as that term is used in the Indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and
DTC.

     The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial
Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial

                                      S-20

Owner's Financial Intermediary is not a DTC Participant and on the records of
Clearstream Luxembourg or Euroclear, as appropriate).

     Beneficial Owners will receive all payments of principal of, and interest on, the Book-Entry Notes from the Trust Administrator (as defined herein)
through DTC and DTC participants. While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to
Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.
Accordingly, although Beneficial Owners will not possess notes, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

     Beneficial Owners will not receive or be entitled to receive notes representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Beneficial Owners who are not Participants may transfer ownership of
Book-Entry Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Book-Entry
Notes, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Notes, which account is maintained with their respective
Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.
Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

     Because of time zone differences, credits of securities received in
Clearstream Luxembourg or Euroclear as a result of a transaction with a
Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC
Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Notes, see "Material
Federal Income Tax Considerations--Taxation of Debt Securities" and "--Tax
Treatment of Foreign Investors" in the Prospectus and "Global Clearance,
Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax
Documentation Requirements" in Annex A hereto.

     Transfers between Participants will occur in accordance with DTC rules.
Transfers between Clearstream Luxembourg Participants and Euroclear Participants
will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant
European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines
(European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Clearstream Luxembourg Participants and Euroclear Participants may not
deliver instructions directly to the European Depositaries.

                                      S-21

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

     Clearstream Luxembourg is a duly licensed bank organized as a limited liability company (a societe anonyme) incorporated under the laws of Grand Duchy of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg
Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg
Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream
Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to
Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants
("Euroclear Participants") and to clear and settle transactions between
Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash.
Transactions may be settled in any of various currencies, including United
States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank, S.A./N.V. (the
"Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks
(including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a
Euroclear Participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The
Euroclear Operator acts under the Terms and Conditions only on behalf of
Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments on the Book-Entry Notes will be made on each Payment Date by the
Trust Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the
Beneficial Owners of the Book-Entry Notes that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Trust Administrator to Cede & Co. Payments with respect to
Book-Entry Notes held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or
Euroclear Participants in accordance with the relevant

                                      S-22

system's rules and procedures, to the extent received by the Relevant
Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income
Tax Considerations--Taxation of Debt Securities", "--Tax Treatment of Foreign
Investors" and "--Tax Consequences to Holders of the Notes" in the Prospectus.

     Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such
Book-Entry Notes, may be limited due to the lack of physical notes for such
Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

     Monthly and annual reports will be provided to Cede & Co., as nominee of
DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting
DTC, and to the Financial Intermediaries to whose DTC accounts the Book-Entry
Notes of such Beneficial Owners are credited.

     DTC has advised the Trust Administrator that, unless and until Definitive
Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more
Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial
Intermediaries whose holdings include such Book-Entry Notes. Clearstream
Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a
Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the
Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some
Book-Entry Notes which conflict with actions taken with respect to other Notes.

     Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Depositor, the Seller, the Master Servicer, the Servicer, the
Owner Trustee, the Trust Administrator or the Indenture Trustee (as such terms are defined herein) or any of their respective affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede &
Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

     DEFINITIVE NOTES. Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, (1) if DTC or the Depositor advises the Trust Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the
Book-Entry Notes and the Depositor is unable to locate a qualified successor or
(2) after the occurrence of an Indenture Default (as defined herein) as specified in the Indenture, Beneficial Owners of Book-Entry Notes representing not less than 50% in principal amount of the outstanding Book-Entry Notes advise the Trust Administrator and DTC through the Financial Intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such Book-Entry
Notes.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trust Administrator is required to direct DTC to notify
Participants who have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their Book-Entry Notes. Upon surrender by DTC of the Definitive Notes representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Trust
Administrator will reissue the Book-Entry Notes as Definitive Notes in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee

                                      S-23

and the Trust Administrator will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

PAYMENTS OF INTEREST

     CALCULATION OF INTEREST. The amount of interest payable on each Payment
Date in respect of each class of Notes will equal the Current Interest (as defined herein) for such class on such date. Interest will accrue on the Notes on the basis of a 360-day year and the actual number of days elapsed in each related Accrual Period (as defined herein).

     o  "Current Interest" with respect to any class of Notes and any Payment
        Date will equal the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class
        Principal Amount of such class immediately prior to such Payment Date, provided, however, that for any class of Subordinate Notes and any
        Payment Date, Current Interest will be reduced by the amount specified in clause (a) of the definition of Deferred Interest, if any, for such class and Payment Date.

     o  The "Accrual Period" applicable to each class of Notes with respect to each Payment Date will be the period beginning on the immediately preceding Payment Date (or on the Closing Date, in the case of the first
        Accrual Period) and ending on the day immediately preceding the related
        Payment Date.

     The "Interest Rate" for each class of Notes will be the applicable annual rate described under "Summary of Terms--The Offered Notes--Payments on the
Notes--Interest Payments."

     DEFINITIONS RELATING TO INTEREST PAYMENT PRIORITIES.

     o  The "Class Principal Amount" of any Class of Notes as of any Payment
        Date will be its initial Class Principal Amount as of May 31, 2005 (the
        "Closing Date"), as reduced by all amounts previously paid on that class in respect of principal prior to such Payment Date.

     o  The "Net Funds Cap" with respect to each Payment Date will be an annual rate equal to:

        1.   in the case of each class of Group 1 Notes, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 1 as of the
             first day of the related Collection Period, adjusted to reflect the accrual of interest on an actual/360 basis,

        2.   in the case of the Class 2A1 Notes, the weighted average of the Net
             Mortgage Rates of the Mortgage Loans in Pool 2 as of the first day of the related Collection Period, adjusted to reflect the accrual of interest on an actual/360 basis, and

        3.   in the case of each class of Subordinate Notes, the weighted average of (a) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 1 as of the first day of the related
             Collection Period and (b) the weighted average of the Net Mortgage
             Rates of the Mortgage Loans in Pool 2 as of the first day of the related Collection Period, weighted on the basis of the excess of
             (x) in the case of clause (a), the excess of the Pool Balance for
             Pool 1 as of the first day of the related Collection Period over the aggregate of the Class Principal Amounts of the Group 1 Notes
             immediately prior to that Payment Date and (y) in the case of clause (b), the excess of the Pool Balance for Pool 2 as of the first day of the related Collection Period over the Class Principal
             Amount of the Class 2A1 Notes immediately prior to that Payment
             Date, and adjusted to reflect the accrual of interest on an actual/360 basis.

     o  The "Fixed Rate Cap" with respect to each Payment Date is 12.50% per annum.

     o  The "Net Mortgage Rate" for any Mortgage Loan at any time equals the
        Mortgage Rate thereof minus the sum of the related Servicing Fee Rate and the Master Servicing Fee Rate (each as defined herein).

                                      S-24

     o  The "Mortgage Rate" for any Mortgage Loan is its applicable interest rate as determined in the related mortgage note as reduced by any application of the Servicemembers Civil Relief Act or similar state laws
        (the "Relief Act").

     o  The "Pool Balance" for any Mortgage Pool as of any date of determination will be equal to the aggregate of the Scheduled Principal Balances (as defined herein) of the Mortgage Loans in such Mortgage Pool as of such date of determination.

     o  The "Pool Percentage" for any Mortgage Pool and any Payment Date will be a fraction, expressed as a percentage, the numerator of which is the
        Pool Balance for such Mortgage Pool for such date and the denominator of which is the Aggregate Loan Balance for such date of determination.

     o  The "Aggregate Loan Balance" as of any date of determination will be equal to the aggregate of the Scheduled Principal Balances of the
        Mortgage Loans as of such date of determination.

     BASIS RISK SHORTFALLS. With respect to each Payment Date and any class of
Notes, to the extent that (a) the amount calculated under clause (1) of the definition of "Interest Rate" for such class exceeds (b) the amount calculated under the applicable Net Funds Cap (such excess, a "Basis Risk Shortfall"), such class will be entitled to the amount of such Basis Risk Shortfall or Unpaid
Basis Risk Shortfall (as defined herein). Such classes of Notes will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from both (1) Monthly Excess Cashflow (as described below) and (2)(i) in the case of the Group 1 Notes, any amounts received under the Group 1 Cap Agreement for the related Payment Date, (ii) in the case of the Class 2A1 Notes, any amounts received under the Group 2 Cap Agreement for the related Payment Date or (iii)
in the case of the Subordinate Notes, any amounts received under the Subordinate
Cap Agreement for the related Payment Date. See "--Credit
Enhancement--Application of Monthly Excess Cashflow and Cap Agreement Proceeds"
below.

     o  The "Unpaid Basis Risk Shortfall" for any class of Notes on any Payment
        Date will equal the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Payment Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap.

     THE CAP AGREEMENTS.

     The Group 1 Cap Agreement. On the Closing Date, the Trust will enter into an interest rate cap agreement for the benefit of the Group 1 Notes (the "Group
1 Cap Agreement") with the Cap Counterparty (as defined herein), which will be assigned to the Indenture Trustee.

     Under the Group 1 Cap Agreement, in exchange for a fixed payment made by the Seller on behalf of the Trust on the Closing Date, the Cap Counterparty will be obligated to pay to the Trust by the Business Day immediately prior to each
Payment Date, commencing with the Payment Date in June 2005 and ending with the
Payment Date in October 2007, one month's interest calculated at an annual rate equal to the excess, if any, of (a) the lesser of (i) LIBOR (as defined herein)
and (ii) the maximum rate under the Group 1 Cap Agreement as set forth in the table below for the related Payment Date (the "Group 1 Maximum Rate") over (b)
the strike rate as set forth in the table for the related Payment Date (the
"Group 1 Strike Rate") on a calculated notional amount as set forth in the table for the related Payment Date:

                                      S-25



                                                           GROUP 1               GROUP 1               GROUP 1
PAYMENT DATE                                          NOTIONAL BALANCE         STRIKE RATE           MAXIMUM RATE
-----------------------------------------------       ----------------         -----------           ------------

June 2005......................................        $  450,038,000            7.63350%              8.75000%
July 2005......................................        $  445,879,131            6.31951%              8.75000%
August 2005....................................        $  440,895,872            6.10753%              8.75000%
September 2005.................................        $  435,096,623            6.10746%              8.75000%
October 2005...................................        $  428,491,511            6.31931%              8.75000%
November 2005..................................        $  421,094,207            6.10733%              8.75000%
December 2005..................................        $  412,921,932            6.31917%              8.75000%
January 2006...................................        $  403,995,445            6.10719%              8.75000%
February 2006..................................        $  394,338,994            6.10712%              8.75000%
March 2006.....................................        $  383,980,255            6.78817%              8.75000%
April 2006.....................................        $  372,950,234            6.10698%              8.75000%
May 2006.......................................        $  361,284,091            6.31881%              8.75000%
June 2006......................................        $  349,879,128            6.10683%              8.75000%
July 2006......................................        $  338,737,183            6.31865%              8.75000%
August 2006....................................        $  327,852,221            6.10668%              8.75000%
September 2006.................................        $  317,218,347            6.10660%              8.75000%
October 2006...................................        $  306,829,803            6.31841%              8.75000%
November 2006..................................        $  296,680,957            6.10644%              8.75000%
December 2006..................................        $  286,766,310            6.31824%              8.75000%
January 2007...................................        $  277,080,488            6.10628%              8.75000%
February 2007..................................        $  267,618,239            6.10620%              8.75000%
March 2007.....................................        $  258,374,431            6.78713%              8.75000%
April 2007.....................................        $  249,344,050            6.10604%              8.75000%
May 2007.......................................        $  240,508,772            8.18316%              8.18316%
June 2007......................................        $  219,707,514            7.91842%              8.32109%
July 2007......................................        $  199,969,331            8.19073%              8.29013%
August 2007....................................        $  181,345,588            7.91847%              8.32110%
September 2007.................................        $  163,775,029            7.91848%              8.32111%
October 2007...................................        $  148,674,843            8.19081%              8.29015%


     However, to the extent that the notional amount of the Group 1 Cap
Agreement for any Payment Date exceeds the aggregate of the Class Principal
Amounts of the Group 1 Notes as of the immediately preceding Payment Date, the portion of the amount payable by the Cap Counterparty with respect to the current Payment Date that is attributable to such excess will be paid by the
Trust Administrator to the holder of the Ownership Certificate and will not be available to make payments on the Group 1 Notes.

     The Group 1 Cap Agreement will terminate after the Payment Date in October
2007.

     It is intended that payments under the Group 1 Cap Agreement provide protection against upward movements in LIBOR and diminish the basis risk to the
Group 1 Notes associated with the Trust's investment in hybrid Mortgage Loans.
See "Description of the Mortgage Pools--General." However, there can be no assurance that amounts payable to the Trust under the Group 1 Cap Agreement will be sufficient to cover such shortfalls. On each Payment Date, the Trust
Administrator will pay holders of the Group 1 Notes from any amounts received from Group 1 Cap Agreement in accordance with priority (3)(a)(i) set forth under
"--Credit Enhancement--Application of Monthly Excess Cashflow and Cap Agreement
Proceeds" below. If such payments from the Group 1 Cap Agreement are insufficient to cover the total amount of any Basis Risk Shortfall or Unpaid
Basis Risk Shortfall, the only other source of coverage will be the Monthly
Excess Cashflow, if any, that would otherwise be payable to the Ownership
Certificate.

                                      S-26

     The Group 2 Cap Agreement. On the Closing Date, the Trust will enter into an interest rate cap agreement for the benefit of the Class 2A1 Notes (the
"Group 2 Cap Agreement") with the Cap Counterparty (as defined herein), which will be assigned to the Indenture Trustee.

     Under the Group 2 Cap Agreement, in exchange for a fixed payment made by the Seller on behalf of the Trust on the Closing Date, the Cap Counterparty will be obligated to pay to the Trust by the Business Day immediately prior to each
Payment Date, commencing with the Payment Date in June 2005 and ending with the
Payment Date in October 2007, one month's interest calculated at an annual rate equal to the excess, if any, of (a) the lesser of (i) LIBOR (as defined herein)
and (ii) the maximum rate under the Group 2 Cap Agreement as set forth in the table below for the related Payment Date (the "Group 2 Maximum Rate") over (b)
the strike rate as set forth in the table for the related Payment Date (the
"Group 2 Strike Rate") on a calculated notional amount as set forth in the table for the related Payment Date:



                                                           GROUP 2               GROUP 2               GROUP 2
PAYMENT DATE                                          NOTIONAL BALANCE         STRIKE RATE           MAXIMUM RATE
-----------------------------------------------       ----------------         -----------           ------------

June 2005......................................        $  449,414,000            8.29546%              9.75000%
July 2005......................................        $  445,225,061            6.87118%              9.75000%
August 2005....................................        $  440,213,072            6.64142%              9.75000%
September 2005.................................        $  434,386,599            6.64139%              9.75000%
October 2005...................................        $  427,755,915            6.87106%              9.75000%
November 2005..................................        $  420,334,835            6.64131%              9.75000%
December 2005..................................        $  412,140,716            6.87098%              9.75000%
January 2006...................................        $  403,194,446            6.64123%              9.75000%
February 2006..................................        $  393,520,394            6.64119%              9.75000%
March 2006.....................................        $  383,146,345            7.37949%              9.75000%
April 2006.....................................        $  372,103,409            6.64111%              9.75000%
May 2006.......................................        $  360,426,844            6.87077%              9.75000%
June 2006......................................        $  349,012,487            6.64103%              9.75000%
July 2006......................................        $  337,861,775            6.87070%              9.75000%
August 2006....................................        $  326,968,657            6.64096%              9.75000%
September 2006.................................        $  316,327,219            6.64092%              9.75000%
October 2006...................................        $  305,931,682            6.87058%              9.75000%
November 2006..................................        $  295,776,400            6.64085%              9.75000%
December 2006..................................        $  285,855,855            6.87051%              9.75000%
January 2007...................................        $  276,164,656            6.64077%              9.75000%
February 2007..................................        $  266,697,535            6.64073%              9.75000%
March 2007.....................................        $  257,449,345            7.37898%              9.75000%
April 2007.....................................        $  248,415,055            6.64101%              9.74989%
May 2007.......................................        $  239,576,145            8.28769%              8.40819%
June 2007......................................        $  218,815,633            8.02512%              8.44529%
July 2007......................................        $  199,121,346            8.30098%              8.40175%
August 2007....................................        $  180,539,770            8.02517%              8.44520%
September 2007.................................        $  163,009,737            8.02518%              8.44516%
October 2007...................................        $  147,944,190            8.30105%              8.40144%


     However, to the extent that the notional amount of the Group 2 Cap
Agreement for any Payment Date exceeds the Class Principal Amount of the Class
2A1 Notes as of the immediately preceding Payment Date, the portion of the amount payable by the Cap Counterparty with respect to the current Payment Date that is attributable to such excess will be paid by the Trust Administrator to the holder of the Ownership Certificate and will not be available to make payments on the Class 2A1 Notes.

     The Group 2 Cap Agreement will terminate after the Payment Date in October
2007.

     It is intended that payments under the Group 2 Cap Agreement provide protection against upward movements in LIBOR and diminish the basis risk to the
Class 2A1 Notes associated with the Trust's investment

                                      S-27

in hybrid Mortgage Loans. See "Description of the Mortgage Pools--General."
However, there can be no assurance that amounts payable to the Trust under the
Group 2 Cap Agreement will be sufficient to cover such shortfalls. On each
Payment Date, the Trust Administrator will pay holders of the Class 2A1 Notes from any amounts received from Group 2 Cap Agreement in accordance with priority
(3)(a)(ii) set forth under "--Credit Enhancement--Application of Monthly Excess
Cashflow and Cap Agreement Proceeds" below. If such payments from the Group 2
Cap Agreement are insufficient to cover the total amount of any Basis Risk
Shortfall or Unpaid Basis Risk Shortfall, the only other source of coverage will be the Monthly Excess Cashflow, if any, that would otherwise be payable to the
Ownership Certificate.

     The Subordinate Cap Agreement. On the Closing Date, the Trust will enter into an interest rate cap agreement for the benefit of the Subordinate Notes
(the "Subordinate Cap Agreement" ) with the Cap Counterparty, which will be assigned to the Indenture Trustee.

     Under the Subordinate Cap Agreement, in exchange for a fixed payment made by the Seller on behalf of the Trust on the Closing Date, the Cap Counterparty
will be obligated to pay to the Trust by the Business Day immediately prior to each Payment Date, commencing with the Payment Date in June 2005 and ending with the Payment Date in September 2007, one month's interest calculated at an annual rate equal to the excess, if any, of (a) the lesser of (i) LIBOR and (ii) the maximum rate under the Subordinate Cap Agreement as set forth in the table below for the related Payment Date (the "Subordinate Maximum Rate") over (b) the strike rate as set forth in the table for the related Payment Date (the
"Subordinate Strike Rate") on a calculated notional amount as set forth in the table for the related Payment Date:



                                                         SUBORDINATE           SUBORDINATE           SUBORDINATE
PAYMENT DATE                                          NOTIONAL BALANCE         STRIKE RATE           MAXIMUM RATE
-----------------------------------------------       ----------------         -----------           ------------

June 2005......................................        $  244,985,000            7.64832%              7.93407%
July 2005......................................        $  244,985,000            6.37434%              8.02919%
August 2005....................................        $  244,985,000            6.59510%              8.47081%
September 2005.................................        $  244,985,000            6.37424%              8.25000%
October 2005...................................        $  244,985,000            6.37419%              8.02920%
November 2005..................................        $  244,985,000            6.59494%              8.47081%
December 2005..................................        $  244,985,000            6.37408%              8.02920%
January 2006...................................        $  244,985,000            6.59483%              8.47080%
February 2006..................................        $  244,985,000            6.37397%              8.25000%
March 2006.....................................        $  244,985,000            6.37392%              7.54030%
April 2006.....................................        $  244,985,000            7.08356%              8.95970%
May 2006.......................................        $  244,985,000            6.37380%              8.02920%
June 2006......................................        $  244,985,000            6.59454%              8.47079%
July 2006......................................        $  244,985,000            6.37369%              8.02921%
August 2006....................................        $  244,985,000            6.59442%              8.47078%
September 2006.................................        $  244,985,000            6.37358%              8.25000%
October 2006...................................        $  244,985,000            6.37352%              8.02922%
November 2006..................................        $  244,985,000            6.59424%              8.47078%
December 2006..................................        $  244,985,000            6.37340%              8.02922%
January 2007...................................        $  244,985,000            6.59412%              8.47078%
February 2007..................................        $  244,985,000            6.37328%              8.25000%
March 2007.....................................        $  244,985,000            6.37322%              7.54037%
April 2007.....................................        $  244,985,000            7.08298%              8.95959%
May 2007.......................................        $  244,985,000            7.96167%              7.96167%
June 2007......................................        $  244,985,000            8.24579%              8.40738%
July 2007......................................        $  244,985,000            7.97176%              7.97176%
August 2007....................................        $  244,985,000            8.24584%              8.40734%
September 2007.................................        $  244,985,000            7.97179%              8.13326%


     However, to the extent that the notional amount of the Subordinate Cap
Agreement for any Payment Date exceeds the aggregate of the Class Principal
Amounts of the Subordinate Notes as of the immediately preceding

                                      S-28

Payment Date, the portion of the amount payable by the Cap Counterparty with respect to the current Payment Date that is attributable to such excess will be paid by the Trust Administrator to the holder of the Ownership Certificate and will not be available to make payments on the Subordinate Notes.

     The Subordinate Cap Agreement will terminate after the Payment Date in
September 2007.

     It is intended that payments under the Subordinate Cap Agreement provide protection against upward movements in LIBOR and diminish the basis risk to the
Subordinate Notes associated with the Trust's investment in hybrid Mortgage
Loans. See "Description of the Mortgage Pools--General." However, there can be no assurance that amounts payable to the Trust under the Subordinate Cap
Agreement will be sufficient to cover such shortfalls. On each Payment Date, the
Trust Administrator will pay holders of the Subordinate Notes from any amounts received from Subordinate Cap Agreement in accordance with priority (3)(a)(iii)
set forth under "--Credit Enhancement--Application of Monthly Excess Cashflow
and Cap Agreement Proceeds" below. If such payments from the Subordinate Cap
Agreement are insufficient to cover the total amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall, the only other source of coverage will be the
Monthly Excess Cashflow, if any, that would otherwise be payable to the
Ownership Certificate.

     Termination. The Group 1 Cap Agreement, the Group 2 Cap Agreement and the
Subordinate Cap Agreement will each be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events in relation to the Cap Counterparty or the Trust, the failure by the Cap Counterparty (within three business days after notice of such failure is received by the Cap Counterparty) to make a payment due under the relevant interest rate cap agreement, the failure by the Cap Counterparty
(within 30 days after notice of such failure is received) to perform any other agreement made by it under the relevant interest rate cap agreement, and the relevant interest rate cap agreement becoming illegal or subject to certain kinds of taxation.

     If the Group 1 Cap Agreement, the Group 2 Cap Agreement or the Subordinate
Cap Agreement is terminated early, the Cap Counterparty may owe a termination payment, payable in a lump sum. Any termination payment will be held by the
Trust Administrator and applied on subsequent Payment Dates to pay any Basis
Risk Shortfall Amounts and Unpaid Basis Risk Shortfall Amounts on the related classes of Notes as described above. Any termination payment remaining on deposit with the Trust Administrator on the Payment Date on which the relevant interest rate cap agreement would have otherwise terminated had it not been subject to early termination (after all other payments on that Payment Date)
will be payable to the Ownership Certificate.

     General. The Notes do not represent an obligation of the Cap Counterparty.
The holders of the Notes are not parties to or beneficiaries under the Group 1
Cap Agreement, the Group 2 Cap Agreement or the Subordinate Cap Agreement and
will not have any right to proceed directly against the Cap Counterparty in respect of its obligations under any interest rate cap agreement.

     The Cap Counterparty. Bear Stearns Financial Products Inc. ("BSFP") is a
bankruptcy-remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies,
Inc. BSFP has a ratings classification of "AAA" from S&P and "Aaa" from Moody's.
BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of S&P and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Requests for information should be directed to the DPC Manager of BSFP at (212) 272-4009 or in writing at 383
Madison Avenue, Suite 2700, New York, New York 10179. BSFP is an affiliate of
Bear, Stearns & Co. Inc.

     BSFP has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the accompanying prospectus, except with respect to the information set forth in the immediately preceding paragraph.

                                      S-29

     INTEREST PAYMENT PRIORITIES. The Interest Remittance Amount (as defined herein) for each Mortgage Pool will be paid on each Payment Date concurrently as follows:

     (A) On each Payment Date, the Interest Remittance Amount for Pool 1 for
such date will be paid in the following order of priority:

         (i) pro rata, to the Class 1A1, Class 1A2 and Class 1A3 Notes, Current
     Interest for each such class for such Payment Date;

         (ii) to the Class 2A1 Notes, Current Interest for such class for such
     Payment Date, to the extent not paid as described in clause (B)(i) below;

         (iii) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class
     M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4
     Notes, sequentially, in that order (the "Subordinate Priority"), Current
     Interest for each such class for such Payment Date;

         (iv) to the Indenture Trustee, the Owner Trustee, the Trust
     Administrator, the Master Servicer and the Servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement, as applicable; and

         (v) for application as part of Monthly Excess Cashflow for such Payment
     Date, as described under "--Credit Enhancement--Application of Monthly
     Excess Cashflow and Cap Agreement Proceeds" below, any Interest Remittance
     Amount for Pool 1 remaining after application pursuant to clauses (i)
     through (iv) above (such amount, "Pool 1 Monthly Excess Interest" for such
     Payment Date).

     (B) On each Payment Date, the Interest Remittance Amount for Pool 2 for
such date will be paid in the following order of priority:

         (i) to the Class 2A1 Notes, Current Interest for such class for such
     Payment Date;

         (ii) pro rata, to the Class 1A1, Class 1A2 and Class 1A3 Notes, Current
     Interest for each such class for such Payment Date, to the extent not paid as described in clause (A)(i) above;

         (iii) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class
     M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4
     Notes, in accordance with the Subordinate Priority, Current Interest for each such class for such Payment Date;

         (iv) to the Indenture Trustee, the Owner Trustee, the Trust
     Administrator, the Master Servicer and the Servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement, as applicable; and

         (v) for application as part of Monthly Excess Cashflow for such Payment
     Date, as described under "--Credit Enhancement--Application of Monthly
     Excess Cashflow and Cap Agreement Proceeds" below, any Interest Remittance
     Amount for Pool 2 remaining after application pursuant to clauses (i)
     through (iv) above (such amount, "Pool 2 Monthly Excess Interest" for such
     Payment Date).

     The "Interest Remittance Amount" with respect to any Payment Date and any
Mortgage Pool will equal (a) the sum of (1) all interest collected (other than
Payaheads (as defined herein)) or advanced in respect of Scheduled Payments (as defined herein) on the Mortgage Loans in such Mortgage Pool during the related
Collection Period (as defined herein) by the Master Servicer, the Servicer or the Indenture Trustee, minus (x) the related Servicing Fee and the Master
Servicing Fee with respect to such Mortgage Loans, (y) previously unreimbursed
Advances (as defined herein) and previously unreimbursed servicing advances and other amounts due to the Servicer, the Master Servicer or the Indenture Trustee
(solely in its capacity as successor Master Servicer) with respect to the
Mortgage Loans, to the extent allocable to interest and (z) any Prepayment

                                      S-30

Premiums received with respect to such Mortgage Loans during the related
Prepayment Period (as defined herein), (2) all Compensating Interest (as defined herein) paid by the Master Servicer or the Servicer with respect to such
Mortgage Loans with respect to the related Prepayment Period, (3) the portion of any purchase price or Substitution Amount (as defined herein) paid with respect to such Mortgage Loans during the related Prepayment Period allocable to interest and (4) all Net Liquidation Proceeds (as defined herein), Insurance
Proceeds (as defined herein) and any other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced by (b) the Pool Percentage of other costs, expenses, fees or liabilities reimbursable to the Master Servicer, the Servicer, the Trust Administrator, the Custodian, the Indenture Trustee or the Owner
Trustee.

     o  A "Payahead" is generally any Scheduled Payment intended by the related borrower to be applied in a Collection Period subsequent to the
        Collection Period in which such payment was received.

     o  The "Substitution Amount" will be generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from the Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon, any unpaid Advances and servicing advances, unpaid Servicing Fees (and related interest) and the costs and damages incurred by the Trust associated with violations of any applicable federal, state or local predatory or abusive lending law with respect to such Mortgage Loan.

DETERMINATION OF LIBOR

     On the second LIBOR Business Day (as defined herein) preceding the commencement of each Accrual Period (each such date, a "LIBOR Determination
Date"), the Trust Administrator will determine LIBOR based on the "Interest
Settlement Rate" for U.S. dollar deposits of one-month maturity set by the
British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the
LIBOR Determination Date ("LIBOR").

     The BBA's Interest Settlement Rates are currently displayed on the
Moneyline Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's
Interest Settlement Rates for deposits in U.S. dollars, the "Designated Telerate
Page"). Such Interest Settlement Rates are also currently available on Reuters
Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The
BBA's Interest Settlement Rates currently are rounded to five decimal places.

     A "LIBOR Business Day" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

     With respect to any LIBOR Determination Date, if the BBA's Interest
Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m.
(London time) on such date, or if the Designated Telerate Page is not available on such date, the Trust Administrator will obtain such rate from the Reuters or
Bloomberg page. If such rate is not published for such LIBOR Determination Date,
LIBOR for such date will be the most recently published Interest Settlement
Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the
Trust Administrator will designate an alternative index that has performed, or that the Trust Administrator expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate.

     The establishment of LIBOR on each LIBOR Determination Date by the Trust
Administrator and the Trust Administrator's calculation of the rate of interest applicable to the Notes for the related Accrual Period will (in the absence of manifest error) be final and binding.

     LIBOR for the first Accrual Period will be 3.10%.

                                      S-31

PAYMENTS OF PRINCIPAL

     GENERAL DEFINITIONS. Payments of principal on the Senior Notes will be made primarily from the Principal Payment Amount for the related Mortgage Pool, secondarily from the Principal Payment Amount from the unrelated Mortgage Pool, and from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under "--Credit Enhancement--Application of
Monthly Excess Cashflow and Cap Agreement Proceeds" below. Payments of principal on the Subordinate Notes will be made from the aggregate of the Principal
Payment Amounts from each Mortgage Pool in each case after payments of principal have been made on the related Senior Notes.

     o  The "Principal Payment Amount" for each Mortgage Pool for any Payment
        Date will be equal to the Principal Remittance Amount for such Mortgage
        Pool for such date minus the Aggregate Overcollateralization Release
        Amount (as defined herein), if any, attributable to such Mortgage Pool for such Payment Date.

     o  The "Principal Remittance Amount" for each Mortgage Pool for any Payment
        Date will be equal to (a) the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the
        Mortgage Loans in such Mortgage Pool during the related Collection
        Period by the Servicer or the Master Servicer (less unreimbursed
        Advances due to the Master Servicer, or the Servicer with respect to such Mortgage Loans, to the extent allocable to principal and any unreimbursed related servicing advances), (2) the principal portion of all prepayments in full or in part received on the Mortgage Loans in such Mortgage Pool during the related Prepayment Period, (3) the outstanding principal balance of each Mortgage Loan that was repurchased by the Seller or purchased by the Servicer during the related Prepayment
        Period from such Mortgage Pool, (4) the principal portion of any
        Substitution Amount paid with respect to any replaced Mortgage Loan in such Mortgage Pool during the related Prepayment Period allocable to principal, (5) all Net Liquidation Proceeds, Insurance Proceeds and any
        other recoveries collected with respect to the Mortgage Loans in such
        Mortgage Pool during the related Prepayment Period, to the extent allocable to principal and (6) all other unscheduled collections and recoveries in respect of principal during the related Prepayment Period, as reduced by (b) the Pool Percentage of other costs, expenses, fees or liabilities reimbursable to the Master Servicer, the Servicer, the Trust
        Administrator, the Custodian, the Indenture Trustee or the Owner Trustee
        from interest collections as described in clause (b) of the definition of Interest Remittance Amount and not reimbursed therefrom or otherwise.

     o  The "Collection Period" with respect to any Payment Date is the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

     o  "Insurance Proceeds" means any amounts paid by an insurer under any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related Mortgaged
        Properties other than amounts to cover expenses incurred by the Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged Property or to be paid to the borrower pursuant to the mortgage note or state law.

     o  "Net Liquidation Proceeds" means all amounts, net of (1) unreimbursed related expenses and (2) unreimbursed related Advances and related servicing advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a periodic basis with respect to any properties acquired on behalf of the Noteholders by foreclosure or deed in lieu of foreclosure.

     o  The "Prepayment Period" with respect to each Payment Date (other than the initial Payment Date) is the period from 16th day of the calendar month immediately preceding the month in which such Payment Date occurs up to and including the 15th day of the month in which such Payment Date occurs;

                                      S-32

        provided, however, that with respect to the initial Payment Date, the
        Prepayment Period will be from and excluding the Cut-off Date up to and including the 15th day of June 2005.

     o  A "Scheduled Payment" is the monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage Loan.

     o  The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination will be generally equal to its outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled
        Payments due on or before such date, whether or not received, reduced by
        (1) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the
        Collection Period immediately preceding such date of determination. The
        Scheduled Principal Balance of a Liquidated Mortgage Loan will be equal to zero.

     PRINCIPAL PAYMENT PRIORITIES. The Principal Payment Amount for each
Mortgage Pool will be paid on each Payment Date as follows:

     (I) On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Trust Administrator will make the following payments, concurrently:

         (A) For Pool 1: The Principal Payment Amount for Pool 1 will be paid in the following order of priority:

              (i) sequentially, to the Class 1A1, Class 1A2 and Class 1A3 Notes,
         in that order, until the Class Principal Amount of each such class has been reduced to zero;

              (ii) to the Class 2A1 Notes, after giving effect to payments made pursuant to clause (I)(B)(i) below, until the Class Principal Amount of such class has been reduced to zero;

              (iii) to the Class M1, Class M2, Class M3, Class M4, Class M5,
         Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3
         and Class B4 Notes, in accordance with the Subordinate Priority, until the Class Principal Amount of each such class has been reduced to zero;
         and

              (iv) for application as part of Monthly Excess Cashflow for such
         Payment Date, as described under "--Credit Enhancement--Application of
         Monthly Excess Cashflow and Cap Agreement Proceeds" below, any such
         Principal Payment Amount for Pool 1 remaining after application pursuant to clauses (i) through (iii) above.

         (B) For Pool 2: The Principal Payment Amount for Pool 2 will be paid in the following order of priority:

              (i) to the Class 2A1 Notes, until the Class Principal Amount of such class has been reduced to zero;

              (ii) sequentially, to the Class 1A1, Class 1A2 and Class 1A3
         Notes, in that order, after giving effect to payments made pursuant to clause (I)(A)(i) above, until the Class Principal Amount of each such class has been reduced to zero;

              (iii) to the Class M1, Class M2, Class M3, Class M4, Class M5,
         Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3
         and Class B4 Notes, in accordance with the Subordinate Priority, until the Class Principal Amount of each such class has been reduced to zero;
         and

                                      S-33

              (iv) for application as part of Monthly Excess Cashflow for such
         Payment Date, as described under "--Credit Enhancement--Application of
         Monthly Excess Cashflow and Cap Agreement Proceeds" below, any such
         Principal Payment Amount for Pool 2 remaining after application pursuant to clauses (i) through (iii) above.

     The priority of payments on the Class 1A1, Class 1A2 and Class 1A3 Notes described in clause (I)(A)(i) above is referred to in this prospectus supplement as the "Pool 1 Senior Priority" for the related Mortgage Pool.

     (II) On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount for each Mortgage Pool for such date will be paid in the following order of priority:

              (i) (a) so long as any of the Subordinate Notes are outstanding, to the Class 1A1, Class 1A2 and Class 1A3 Notes in accordance with the
         Pool 1 Senior Priority (from amounts in Pool 1 except as provided below) and to the Class 2A1 Notes (from amounts in Pool 2 except as provided below), an amount equal to the lesser of (x) the Principal
         Payment Amount for the related Mortgage Pool for such Payment Date and
         (y) the Related Senior Principal Payment Amount for the related
         Mortgage Pool for such Payment Date, in each case until the Class
         Principal Amount of each such class has been reduced to zero; provided, however, that to the extent that the Principal Payment Amount for a
         Mortgage Pool exceeds the Related Senior Principal Payment Amount for such Mortgage Pool, such excess shall be paid to the Senior Notes of the other Mortgage Pool (in the case of the Class 1A1, Class 1A2 and
         Class 1A3 Notes, in accordance with the Pool 1 Senior Priority), but in an amount not to exceed the Senior Principal Payment Amount for such
         Payment Date (as reduced by any payments pursuant to subclauses (x) and
         (y) of this clause (i)(a) on such Payment Date), or (b) otherwise to the Class 1A1, Class 1A2 and Class 1A3 Notes (in accordance with the
         Pool 1 Senior Priority) and the Class 2A1 Notes, the Principal Payment
         Amount for the related Mortgage Pool for such Payment Date;

              (ii) to the Class M1, Class M2, Class M3, Class M4, Class M5,
         Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3
         and Class B4 Notes, in accordance with the Subordinate Priority, in each case in an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amount for Pool 1 and Pool 2 for such
         Payment Date over (b) the aggregate of the amount paid to the Senior
         Notes on such Payment Date pursuant to clause (i) above and any amounts paid to any class or classes of Subordinate Notes that have a higher priority of payment than the subject class on such Payment Date pursuant to this clause (ii), and (y) the Subordinate Class Principal
         Payment Amount for the subject class for such Payment Date, until the
         Class Principal Amount of such class has been reduced to zero; and

              (iii) for application as part of Monthly Excess Cashflow for such
         Payment Date, as described under "--Credit Enhancement--Application of
         Monthly Excess Cashflow and Cap Agreement Proceeds" below, any such
         Principal Payment Amount remaining after application pursuant to clauses (i) and (ii) above.

     Notwithstanding the foregoing, on any Payment Date on which the Class
Principal Amount of each class of Notes having a higher priority of payment has been reduced to zero, any remaining Principal Payment Amount of a Mortgage Pool will be paid to the remaining Notes, in the order of priority set forth above, until the Class Principal Amount of each such class has been reduced to zero.

     DEFINITIONS RELATING TO PRINCIPAL PAYMENT PRIORITIES.

     o  The "Related Senior Principal Payment Amount" for each Mortgage Pool for any Payment Date will be equal to the lesser of (x) the aggregate Class
        Principal Amount of the Class 1A1, Class 1A2 and Class 1A3 Notes (with respect to Pool 1) or the Class Principal Amount of the Class 2A1 Notes
        (with respect to Pool 2) immediately prior to that Payment Date and (y)
        the product of (a) the Senior Principal Payment Amount and (b) the
        related Senior Proportionate Percentage in each case for such date.

                                      S-34

     o  The "Target Amount" for any Payment Date will be equal to the Aggregate
        Loan Balance as of such Payment Date minus the Targeted
        Overcollateralization Amount for such Payment Date.

     o  A "Trigger Event" will be in effect with respect to any Payment Date if
        (i) the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 35.75% of the Senior
        Enhancement Percentage for such Payment Date, (ii) a Cumulative Loss
        Trigger Event shall have occurred or (iii) a Principal Deficiency Amount exists for such Payment Date.

     o  A "Cumulative Loss Trigger Event" will have occurred if, with respect to any Payment Date, the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance, exceeds the applicable percentage described below with respect to such Payment Date:



PAYMENT DATE                                                              CUMULATIVE LOSS PERCENTAGE
------------                                                              --------------------------

June 2008 through May 2009............................      4.00% for the first month, plus an additional 1/12th
                                                            of 1.50% for each month thereafter

June 2009 through May 2010............................      5.50% for the first month, plus an additional 1/12th
                                                            of 1.00% for each month thereafter

June 2010 through May 2011............................      6.50% for the first month, plus an additional 1/12th
                                                            of 0.25% for each month thereafter

June 2011 and thereafter..............................      6.75%


     o  The "Rolling Three Month Delinquency Rate" with respect to any Payment
        Date will be the average of the Delinquency Rates for each of the three
        (or one and two, in the case of the first and second Payment Dates, respectively) immediately preceding months.

     o  The "Delinquency Rate" for any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties)
        as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such month.

     o  The "Stepdown Date" will be the later to occur of (x) the Payment Date in June 2008 and (y) the first Payment Date on which the Senior
        Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period, but before giving effect to payments on any Notes on such Payment Date) is greater than or equal to 44.70%.

     o  The "Senior Principal Payment Amount" for any Payment Date and the
        Senior Notes will be equal to (a) prior to the Stepdown Date or if a
        Trigger Event is in effect with respect to such Payment Date, 100% of the aggregate Principal Payment Amount for both Mortgage Pools and (b)
        on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the lesser of (x) the aggregate Principal Payment Amount for both Mortgage Pools and (y) the amount, if any, by which (A) the aggregate Class Principal Amount of the
        Senior Notes immediately prior to that Payment Date exceeds (B) the
        Senior Target Amount (as defined herein).

     o  The "Subordinate Class Principal Payment Amount" for any class of
        Subordinate Notes and any Payment Date will be equal, on or after the
        Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class

                                      S-35

        Principal Amount of the Senior Notes after giving effect to payments to such classes on such Payment Date, (ii) the aggregate Class Principal
        Amount of the classes of Subordinate Notes, if any, that have a higher priority of payment than the subject class of Subordinate Notes, after giving effect to payments to such classes on such Payment Date and (iii)
        the Class Principal Amount of the subject class of Subordinate Notes immediately prior to such Payment Date exceeds (y) the Subordinate Class
        Target Amount for the subject class of Subordinate Notes for such
        Payment Date.

     o  The "Overcollateralization Amount" with respect to any Payment Date will be equal to the amount, if any, by which (x) the Aggregate Loan Balance for such Payment Date exceeds (y) the aggregate Class Principal Amount of the Notes, after giving effect to payments on such Payment Date.

     o  The "Aggregate Overcollateralization Release Amount" with respect to any
        Payment Date will be equal to the lesser of (x) the aggregate Principal
        Remittance Amount for both Mortgage Pools for such Payment Date and (y)
        the amount, if any, by which (1) the Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the aggregate Principal Remittance Amount for such date is applied on such date in reduction of the aggregate Class Principal
        Amount of the Notes) exceeds (2) the Targeted Overcollateralization
        Amount for such date.

     o  The "Senior Enhancement Percentage" with respect to any Payment Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Subordinate
        Notes and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero) in each case after giving effect to payments on such Payment Date and the denominator of which is the Aggregate Loan Balance for such Payment Date.

     o  The "Senior Proportionate Percentage" with respect to any Payment Date,
        (1) for Pool 1 will be the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 1 for such Payment Date and the denominator of which is the aggregate
        Principal Remittance Amount for Pool 1 and Pool 2 for such date, and (2)
        for Pool 2 will be the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 2 for such Payment Date and the denominator of which is the aggregate
        Principal Remittance Amount for Pool 1 and Pool 2 for such Payment Date.

     o  The "Targeted Overcollateralization Amount" with respect to any Payment
        Date (a) prior to the Stepdown Date, will be equal to 1.20% of the
        Cut-off Date Balance, (b) on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, will be equal to 2.40% of the
        Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period, but in no event less than 0.50% of the Cut-off Date Balance, and (c) on or after the Stepdown Date and with respect to which a Trigger Event is in effect, will be equal to the
        Targeted Overcollateralization Amount for the immediately preceding
        Payment Date.

     o  The "Senior Target Amount" for each Mortgage Pool and any Payment Date will be equal to the lesser of (a) the product of (1) 55.30% and (2) the
        Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) 0.50% of the Cut-off Date Balance.

     o  The "Subordinate Class Target Amount" for any class of Subordinate Notes and any Payment Date will be equal to the lesser of (a) the product of
        (1) the target percentage set forth for such Class in the following table and (2) the Aggregate Loan Balance for such Payment Date determined as of the last day of the related Collection Period and (b)
        the amount, if any, by which (i) the Aggregate Loan Balance for such
        Payment Date determined as of the last day of the related Collection
        Period exceeds (ii) 0.50% of the Cut-off Date Balance.

                                      S-36

                          CLASS             TARGET PERCENTAGE
                  ------------------        -----------------
                  M1................             62.30%
                  M2................             69.40%
                  M3................             73.60%
                  M4................             77.40%
                  M5................             80.70%
                  M6................             83.60%
                  M7................             86.80%
                  M8................             89.30%
                  M9................             91.60%
                  B1................             93.80%
                  B2................             94.80%
                  B3................             96.00%
                  B4................             97.60%

CREDIT ENHANCEMENT

     Credit enhancement for the Notes consists of, in addition to limited cross collateralization, the subordination of the Subordinate Notes, excess interest and overcollateralization, in each case as described herein.

     SUBORDINATION. The rights of holders of the Subordinate Notes to receive payments with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Notes having a higher priority of payment, as described under "--Payments of Interest" and
"--Payments of Principal" above. This subordination is intended to enhance the likelihood of regular receipt by holders of Notes having a higher priority of payment of the full amount of interest and principal payable thereon, and to afford such Noteholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

     The limited protection afforded to holders of Notes by means of the subordination of Subordinate Notes having a lower priority of payment will be accomplished by the preferential right of holders of such Notes to receive, prior to any payment in respect of interest or principal, respectively, being made on any Payment Date in respect of Notes having a lower priority of payment, the amounts of interest due them and principal available for payment, respectively, on such Payment Date.

     REALIZED LOSSES. If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Collection Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of that Mortgage Loan. The amount of such insufficiency is a "Realized
Loss." Realized Losses on Mortgage Loans will have the effect of reducing amounts payable in respect of, first, the Ownership Certificate (through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Payment Date);
second, the Class B4 Notes; third, the Class B3 Notes; fourth, the Class B2
Notes; fifth, the Class B1 Notes; sixth, the Class M9 Notes; seventh, the Class
M8 Notes; eighth, the Class M7 Notes; ninth, the Class M6 Notes; tenth, the
Class M5 Notes; eleventh, the Class M4 Notes; twelfth, the Class M3 Notes;
thirteenth, the Class M2 Notes; and fourteenth, the Class M1 Notes, before reducing amounts payable in respect of the Senior Notes. A "Liquidated Mortgage
Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover in respect of such
Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

     Realized Losses will not reduce the Class Principal Amount of any Note, however, under certain loss scenarios, there may not be enough principal and interest collected from the Mortgage Loans to pay the Notes all principal and interest to which they are entitled.

     To the extent that Realized Losses are incurred, those Realized Losses will reduce the Aggregate Loan Balance, and thus may reduce the Overcollateralization
Amount. As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Notes.

                                      S-37

     EXCESS INTEREST. The Mortgage Loans included in each Mortgage Pool bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Notes and the fees and expenses of the Servicer, the Master Servicer, the Trust Administrator, the Indenture
Trustee and the Owner Trustee. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to maintain overcollateralization at the required levels.

     OVERCOLLATERALIZATION. On the Closing date, the Cut-off Date Balance will exceed the initial aggregate Class Principal Amount of the Notes by approximately $13,903,680, which represents approximately 1.20% of the Cut-off
Date Balance. The weighted average of the Net Mortgage Rates of the Mortgage
Loans is currently, and generally in the future is expected to be, higher than the weighted average interest rate on the Notes. As described below, interest collections will be applied to payments of principal to the extent needed to maintain overcollateralization (i.e., the excess of the Aggregate Loan Balance over the aggregate Class Principal Amount of the Notes) at the required Targeted
Overcollateralization Amount. However, Realized Losses with respect to Mortgage
Loans will reduce overcollateralization, and could result in an overcollateralization deficiency.

     As described herein, to the extent that the Overcollateralization Amount exceeds the related Targeted Overcollateralization Amount, a portion of the
Principal Payment Amount will not be applied in reduction of the Class Principal
Amounts of the Notes, but will instead be applied as described below.

     APPLICATION OF MONTHLY EXCESS CASHFLOW AND CAP AGREEMENT PROCEEDS. The sum
of the Pool 1 Monthly Excess Interest and the Pool 2 Monthly Excess Interest for
any Payment Date, the Aggregate Overcollateralization Release Amount and any
remaining Principal Payment Amount for such date will constitute the "Monthly
Excess Cashflow" for such Payment Date. The Monthly Excess Cashflow for each
Payment Date and the proceeds, if any, from the Group 1 Cap Agreement, the Group
2 Cap Agreement and the Subordinate Cap Agreement for each Payment Date will be paid as follows:

          (1) for each Payment Date occurring (a) before the Stepdown Date or
     (b) on or after the Stepdown Date but for which a Trigger Event is in effect, any Monthly Excess Cashflow will be paid until the aggregate Class
     Principal Amount of the Notes equals the Target Amount for such Payment
     Date, in the following order of priority:

               (a) concurrently, pro rata based on the respective Senior
          Proportionate Percentages for Pool 1 and Pool 2 for such Distribution
          Date, to the Class 1A1, Class 1A2 and Class 1A3 Notes (in accordance with the Pool 1 Senior Priority) and to the Class 2A1 Notes, until the
          Class Principal Amount of each such class has been reduced to zero;
          and

               (b) to the Class M1, Class M2, Class M3, Class M4, Class M5,
          Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3
          and Class B4 Notes, in accordance with the Subordinate Priority, until the Class Principal Amount of each such class has been reduced to zero;

          (2) for each Payment Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, any Monthly Excess Cashflow will be paid in the following order of priority:

               (a) concurrently, in proportion to the aggregate Class Principal
          Amount of the Senior Notes related to each Mortgage Pool, after giving effect to principal payments on such Payment Date as described under
          "--Payments of Principal--Principal Payment Priorities" above, to the
          Class 1A1, Class 1A2 and Class 1A3 Notes (in accordance with the Pool
          1 Senior Priority) and to the Class 2A1 Notes, until the aggregate
          Class Principal Amount of the Senior Notes, after giving effect to payments on such Payment Date, equals the Senior Target Amount; and

               (b) to the Class M1, Class M2, Class M3, Class M4, Class M5,
          Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3
          and Class B4 Notes, in accordance with the Subordinate Priority, in reduction of their respective Class Principal Amounts, in each case until the aggregate Class Principal Amount of the Senior Notes and the classes of Subordinate Notes, if any, that have a higher

                                      S-38

          priority of payment than the subject class, after giving effect to payments on such Payment Date, equals the Target Amount for the subject class for such Payment Date;

          (3) for each Payment Date, after giving effect to payments described above on such Payment Date, amounts received by the Trust Administrator under the Group 1 Cap Agreement, the Group 2 Cap Agreement and the
     Subordinate Cap Agreement will be paid to the following classes of Notes and in the following order of priority:

               (a) concurrently, (i) in the case of amounts received under the
          Group 1 Cap Agreement, concurrently, in proportion to their respective
          Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the
          Group 1 Notes, any applicable Basis Risk Shortfall and Unpaid Basis
          Risk Shortfall amounts for each such class for such Payment Date, (ii)
          in the case of amounts received under the Group 2 Cap Agreement, to the Class 2A1 Notes, any applicable Basis Risk Shortfall and Unpaid
          Basis Risk Shortfall amounts for such class for such Payment Date and
          (iii) in the case of amounts received under the Subordinate Cap
          Agreement, concurrently, in proportion to their respective Basis Risk
          Shortfall and Unpaid Basis Risk Shortfall amounts, to the Subordinate
          Notes, any applicable Basis Risk Shortfall and Unpaid Basis Risk
          Shortfall amounts for each such class for such Payment Date; and

               (b) for addition to amounts distributable pursuant to priority
          (6) below, to the Ownership Certificate, any amounts remaining from payments under the Group 1 Cap Agreement, the Group 2 Cap Agreement and the Subordinate Cap Agreement in excess of amounts required to be paid under priority (3)(a)(i), (3)(a)(ii) and (3)(a)(iii), respectively, for such Payment Date;

          (4) for each Payment Date, from Monthly Excess Cashflow remaining after payments have been made pursuant to priority (1) or (2) above, as the case may be, and after giving effect to payments described in priority (3)
     above, in the following order of priority:

               (a) concurrently, in proportion to their respective Basis Risk
          Shortfall and Unpaid Basis Risk Shortfall amounts for such Payment
          Date remaining unpaid after giving effect to payments described in priority (3) above, to the Senior Notes, any such Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts remaining unpaid for each such class; and

               (b) to the Class M1, Class M2, Class M3, Class M4, Class M5,
          Class M6, Class M7, Class M8, Class M9, Class B1, Class B2, Class B3
          and Class B4 Notes, in accordance with the Subordinate Priority, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall
          amounts for each such class for such Payment Date remaining unpaid after giving effect to payments described in priority (3) above;

          (5) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6,
     Class M7, Class M8, Class M9, Class B1, Class B2, Class B3 and Class B4
     Notes, in accordance with the Subordinate Priority, any Deferred Interest for each such class and such Payment Date; and

          (6) to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement.

     DEFINITIONS RELATING TO MONTHLY EXCESS CASHFLOW PRIORITIES.

     The "Deferred Interest" for each class of Subordinate Notes for any Payment
Date will be equal to the sum of (a) the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Principal
Deficiency Amount for that class, (b) any amounts due pursuant to clause (a) for such class for prior Payment Dates that remain unpaid and (c) interest accrued during the Accrual Period related to such Payment Date on the amount in clause
(b) at the Interest Rate applicable to such class.

                                      S-39

     The "Total Principal Deficiency Amount" with respect to any Payment Date will be the excess, if any, of the aggregate Class Principal Amount of the Notes after giving effect to payments on such Payment Date over the Aggregate Loan
Balance as of the last day of the related Collection Period.

     The "Principal Deficiency Amount" with respect to any class of Subordinate
Notes and any Payment Date will be the lesser of (a) the excess of (1) the Total
Principal Deficiency Amount for such Payment Date over (2) the aggregate
Principal Deficiency Amount for the classes of Subordinate Notes, if any, that have a lower priority of payment than the subject class and (b) the Class
Principal Amount of the subject class of Subordinate Notes immediately prior to such Payment Date.

MATURITY DATE

     The Maturity Date for the Notes has been determined to be the Payment Date in July 2035 based upon the second Payment Date after the date of the last
Scheduled Payment of the latest maturing Mortgage Loan. As to each class of
Notes, the actual final Payment Date may be earlier and could be substantially earlier than such class's Maturity Date.

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

     On any Payment Date following the end of the first Collection Period in which the Aggregate Loan Balance is less than 20% of the Cut-off Date Balance
(the first such date, the "Initial Optional Termination Date"), Aames Investment
Acceptance Corporation will have the option to purchase the Mortgage Loans, any
REO Property and any other property remaining in the Trust for a price equal to the sum of (a) 100% of the aggregate outstanding principal balance of the
Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate,
(b) any costs and damages incurred by the Trust associated with a violation of any applicable federal, state or local predatory or abusive lending law, (c) the fair market value of REO Property and all other property being purchased and (d)
any Basis Risk Shortfalls (the "Termination Price"). The Master Servicer and the
Servicer will be reimbursed from the Termination Price for any outstanding
Advances, servicing advances and unpaid Servicing Fees and other amounts not previously reimbursed pursuant to the provisions of the Transfer and Servicing
Agreement, as applicable, and the Trust Administrator, the Owner Trustee and the
Indenture Trustee shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to the Transfer and
Servicing Agreement or the Trust Agreement. If Aames Investment Acceptance
Corporation fails to exercise such option, then on or after any Payment Date following the end of the first Collection Period in which the Aggregate Loan
Balance is less than 10% of the Cut-off Date Balance, the Servicer will have the option to purchase the Mortgage Loans for the Termination Price. If either such option is exercised the Trust will be terminated, resulting in a mandatory redemption of the Notes. The margin on each of the Notes will be increased as described under "Summary of Terms--The Offered Certificates--Payments on the
Notes--Interest Payments" herein beginning on the first Payment Date following the Initial Optional Termination Date.

THE OWNERSHIP CERTIFICATE

     The equity ownership in the Trust will be evidenced by the Ownership
Certificate. The holder of the Ownership Certificate, the Ownership
Certificateholder, will, after all amounts due and owing to the Owner Trustee, and not otherwise paid, have been paid, be entitled to receive on each Payment
Date (1) any cash flow from Mortgage Loan collections attributable to Prepayment
Premiums, (2) any payments under the Group 1 Cap Agreement, the Group 2 Cap
Agreement and the Subordinate Cap Agreement remaining on such Payment Date after payment of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls pursuant to priority (3)(a)(i), (3)(a)(ii) and (3)(a)(iii), respectively, set forth under
"--Credit Enhancement--Application of Monthly Excess Cashflow and Cap Agreement
Proceeds," and (3) any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such
Payment Date have been made.

                                      S-40

TRUST ADMINISTRATOR

     Wells Fargo Bank, N.A. will serve as the Trust Administrator (the "Trust
Administrator") under the Transfer and Servicing Agreement for so long as it is the Master Servicer and, as such, will be responsible for preparing certain investor reports, including the monthly payment date statement to Noteholders, providing all customary tax reports to Noteholders related to their investment and preparing and filing the Trust's tax information returns. The Trust
Administrator shall prepare the payment date statement and tax returns based solely on information provided to the Trust Administrator by the Master Servicer
(which it received from the Servicer). The Trust Administrator shall not be required to confirm, verify, or recompute any such information, but shall be entitled to rely conclusively on such information. The Trust Administrator will make the payment date statement available each month to Noteholders. The Trust
Administrator also will act as note registrar and paying agent. The Trust
Administrator will be paid for its trust administration services by the Master
Servicer out of its Master Servicing Fee. The Trust Administrator will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders.

                        DESCRIPTION OF THE MORTGAGE POOLS

GENERAL

     Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Mortgage Loans as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Scheduled Principal Balances of the Mortgage Loans (or the specified Pool of
Mortgage Loans) as of the Cut-off Date (the "Cut-off Date Balance").

     The Trust will primarily consist of approximately 6,526 conventional, adjustable, fully amortizing, first lien residential Mortgage Loans, substantially all of which have original terms to maturity from the first due date of the Scheduled Payment of 30 years, and which have a Cut-off Date Balance
(after giving effect to Scheduled Payments due on such date) of approximately
$1,158,340,680.

     The Mortgage Loans were originated or acquired by Aames Investment
Corporation (the "Seller") in the ordinary course of its business and were underwritten or re-underwritten by the Seller or its affiliates, in accordance with the Seller's "Super Aim" underwriting standards as described under "The
Seller and the Underwriting Guidelines" below. Because, in general, such underwriting guidelines do not conform to Fannie Mae and Freddie Mac's underwriting guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

     The Depositor will purchase the Mortgage Loans from the Seller on the
Closing Date pursuant to a Mortgage Loan Purchase and Assignment Agreement dated as of the Cut-off Date (the "Mortgage Loan Purchase Agreement"), between the
Seller and the Depositor. Pursuant to an Amended and Restated Trust Agreement
dated as of the Cut-off Date (the "Trust Agreement"), among the Depositor, the
Owner Trustee, and the Trust Administrator, the Depositor will assign its rights, title and interest in the Mortgage Loans and the Mortgage Loan Purchase
and Assignment Agreement to the Indenture Trustee for the benefit of
Noteholders. See "The Mortgage Loan Purchase Agreement and the Transfer and
Servicing Agreement--Assignment of the Mortgage Loans" below.

     All of the Mortgage Loans are secured by first mortgages or deeds of trust or similar security instruments on residential properties consisting of one- to four-family dwelling units and individual condominium units.

     All of the Mortgage Loans in the Trust are adjustable rate Mortgage Loans, as described in more detail under "Adjustable Rate Mortgage Loans" below.
Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

                                      S-41

     Approximately 24.63% and 8.36% of the Mortgage Loans in Pool 1 and Pool 2,
respectively, provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five years following origination of the related Mortgage Loan. Following the applicable interest-only period, the monthly payment with respect to these Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.

     Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building. See "The Agreements----Hazard Insurance" in the
Prospectus.

     Approximately 20.02% of the Mortgage Loans have original Loan-to-Value
Ratios in excess of 80%. The "Loan-to-Value Ratio" of a Mortgage Loan at any
time is the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged
Property at the time of the refinancing or modification.

     Approximately 74.37% of the Mortgage Loans provide for payment by the borrower of a prepayment premium (each, a "Prepayment Premium") in connection with certain full prepayments of principal. Generally, each such Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full prepayments made within the period of time specified in the related Mortgage Note, ranging from one year to three years from the date of origination of such Mortgage Loan (the "Penalty Period"), as described herein.
The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note. Prepayment
Premiums will not be part of available funds applied to pay interest or principal on the Notes, but rather will be distributed to the holder of the
Ownership Certificate. A Servicer may waive a Prepayment Premium (without reimbursing the Trust from its own funds for any foregone Prepayment Premium)
only if (a) the Mortgage Loan is in default (defined as 61 days or more delinquent) and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or the Mortgage Loan is foreseen to be in default and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment
Premium and the related Mortgage Loan, (b) the collection of the Prepayment
Premium would be in violation of applicable laws or (c) notwithstanding any state or federal law to the contrary, any Prepayment Premium in any instance when a Mortgage Loan is in foreclosure. The Servicer will be obligated to deposit with the Master Servicer from its own funds the amount of any Prepayment
Premium to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Premium as described above).

     As of the Cut-off Date, one of the Mortgage Loans, representing 0.02% of the Cut-off Date Balance, was 30 days or more delinquent in payment.

     None of the Mortgage Loans in the Trust will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

     As described under "Description of the Notes--General," the Mortgage Loans
in the Trust have been divided into two Mortgage Pools (Pool 1 and Pool 2) for the purpose of allocating interest and principal payments among the Senior
Notes. Pool 1 will consist of Mortgage Loans in the Trust with original principal balances which may be less than, equal to, or in excess of, the applicable Freddie Mac maximum original loan amount limitations for one- to four-family Mortgaged Properties. On the Closing Date, Pool 1 will consist of approximately 2,026 Mortgage Loans having an aggregate Cut-off Date Balance of approximately $579,571,812. On the Closing Date, Pool 2 will consist only of
Mortgage Loans in the Trust with original principal balances which do not exceed such original loan amount limitations. Pool 2 will consist of approximately
4,500 Mortgage Loans having an aggregate Cut-off Date Balance of approximately
$578,768,868. Other important statistical characteristics of each Mortgage Pool are described at "--Pool 1 Mortgage Loans" and "--Pool 2 Mortgage Loans" below.

                                      S-42

ADJUSTABLE RATE MORTGAGE LOANS

     All of the Mortgage Loans provide for semi-annual adjustment of the related
Mortgage Rate based on the Six-Month LIBOR Index as described under "--The
Index" below. For each Mortgage Loan there will be corresponding adjustments to the monthly payment amount on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided that the first such adjustment for approximately 93.52% of the Mortgage Loans, approximately two years following origination; in the case of approximately 2.48% of the Mortgage Loans, approximately three years following origination; and in the case of approximately 4.00% of the Mortgage Loans, approximately five years following origination. On each Adjustment Date for a Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the Six-Month LIBOR Index and a fixed percentage amount (the "Gross Margin"), provided that the Mortgage Rate on each such Mortgage Loan will not increase or decrease by more than a fixed percentage (approximately 1.000%) specified in the related Mortgage Note (the "Periodic Cap") on any related Adjustment Date and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage
Loan (the "Maximum Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the "Minimum Rate"). The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related Mortgage Note (the "Initial Cap"). The
Initial Caps range from 1.000% to 5.000% for all of the Adjustable Rate Loans and the weighted average of the Initial Caps of the Mortgage Loans are approximately 3.060% for Pool 1 and 3.067% for Pool 2. Effective with the first monthly payment due on each Adjustable Rate Loan after each related Adjustment
Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted.
Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the
Mortgage Rate on each Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Six-Month LIBOR Index and the related Gross
Margin, rounded as described herein. See "The Index" below.

     The Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

THE INDEX

     As indicated above, the index applicable to the determination of the
Mortgage Rates for the Mortgage Loans will be the average of the interbank offered rates for six month United States dollar deposits in the London market, calculated as provided in the related Mortgage Note (the "Six-Month LIBOR
Index") and as most recently available either as of (1) the first business day a specified period of time prior to such Adjustment Date or (2) the first business day of the month preceding the month of such Adjustment Date. In the event that the Six-Month LIBOR Index becomes unavailable or otherwise unpublished, the
Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

THE MORTGAGE LOANS

     The Mortgage Loans in the aggregate are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from Pool 1 or Pool 2, as applicable, as a result of incomplete documentation or otherwise, if the
Depositor deems such removal necessary or appropriate.

     Number of Mortgage Loans................................ 6,526
     Total Scheduled Principal Balance....................... $1,158,340,680
     Mortgage Rates:
          Weighted Average................................... 7.358%
          Range.............................................. 4.780% to 12.455%
     Weighted Average Remaining Term to Maturity (months).... 359

                                      S-43

     The Scheduled Principal Balances of the Mortgage Loans range from approximately $34,383 to $855,000. The Mortgage Loans have an average Scheduled
Principal Balance of approximately $128,615.

     The weighted average Loan-to-Value Ratio at origination of the Mortgage
Loans is approximately 78.29%, and approximately 20.02% of the Mortgage Loans have a Loan-to-Value Ratio at origination exceeding 80%.

     No more than approximately 0.38% of the Mortgage Loans are secured by
Mortgaged Properties located in any one zip code area.

     The Mortgage Loans in the aggregate are expected to have the stated
characteristics as of the Cut-off Date as set forth in Annex B to this prospectus supplement. The sum of the amounts of the aggregate Scheduled
Principal Balances and the percentages in the tables in Annex B may not equal the totals due to rounding.

POOL 1 MORTGAGE LOANS

     The Mortgage Loans included in Pool 1 (the "Pool 1 Mortgage Loans") are expected to have the following approximate aggregate characteristics as of the
Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from Pool 1 as a result of incomplete documentation or otherwise, if the
Depositor deems such removal necessary or appropriate.

     Number of Mortgage Loans................................ 2,026
     Total Scheduled Principal Balance....................... $579,571,812
     Mortgage Rates:
          Weighted Average................................... 7.082%
          Range.............................................. 4.980% to 11.805%
     Weighted Average Remaining Term to Maturity (months).... 359

     The Scheduled Principal Balances of the Pool 1 Mortgage Loans range from approximately $154,838 to $855,000. The Pool 1 Mortgage Loans have an average
Scheduled Principal Balance of approximately $286,067.

     The weighted average Loan-to-Value Ratio at origination of the Pool 1
Mortgage Loans is approximately 79.25%, and approximately 18.71% of the Pool 1
Mortgage Loans have a Loan-to-Value Ratio at origination exceeding 80%.

     No more than approximately 0.69% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The Pool 1 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this prospectus supplement.
The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex B may not equal the totals due to rounding.

POOL 2 MORTGAGE LOANS

     The Mortgage Loans included in Pool 2 (the "Pool 2 Mortgage Loans") are expected to have the following approximate aggregate characteristics as of the
Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from Pool 2 as a result of incomplete documentation or otherwise, if the
Depositor deems such removal necessary or appropriate.

     Number of Mortgage Loans................................ 4,500
     Total Scheduled Principal Balance....................... $578,768,868
     Mortgage Rates:
          Weighted Average................................... 7.634%
          Range.............................................. 4.780% to 12.455%
     Weighted Average Remaining Term to Maturity (months).... 359

                                      S-44

     The Scheduled Principal Balances of the Pool 2 Mortgage Loans range from approximately $34,383 to $467,500. The Pool 2 Mortgage Loans have an average
Scheduled Principal Balance of approximately $128,615.

     The weighted average Loan-to-Value Ratio at origination of the Pool 2
Mortgage Loans is approximately 77.33%, and approximately 21.33% of the Pool 2
Mortgage Loans have a Loan-to-Value Ratio at origination exceeding 80%.

     No more than approximately 0.40% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The Pool 2 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this prospectus supplement.
The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex B may not equal the totals due to rounding.

                             ADDITIONAL INFORMATION

     The description in this prospectus supplement of the Mortgage Pools and the
Mortgaged Properties is based upon each Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Transfer and Servicing Agreement, Indenture and Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission after the initial issuance of the Notes. In the event that Mortgage Loans are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

     Pursuant to the Transfer and Servicing Agreement, the Trust Administrator
will prepare a monthly statement to Noteholders containing certain information regarding the Notes and the Mortgage Pools. The Trust Administrator may make available each month, to any interested party, the monthly statement to
Noteholders via the Trust Administrator's website. Assistance in using the website can be obtained by calling the Trust Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above option are entitled to have a paper copy mailed to them via first class by notifying the
Trust Administrator at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland
21046, Attention: Trust Administrator, Aames Mortgage Investment Trust 2005-2.
The Trust Administrator will have the right to change the way such reports are paid in order to make such payments more convenient and/or more accessible, and the Trust Administrator will provide timely and adequate notification to such parties regarding any such changes.

                   THE SELLER AND THE UNDERWRITING GUIDELINES

     The information in this section has been provided by the Seller and none of the Depositor, the Trust Administrator, the Indenture Trustee, the Owner
Trustee, the Underwriters, the Servicer, the Master Servicer or any of their respective affiliates has made or will make any representation or warranty as to the accuracy or completeness of this information.

THE SELLER

     The Seller, Aames Investment Corporation ("Aames Investment"), is a real estate investment trust incorporated in the State of Maryland. The principal executive office of the Seller is located at 350 South Grand Avenue, Los
Angeles, California 90071, and its telephone number is (323) 210-5000.

UNDERWRITING GUIDELINES

     The mortgage loans were acquired by Aames Investment from an indirect, wholly-owned subsidiary, Aames Capital Corporation ("ACC"). ACC is a California
corporation and a national mortgage-banking company, which together with its parent Aames Financial Corporation and its sister corporation Aames Funding
Corporation are

                                      S-45

focused primarily on originating subprime residential mortgage loans through both wholesale and retail channels under the name "Aames Home Loan." ACC's corporate headquarters are located at 350 S. Grand Avenue, 43rd Floor, Los
Angeles, CA 90071 and its telephone number is (323) 210-5000. Aames Investment has elected to be taxed as a real estate investment trust (a "REIT"). ACC, Aames
Financial Corporation and Aames Funding Corporation are each taxable REIT subsidiaries of Aames Investment.

     The mortgage loans were underwritten generally in accordance with the underwriting criteria described herein. The information set forth in the following paragraphs has been provided by Aames Investment, and none of the
Depositor, the Master Servicer, the Trust Administrator, the Indenture Trustee,
the Underwriters, the Owner Trustee or any of their respective affiliates or any other party has made or will make any representation as to the accuracy or completeness of such information.

     ACC acquires mortgage loans originated by an affiliate of ACC, which together with its sister company, Aames Funding Corporation, are called affiliated originators or originators in this prospectus supplement. The following is a general summary of the underwriting guidelines of ACC. This summary does not purport to be a complete description of the underwriting standards of ACC. All mortgage loans are underwritten generally in accordance with underwriting guidelines developed by ACC and the affiliated originator, as described below, subject to certain exceptions with respect to individual mortgage loans.

     ACC's underwriting guidelines are designed to assess the borrower's creditworthiness and the adequacy of the real property as collateral for the loan. The borrower's creditworthiness is assessed by examination of a number of factors, including calculation of debt-to-income ratios, which is the sum of the borrower's monthly debt payments divided by the borrower's monthly income before taxes and other payroll deductions, an examination of the borrower's credit history and credit score through standard credit reporting bureaus, and by evaluating the borrower's payment history with respect to existing mortgages, if any, on the property.

     ACC's underwriting policy is to analyze the overall situation of the borrower and to take into account compensating factors that may be used to offset certain areas of weakness. These compensating factors include the borrower's history of payments on his prior mortgage, credit scores, proposed reductions in the borrower's debt service expense, employment stability, number of years in residence and net disposable income. A critical function of ACC's underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. ACC has established six principal classifications, with respect to the credit profile of potential borrowers, and has assigned a rating to each loan based upon these classifications. ACC assigns credit grades by analyzing mortgage payment history, consumer credit history, credit score, bankruptcy history and debt-to-income ratio. If an individual loan application does not meet ACC's formal written underwriting guidelines, its underwriters can make underwriting exceptions up to certain limits within its formal exception policies and approval authorities. ACC may, from time to time, apply underwriting criteria that are either more stringent or more flexible depending upon the economic conditions of a particular geographic market.

     Credit scores are obtained by ACC in connection with mortgage loan applications to help assess a borrower's creditworthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to approximately 800, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender; that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Moreover, credit scores were developed to indicate a level of default probability over the period of the next two-years, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio or combined loan-to-value ratio, the collateral for

                                      S-46

the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be accurate predictors of the likelihood of repayment of the related mortgage loans.

     An assessment of the adequacy of the real property as collateral for the loan is primarily based upon an appraisal of the property and a calculation of the loan-to-value ratios of the loan applied for and of all mortgages existing on the property, including the loan applied for the combined loan-to-value ratio, to the appraised value of the property at the time of origination.
Appraisers determine a property's value by reference to the sales prices of comparable properties recently sold, adjusted to reflect the condition of the property as determined through inspection. As a lender that generally specializes in loans made to credit impaired borrowers, ACC makes mortgage loans to borrowers with credit histories or other factors that might disqualify them from consideration for a loan from traditional financial institutions. ACC's underwriting guidelines for such credit-impaired borrowers may, in certain instances, allow for higher combined loan-to-value ratios than would typically be the case if the borrower could qualify for a loan from a traditional financial institution, and at generally higher interest rates than the borrower could qualify for from a traditional financial institution.

     The underwriting of a mortgage loan to be originated or purchased by ACC generally includes a review of the completed loan package, which includes the loan application, a current appraisal, a preliminary title report and a credit report. All loan applications and all closed loans offered to ACC for purchase must be approved by ACC in accordance with its underwriting criteria. ACC regularly reviews its underwriting guidelines and makes changes when appropriate to respond to market conditions, the performance of loans representing a particular loan product or changes in laws or regulations.

     ACC requires title insurance coverage issued on an American Land Title
Association (or similar) form of title insurance on all residential properties securing mortgage loans it originates or purchases. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect ACC against loss if the title or lien position is not as indicated. The applicant is also required to maintain hazard and, in certain instances, flood insurance, in an amount sufficient to cover the new loan and any senior mortgage, subject to the maximum amount available under the National Flood Insurance Program.

     Set forth below is a general description of the underwriting guidelines designed to provide an overview of the general credit considerations utilized by
ACC and is not intended to be a detailed explanation of all credit considerations analyzed by ACC in underwriting loans.

     "Super Aim" Underwriting Guidelines. The Super Aim guidelines require a minimum credit score of 500, although a higher credit score is often required to qualify for the maximum LTV under the program. The Super Aim guidelines generally permit a maximum debt-to-income ratio ("DTI") of 50% and require that the borrower not be more than 149 days delinquent on the existing mortgage. For full documentation or limited documentation loans with LTVs of 85% or less, the maximum DTI is 55%, and for loans with LTVs of greater than 95%, the maximum DTI is 45%. Interest-only loans, limited to the "A+", "A" and "A-" credit grades, have a generally higher minimum credit score of 580, and a maximum DTI of 50%.
The following chart generally outlines the parameters of the credit grades of
ACC's Super Aim underwriting guidelines.

                                      S-47



                                                                    CREDIT GRADE
                                  ------------------------------------------------------------------------------------
                                     "A+"          "A"            "A-"            "B"           "C"           "C-"
                                  ------------- -------------- -------------- ------------- -------------- -----------

12 Month Mortgage History         0 x 30        1 x 30         3 x 30         1 x 60         1 x 90         1 x 120
Minimum Credit Score              500 (580      500 (580       500            500            500            500
                                  for           for
                                  interest-only interest-only
                                  loans)        loans)

BK/FC(1) Seasoning                24 months     24 months      24 months      18 months      12 months      No current
                                                                                                            BK
Full Documentation Plus, Owner    80%; 100%     80%; 95%       80%; 95%       80%; 90%       75%; 85%       70%
    Occupied Max LTV              for credit    for credit     for credit     for credit     for credit
                                  score of      score of       score of       score of       score of
                                  620 or        550 or above   550 or above   550 or above   550 or above
                                  above
Full Documentation, Owner         80%; 95%      80%; 95%       80%; 95%       80%; 90%       75%; 85%       70%
    Occupied Max LTV              for credit    for credit     for credit     for credit     for credit
                                  score of      score of       score of       score of       score of
                                  550 or        550 or above   550 or above   550 or above   550 or above
                                  above

Limited Documentation, Owner      80%; 90%      80%; 90%       80%; 85%       80%; 85%       75%; 80%       70%
    Occupied Max LTV              for credit    for credit     for credit     for credit     for credit
                                  score of      score of       score of       score of       score of
                                  550 and       550 and        550 and        550 and        550 and
                                  above         above          above          above          above

Stated Income, Owner ?Occupied    80%; 90%      80%; 90%       75%; 80%       75%; 80%       70%; 75%       Not
    Max LTV                       for credit    for credit     for credit     for credit     for credit     available
                                  score of      score of       score of       score of       score of
                                  580 or        620 and        525 and        550 and        550 or above
                                  above         above          above          above



----------

(1) Bankruptcy, notice of default and foreclosure

     ACC's mortgage programs include several levels of documentation used to verify the borrower's income:

     Full Documentation Plus: The highest level of income documentation based upon S&P's full income documentation guidelines. Generally a stable, two-year history of the income is required. A wage-earner may document income by a verification of employment together with either of the following: the borrower's most recent two-years W-2 forms and a current pay-stub reflecting year-to-date income; or the borrower's most recent two-years IRS Form 1040's and a current pay-stub reflecting year-to-date income. A self-employed borrower may document income with the most recent two-years IRS Form 1040's and current year-to-date statement of profit and loss if the loan application is dated more than 120 days after the end of the business's fiscal year.

     Full Documentation: Generally a stable, one-year history of the income is required. A wage-earner may document income by a verification of employment together with any of the following: the borrower's most recent W-2 forms and a current pay-stub reflecting year-to-date income; the borrower's most recent IRS
Form 1040's and a current pay-stub reflecting year-to-date income; or the borrower's most recent 12-months personal (or 24-months commingled personal and business) bank statements showing average monthly deposits sufficient to support the qualifying income. A self-employed borrower may document income with either the most recent two-years IRS Form 1040's and current year-to-date statement of profit and loss if the loan application is dated more than 120 days after the end of the business's fiscal year; or the borrower's most recent 12-months personal (or 24-months commingled personal and business) bank statements showing average monthly deposits sufficient to support the qualifying income.

     Limited Documentation: For borrowers who have less than a one-year history of stable income or who otherwise cannot meet the requirements of the full documentation program. This program generally requires two-years history in the same profession, together with 12-months business or commingled personal and business bank statements to support their qualifying income.

                                      S-48

     Stated Income: The borrower's income used to qualify for the loan is taken from the borrower's signed application and must be reasonable for the borrower's line of work or profession. All self-employed borrowers must provide satisfactory evidence of existence of the business and show a history of 2 years employment in the same profession on the loan application. In some cases, but not in all, the assets of the borrower will be verified.

EVENTS RELATED TO PRIOR SECURITIZATIONS

     In the past, and most recently in March 2005, the ratings of certain mortgage pass-through securities (including certain investment grade securities)
issued by trusts containing mortgage loans that were originated or purchased by
ACC or its affiliates have been downgraded by the rating agencies that issued ratings on the mortgage-pass through securities at the time of issuance. Other mortgage pass-through securities issued by such trusts may also be the subject of ratings actions by a rating agency.

     For ACC's existing securitizations, overcollateralization requirements for certain pools increase up to approximately twice the level otherwise required when the delinquency rates or realized losses for those pools exceed the specified limit. At March 31, 2005, an additional $10.7 million of overcollateralization was required to be maintained because the level of delinquency rates and realized losses of mortgage loans was in excess of specified delinquency rates and realized losses in certain securitization trusts. At March 31, 2005, ACC was required to maintain overcollateralization amounts of $21.5 million, which included the $10.7 million.

     See the discussion below under "The Servicer--Mortgage Loan Delinquency and
Foreclosure Experience" regarding loss triggers related to securitizations for which ACC acts as servicer and which include mortgage loans originated or purchased by ACC.

                               THE MASTER SERVICER

     The information in this section has been provided by Wells Fargo Bank, N.A.
("Wells Fargo" or the "Master Servicer"), and none of the Depositor, the Trust
Administrator, the Indenture Trustee, the Owner Trustee, the Seller, the
Underwriters, the Servicer or any of their respective affiliates has made or will make any representation or warranty as to the accuracy or completeness of this information.

     Wells Fargo is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Wells
Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. Wells Fargo is one of the banking subsidiaries of Wells Fargo &
Company.

                                  THE SERVICER

     The information in this section has been provided by the Servicer and none of the Depositor, the Trust Administrator, the Indenture Trustee, the Owner
Trustee, the Underwriters, the Master Servicer or any of their respective affiliates has made or will make any representation or warranty as to the accuracy or completeness of this information.

THE SERVICER

     ACC (also, the "Servicer"), is a California corporation and, through Aames
Funding Corporation, a national mortgage-banking company focused primarily on originating, selling and servicing subprime residential mortgage loans through both wholesale and retail channels under the name "Aames Home Loan." ACC's corporate headquarters are located at 350 S. Grand Avenue, 43rd Floor, Los
Angeles, CA 90071 and its telephone number is (323) 210-5000.

     As of March 31, 2005, ACC's total servicing portfolio was $3.7 billion, all of which was serviced in-house. ACC's servicing portfolio consists mainly of loans held for investment and loans serviced on an interim basis, including loans held for sale and loans sold to others and subserviced on an interim basis. To a lesser extent,

                                      S-49

ACC's servicing portfolio includes mortgage loans securitized prior to 2000 for which ACC retained servicing, and loans sold to others and subserviced on a long-term basis. ACC's servicing portfolio included mortgage loans held for investment of $2.9 billion at March 31, 2005. ACC subserviced $119.9 million of mortgage loans for others at March 31, 2005. ACC's portfolio of mortgage loans in securitization trusts was $106.5 million at March 31, 2005. The servicing portfolio at March 31, 2005 also included $625.2 million of loans serviced on an interim basis. Loans serviced on an interim basis include loans held for sale and loans sold where servicing has not yet been transferred. ACC currently has in place an experienced subprime mortgage loan servicing team and a highly scalable servicing platform. ACC has approximately 91 servicing employees.

COLLECTIONS, DELINQUENCIES AND FORECLOSURE

     Servicing by ACC includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent borrowers, managing borrower defaults and liquidating foreclosed properties.

     ACC sends borrowers a monthly billing statement approximately 10 days prior to the monthly payment due date. Although borrowers generally make loan payments within 10 to 15 days after the due date (the "grace period"), if a borrower fails to pay the monthly payment within this grace period, ACC commences collection efforts by notifying the borrower of the delinquency. In the case of borrowers in the "C" through "D" credit grades or with a poor payment history with ACC, collection efforts begin immediately after the due date. ACC continues contact with the borrower to determine the cause of the delinquency and to obtain a commitment to cure the delinquency at the earliest possible time.

     As a general matter, if efforts to obtain payment have not been successful, a pre-foreclosure notice will be sent to the borrower immediately after the due date of the next subsequently scheduled installment (five days after the initial due date for "C" through "D" credit grades), providing 30 days' notice of impending foreclosure action. During the 30-day notice period, collection efforts continue and ACC evaluates various legal options and remedies to protect the value of the loan, including arranging for extended repayment terms, accepting a deed-in-lieu of foreclosure, entering into a short sale (a sale for less than the outstanding principal amount) or commencing foreclosure proceedings. If no substantial progress has been made in collecting delinquent payments from the borrower, foreclosure proceedings will begin. Generally, ACC will have commenced foreclosure proceedings when a loan is 60 to 100 days delinquent, depending upon credit grade, other credit considerations or borrower bankruptcy status.

     Servicing and collection practices change over time in accordance with, among other things, ACC's business judgment, changes in portfolio performance and applicable laws and regulations.

MORTGAGE LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE

     The following table sets forth delinquency, foreclosure and loss information of ACC's servicing portfolio included in ACC's servicing portfolio as of or for the periods indicated. Certain of the information concerning the delinquency, foreclosure and loss information relates to home equity loans serviced by affiliates of ACC, including loans securitized or sold and loans sold to others. Such information also includes delinquency, foreclosure and loss information of home equity loans originated by affiliates of ACC or purchased by the Seller or affiliates of Seller and, in each case, serviced by or on behalf of Seller as of the end of the period indicated.

                                      S-50



                                                                           AT OR DURING
                                       ----------------------------------------------------------------------------------------
                                                                    SIX MONTHS
                                            THREE MONTHS               ENDED
                                           ENDED MARCH 31,         DECEMBER 31,           FISCAL YEAR ENDED JUNE 30,
                                       -----------------------  -----------------  --------------------------------------------
                                          2005         2004           2004              2004          2003            2002
                                       ----------  -----------  -----------------  -------------  -------------  --------------
                                                                    (DOLLARS IN THOUSANDS)

Percentage of dollar amount of
    delinquent loans to loans
    serviced (period end)(1)(2)
    One month..................            0.5%           0.4%           0.3%           0.3%           0.7%           0.7%
    Two months.................            0.3            0.2            0.2            0.2            0.3            0.5
    Three or more months:
       Not foreclosed(3) ......            1.4            2.5            1.8            2.4            7.2            7.4
       Foreclosed(4)...........            0.2            0.3            0.2            0.3            0.8            1.0
                                       ----------  -----------  -----------------  -------------  -------------  --------------
Total..........................            2.4%           3.4%           2.5%           3.2%           9.0%           9.6%
                                       ==========  ===========  =================  =============  =============  ==============
Percentage of total dollar amount
    of delinquent loans in:
    Loans held for investment..            1.1%            --%           0.2%            --%            --%            --%
    Loans serviced on an interim
    basis......................            4.2            0.7            1.5            0.6            1.3            1.5
    Loans subserviced for
    others.....................            5.5            1.7            4.8            2.7             --             --
    Loans in securitization
    trusts.....................           23.2           20.3           22.5           20.7           17.4           15.7
Percentage of dollar amount of
    loans foreclosed during the
    period to servicing
    portfolio(2)(5)............            0.1%           0.2%           0.1%           0.5%           1.3%            2.2%
Number of loans foreclosed during
    the period.................              42             61             68            180            417            780
Principal amount of foreclosed
    loans during the period....           $2,351         $4,659         $3,585        $11,667        $27,703        $56,419
Number of loans liquidated during
    the period.................              69            125            163            503          1,033          1,624
Net losses on liquidations during
    the period(6)..............           $2,104         $4,518         $6,778        $18,371        $35,669        $67,444
Percentage of annualized losses to
    servicing portfolio(2)(5)..            0.3%           0.6%           0.5%           0.8%           1.6%           2.6%
Servicing portfolio at period end      $3,709,833     $2,395,072     $2,843,887      $2,341,028     $1,739,632    $2,308,170


----------

(1)  Delinquent loans are loans for which more than one payment is due.

(2)  The delinquency and foreclosure percentages are calculated on the basis of the total dollar amount of mortgage loans serviced by ACC including loans serviced on an interim basis.

(3)  Represents loans which are in foreclosure but as to which foreclosure proceedings have not concluded.

(4)  Represents properties acquired following a foreclosure sale and still serviced by ACC at period end.

(5)  The percentages were calculated to reflect the dollar volume of loans foreclosed or annualized losses, as the case may be, to the average dollar amount of mortgage loans serviced by ACC and any subservicers during the related periods indicated.

(6)  Represents losses, net of gains, on properties sold through foreclosure or other default management activities during the period indicated.

                                      S-51

     ACC has historically experienced delinquency rates that are higher than those prevailing in the mortgage industry due to the inclusion of lower credit grade mortgage loans in its securitization trusts. Delinquent loans by principal balance of the total servicing portfolio at March 31, 2005 were $89.7 million compared to $71.0 million at December 31, 2004 and $80.7 million at March 31,
2004. At March 31, 2005, total delinquent loans in the portfolio of mortgage loans held for investment were $32.4 million. Total delinquent loans in ACC's portfolio of securitization trusts were $24.7 million and $50.4 million at March
31, 2005 and December 31, 2004, respectively, and were $64.9 million at March
31, 2004. Total delinquent loans in ACC's portfolio of loans serviced on an interim basis were $26.0 million and $11.5 million at March 31, 2005 and
December 31, 2004, respectively, and were $12.6 million at March 31, 2004. Total delinquent loans in ACC's portfolio of loans subserviced for others were $6.6 million and $6.2 million at March 31, 2005 and December 31, 2004, respectively and were $3.2 million at March 31, 2004.

     The delinquency rate at March 31, 2005 was 2.4% compared to 2.5% at
December 31, 2004 and 3.4% at March 31, 2004. The delinquency rate at March 31,
2005 declined from the delinquency rate at December 31, 2004 due to the fact that loans in ACC's portfolio of mortgage loans in securitization trusts, which contains the majority of delinquent loans, became a smaller part of its total servicing portfolio, primarily as a consequence of calls of securitization trusts in August 2003, November 2003 and February 2005. A decline in delinquencies of loans in securitization trusts generally reduces ACC's servicing advance obligations.

     During the three months ended March 31, 2005, losses on loan liquidations decreased to $2.1 million from $4.5 million during the comparable three-month period a year ago primarily due to the decrease in the number of loans liquidated. Substantially all of the foreclosures and liquidations handled by
ACC occur in connection with its portfolio of mortgage loans in securitization trusts.

     Because foreclosures and credit losses typically occur months or years after a loan is originated, data relating to delinquencies, foreclosures and credit losses as a percentage of the current portfolio can understate the risk of future delinquencies, foreclosures or credit losses.

     With respect to ACC's previous securitizations for which it acts as servicer, the agreements between ACC and the securitization trusts typically require ACC, in its role as servicer, to advance interest (but not principal) on delinquent loans to the holders of the senior interests in the related securitization trusts. The agreements also require ACC to make certain servicing advances (e.g., for property taxes or hazard insurance) unless ACC determines that such advances would not be recoverable. Each agreement that ACC has entered into in connection with its securitizations requires either the overcollateralization of the trust or the establishment of a reserve account that may initially be funded by cash deposited by ACC. If delinquencies or losses exceed certain established limits, as applicable, additional credit enhancement requirements of the trust are triggered. In a securitization credit-enhanced by a monoline insurance policy, any further losses experienced in excess of the established overcollateralization amount by holders of the senior interests in the related trust will be paid by the insurer under such policy. To date, there have been no claims on any monoline insurance policy obtained in any of ACC's securitizations.

     In the case of securitizations credit-enhanced by monoline insurance, the agreements also typically provide that ACC may be terminated as servicer by the monoline insurance company (or by the trustee with the consent of the monoline insurance company) upon certain events of default, including ACC's failure to perform its obligations under the servicing agreement, the rate of over 90-day delinquent loans (including properties acquired by foreclosure and not sold)
exceeding specified limits, losses on liquidation of collateral exceeding certain limits, any payment being made by the monoline insurance company under its policy, and events of bankruptcy or insolvency. Pursuant to agreements relating to ACC's two 1999 securitization trusts, the monoline insurer requires it to maintain a specified net worth and level of liquidity in order to be able to continue to service the loans in those securitization trusts. Previously, ACC did not satisfy the net worth test and, as a result, the monoline insurer could have terminated it as servicer with respect to those securitization trusts. The monoline insurer waived ACC's failure to satisfy the net worth test and none of its servicing rights were terminated. At March 31, 2005, ACC met the specified net worth and liquidity tests. The table below illustrates certain information regarding those securitization trusts that have exceeded delinquency and loss triggers at March 31, 2005, March 31, 2004, December 31, 2004 and June 30, 2004
(dollars in thousands):

                                      S-52



                                                      MARCH 31,        MARCH 31,      DECEMBER 31,       JUNE 30,
                                                        2005             2004             2004             2004
                                                    --------------  -------------  ------------------  -------------
Securitization trusts:

   Number .......................................             5           7                     7                7
   Total dollar amount of mortgage loans
      serviced in securitization trusts
      (in-house and subserviced).................      $106,522         $320,469         $224,345         $283,193
Securitization trusts where ACC may be
   terminated as servicer:
   Number........................................             5                7                7                7
   Dollar amount of mortgage loans serviced in
      securitization trusts (in-house and
      subserviced)...............................      $106,522         $320,469         $224,345         $283,193
Percentage of total dollar amount of mortgage
   loans serviced in securitization trusts
   (in-house and subserviced)....................           100%             100%             100%             100%


     See also the discussion above under "The Seller and the Underwriting
Guidelines--Events Related to Prior Securitizations," regarding previous events with respect to prior securitizations by ACC as the seller of mortgage loans.

     There can be no assurance that the delinquency, foreclosure and loss experience with respect to any of the mortgage loans will be comparable to the experience reflected above. Because Aames is a lender that specializes in loans made to credit impaired borrowers, the actual rates of delinquencies, foreclosures and losses on such mortgage loans can be higher than those historically experienced in the mortgage lending industry in general, particularly in periods during which the values of the related mortgaged properties decline. In addition, the rate of delinquencies, foreclosures and losses with respect to the mortgage loans will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     Notwithstanding anything to the contrary in the accompanying Prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by the Servicer, except as described under "--Servicing
Compensation and Payment of Expenses," "--Prepayment Interest Shortfalls" and
"--Advances" below. If the Servicer fails to fulfill its obligations under the
Transfer and Servicing Agreement, the Master Servicer is obligated to terminate the Servicer and appoint a successor servicer as provided in the Transfer and
Servicing Agreement.

     The Servicer may transfer the servicing of the related Mortgage Loans to one or more successor servicers at any time with 30 days' notice, subject to the conditions set forth in the Indenture and the Transfer and Servicing Agreement,
with the prior consent of the Master Servicer and the requirement that the
Rating Agencies confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Notes.

     In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion to take such action as it deems appropriate to maximize recoveries to the Noteholders including, without limitation, selling defaulted
Mortgage Loans and REO properties.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     As compensation for master servicing, custodial duties and administration of the trust, the Master Servicer will be entitled to a monthly fee (the "Master
Servicing Fee") calculated at a rate of 0.0125% per annum for each Mortgage Loan
(the "Master Servicing Fee Rate") and to a portion of the investment earnings on amounts on

                                      S-53

deposit in the account established by the Trust Administrator (the "Collection
Account") into which the Servicer is generally required to deposit or cause to be deposited all amounts from the Custodial Account.

     The Servicer will be paid a monthly fee out of interest collections received from the related Mortgage Loan (the "Servicing Fee") calculated at a rate of 0.50% per annum for each Mortgage Loan (the "Servicing Fee Rate"). If the Servicer is terminated and replaced by a successor servicer, the fee payable to such successor servicer will in all cases not exceed the Servicing Fee. As additional servicing compensation, the Servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrower (ii) any Prepayment Interest Excess (as defined below) and (iii) any interest or other income earned on funds held in the Custodial Account and any escrow accounts and other similar items described under the Transfer and
Servicing Agreement.

     The Servicing Fee is subject to reduction as described below under
"Prepayment Interest Shortfalls" below. The Servicer will pay certain expenses incurred in connection with the servicing of the loans, including defaulted loans. Certain of these expenses are reimbursable pursuant to the terms of the
Transfer and Servicing Agreement from Liquidation Proceeds and Insurance
Proceeds. In addition, the Servicer and the Master Servicer will each be entitled to reimbursement of its expenses in connection with the restoration of
REO Property. This right of reimbursement is prior to the rights of the
Noteholders to receive any related Insurance Proceeds or Liquidation Proceeds.
See "The Agreements--Payments on Loans; Deposits to the Security Accounts,"
"--Hazard Insurance" and "--Servicing and Other Compensation and Expenses" in
the Prospectus.

     The Servicer is required to indemnify the Master Servicer, the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee, and the Trust
Administrator from the liabilities specified in the Transfer and Servicing
Agreement and in certain circumstances is entitled to receive indemnification.

     The standard for exculpation and indemnification with respect to the Master
Servicer under the Transfer and Servicing Agreement is in all material respects similar to that described in the Prospectus under "The Agreements--Certain
Matters Regarding the Master Servicer and the Depositor," except that the standard of care is negligence rather than gross negligence and that losses related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Transfer and Servicing Agreement) are not excluded from the Trustee's right to indemnification.

PREPAYMENT INTEREST SHORTFALLS

     Prepayments received during a Prepayment Period will be included in determining payments to Noteholders on the related Payment Date. When a borrower prepays all or a portion of a Mortgage Loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month's interest, which could result in a Prepayment Interest
Shortfall in respect of interest available for payment to Noteholders on the related Payment Date. "Prepayment Interest Shortfall" means, with respect to any voluntary prepayment in full or in part by the borrower on any Mortgage Loan that is received during the period from the first day of the Prepayment Period through the last day of the month preceding the Payment Date, the amount, if any, by which one month's interest at the Mortgage Rate less the Servicing Fee
Rate, in the case of the Servicer, or at the Net Mortgage Rate, in the case of the Master Servicer, for such Mortgage Loan on the amount of such prepayment exceeds the amount of interest received from such borrower in respect of such prepayment. In order to mitigate the effect of any such Prepayment Interest
Shortfall, the Servicer will be required to pay the amount of any Prepayment
Interest Shortfall into the Collection Account in respect of prepayments received during the portion of the Prepayment Period from the sixteenth day of the calendar month preceding a Payment Date through the last day of the calendar month preceding the related Payment Date (such amount, the "Compensating
Interest"); provided, however, that the amount of Compensating Interest in respect of any Payment Date shall be limited to the Servicing Fee otherwise payable for such Payment Date. To the extent that the Servicer fails to pay required Compensating Interest in respect of any Payment Date, the Master
Servicer will be required to pay such Compensating Interest, but only to the extent of the Master Servicing Fee for the applicable Payment Date. Conversely, any interest received in respect of prepayments received during the portion of the Prepayment Period from the first day of the calendar month in which the
Payment Date occurs

                                      S-54

through the fifteenth day of the calendar month in which the Payment Date occurs will constitute "Prepayment Interest Excess," which will be retained by the
Servicer as additional servicing compensation and will not be available to make any payments to the Noteholders on the related Payment Date. Any Prepayment
Interest Shortfalls not covered by Compensating Interest ("Net Prepayment
Interest Shortfalls") will reduce the Interest Remittance Amount available for payment on the related Payment Date.

ADVANCES

     The Servicer will be obligated to make an advance with respect to delinquent payments of principal and interest on the Mortgage Loans, based on an interest rate adjusted to the related Mortgage Rate less the related Servicing
Fee Rate (an "Advance"), to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Transfer and Servicing
Agreement. The Master Servicer and the Servicer will be entitled to recover any
Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

     The purpose of making these Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act or similar state laws.

     The Transfer and Servicing Agreement will provide that (i) the Servicer may enter into a facility with any person which provides that such person may fund
Advances and/or servicing advances, although no such facility will reduce or otherwise affect the Servicer's obligation to fund such Advances and/or servicing advances and (ii) the Transfer and Servicing Agreement may be amended by the parties thereto without the consent of the Noteholders as necessary or appropriate to effect the terms of such a facility.

COLLECTION PROCEDURES

     Until the date each Mortgage Loan ceases to be subject to the Transfer and
Servicing Agreement, the Servicer is required to proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable.

     The Servicer is required to use its best efforts, consistent with the servicing standard specified in the Transfer and Servicing Agreement, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged
Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to the
Transfer and Servicing Agreement. The Servicer is required to use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Trust, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which a Mortgaged
Property has suffered damage, the Servicer is not required to expend its own funds toward the restoration of such property unless it determines in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Issuer after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged
Property.

     Although the Servicer may waive, modify or vary any term of any Mortgage
Loan, including (i) waiving any late payment charge and (ii) extending the due dates for payments due on a Mortgage Note for a period not greater than 120 days, the Transfer and Servicing Agreement contains certain restrictions on the
Servicer's ability to grant such waivers, modifications or variances.

                                      S-55

OPTIONAL PURCHASE OF DEFAULTED LOANS

     As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Servicer may, at its option but subject to certain conditions specified in the Transfer and Servicing Agreement, purchase such Mortgage Loan at a price equal to (i) 100% of the outstanding principal balance thereof, (ii) accrued interest thereon and (iii) any costs or damages incurred by the Trust associated with a violation of any applicable federal, state or local predatory or abusive lending law, minus (iv) any unreimbursed Advances with respect to that Mortgage
Loan.

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

     The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make servicing advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged
Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

INSURANCE COVERAGE

     As specified in the Transfer and Servicing Agreement, the Master Servicer
and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

EVIDENCE AS TO COMPLIANCE

     The Transfer and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Master Servicer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Transfer and
Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement. The Master
Servicer will be obligated to cause its independent accountants to furnish such statement in the event that it becomes the successor servicer.

     The Master Servicer will deliver to the Indenture Trustee an annual statement signed by an officer of the Master Servicer to the effect that the
Master Servicer has fulfilled its obligations under the Transfer and Servicing
Agreement throughout the preceding calendar year. The Servicer will deliver to the Master Servicer an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Transfer and Servicing Agreement throughout the preceding calendar year.

MASTER SERVICER DEFAULT; SERVICER DEFAULT

     If the Master Servicer is in default on certain of its obligations under the Transfer and Servicing Agreement, the Indenture Trustee may, and must if directed to do so by the Noteholders having more than 50% of the voting rights applicable to each class of Notes affected thereby, terminate the Master
Servicer. However, if the Master Servicer is in default on its obligation to make an Advance as provided in the Transfer and Servicing Agreement, the
Indenture Trustee will be obligated to terminate promptly the Master Servicer.
The events that constitute a Master Servicer event of default that would enable the Indenture Trustee or the Noteholders to so terminate the Master Servicer are specified in the Transfer and Servicing Agreement. If the Master Servicer is
terminated, the Indenture Trustee will either assume the duties of the Master
Servicer, as successor Master Servicer, or appoint, or petition a court of competent jurisdiction to appoint, a successor Master Servicer.

     If the Servicer is in default on its obligations under the Transfer and
Servicing Agreement, the Master Servicer may, at its option, either terminate the defaulting Servicer and either appoint a successor servicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated

                                      S-56

Servicer. The events that constitute a Servicer event of default that would enable the Master Servicer to so terminate the Servicer are specified in the
Transfer and Servicing Agreement. If the Master Servicer succeeds to the responsibilities of the Servicer, it will be entitled to receive the Servicing
Fee.

     Notwithstanding anything to the contrary to contained in the Prospectus, neither the Master Servicer nor the Servicer will be required to purchase any
Mortgage Loan in connection with any breach of its respective obligations under the Transfer and Servicing Agreement.

MASTER SERVICER RESIGNATION; SERVICER RESIGNATION

     Except as otherwise provided in the Transfer and Servicing Agreement, the
Master Servicer may not resign unless it determines that the Master Servicer's duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. No such resignation will become effective until the
Indenture Trustee has assumed, or a successor master servicer shall have been appointed by the Indenture Trustee and until such successor has assumed, the
Master Servicer's responsibilities and obligations under the Transfer and
Servicing Agreement. The Master Servicer will have the right to assign its obligations under the Transfer and Servicing Agreement as specified in the
Transfer and Servicing Agreement.

     In general, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the
Master Servicer, will be the successor of the Master Servicer under the Transfer and Servicing Agreement, provided, that that person (or an affiliate) is qualified to service mortgage loans on behalf of, Fannie Mae or Freddie Mac and will have a net worth of not less than $15,000,000.

     Except as otherwise provided in the Transfer and Servicing Agreement, the
Servicer may not resign except by mutual consent of the Servicer and the Master
Servicer, or upon the determination that its duties are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. If the
Servicer resigns, the Master Servicer may, at its option, either terminate the defaulting Servicer and either appoint a successor servicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer. If the Master Servicer succeeds to the responsibilities of the Servicer, it will be entitled to receive the Servicing Fee.

PLEDGE OF SERVICING RIGHTS

     The Transfer and Servicing Agreement permits the Servicer to obtain financing by means of a pledge and assignment of its rights to reimbursement for outstanding Advances and other rights under the Transfer and Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer, the lender may appoint a successor servicer, provided that such successor servicer is acceptable to the Master
Servicer and meets the requirements for appointment of a successor servicer under the Transfer and Servicing Agreement. See "--General" above.

                  THE MORTGAGE LOAN PURCHASE AGREEMENT AND THE
                        TRANSFER AND SERVICING AGREEMENT

GENERAL

     On the Closing Date, pursuant to the Mortgage Loan Purchase Agreement, the
Seller will sell the Mortgage Loans to the Depositor. Pursuant to a transfer and servicing agreement (the "Transfer and Servicing Agreement"), the Depositor
will, in turn, sell the Mortgage Loans to the Trust.

                                      S-57

ASSIGNMENT OF MORTGAGE LOANS

     On the Closing Date, the Mortgage Loans will be assigned to the Trust, together with all principal and interest received with respect to the Mortgage
Loans on and after the Cut-off Date (other than Scheduled Payments due on that date). Pursuant to an indenture (the "Indenture"), the Trust will pledge all of its interest in such assets and any other property comprising the assets of the
Trust (the "Trust Estate") to the Indenture Trustee as security for the Notes.

     Each Mortgage Loan will be identified in a schedule to the Transfer and
Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the
Scheduled Payment, the maturity date and the custodian of the mortgage file, and applicable prepayment premium provisions, if any.

     As to each Mortgage Loan, the following documents, to the extent applicable, are generally required to be delivered to the Indenture Trustee (or its custodian): (1) the related original Mortgage Note, endorsed without recourse to the Indenture Trustee or in blank, or a lost note affidavit conforming to the requirements of the Transfer and Servicing Agreement, together with a copy of the related Mortgage Note, (2) the original recorded Mortgage with evidence of recording indicated thereon (or, if the original recorded
Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording),
(3) an original assignment of the Mortgage to the Indenture Trustee or in blank in recordable form (except as described below), (4) any related documents showing a complete chain of assignment, (5) the policies of title insurance issued with respect to each Mortgage Loan and (6) the originals of any assumption, modification, extension or guaranty agreements. The Depositor generally does not expect to cause the assignments of mortgage to be recorded and may instead receive an opinion of counsel acceptable to the Rating Agencies, to the effect that recording is not required to protect the Indenture Trustee's interest in the related Mortgage Loan. The Indenture Trustee or the Custodian on
behalf of the Indenture Trustee, will, for the benefit of Noteholders, review the mortgage loan documents as specified in the Transfer and Servicing
Agreement.

REPRESENTATIONS AND WARRANTIES

     Pursuant to the terms of the Mortgage Loan Purchase Agreement, the Seller will make to the Depositor certain representations and warranties concerning the
Mortgage Loans; including representations that (i) each Mortgage Loan is covered by a title insurance policy and each Mortgaged Property was covered by a standard hazard insurance; (ii) immediately prior to the transfer and assignment of each Mortgage Loan, the Seller had good title to and was sole owner of each such Mortgage Loan; (iii) each Mortgage constituted a valid lien on the related
Mortgaged Property (subject only to permissible title insurance exceptions) and that the related Mortgaged Property was free of material damage; (iv) each
Mortgage Loan was current as to all required payments; (v) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, usury, equal credit opportunity, and truth-in-lending or similar disclosure laws and all applicable anti-predatory and anti-abusive lending laws; (vi) none of the Mortgage Loans constitute "high-cost loans" as defined by applicable anti-predatory and anti-abusive lending laws; (vii) no proceeds from any Mortgage Loan were used to finance single premium credit insurance policies; and (viii) no Mortgage Loan imposes a prepayment premium for a term in excess of three years. The Depositor will assign its rights under the Mortgage Loan Purchase Agreement to the Trust pursuant to the Transfer and Servicing Agreement. The Trust will in turn pledge its rights in the Seller's representations and warranties to the Indenture
Trustee for the benefit of holders of Notes. Within the period of time specified in the Transfer and Servicing Agreement following discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of Noteholders in a Mortgage Loan or receipt of notice of such breach, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust associated with any violation of applicable federal, state or local anti-predatory or abusive lending laws (or, in certain circumstances, to substitute another mortgage loan). Rather than repurchase the Mortgage Loan as provided above, within the two year period following the Closing Date, the
Seller may remove the Mortgage Loan from the Trust and substitute in its place another Mortgage Loan of like kind; provided that the substituted Mortgage Loan meets the required characteristics specified in the Transfer and Servicing
Agreement.

                                      S-58

     To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased or a replacement Mortgage Loan is not substituted by the Seller and a Realized Loss occurs with respect to that
Mortgage Loan, holders of Notes, in particular the Subordinate Notes, may incur a loss.

ADMINISTRATION

     The Trust Administrator will agree, to the extent provided in the Transfer and Servicing Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the
Transfer and Servicing Agreement, the Indenture and the Trust Agreement. Wells
Fargo will not receive additional compensation for such services as Trust
Administrator.

AMENDMENT

     The Transfer and Servicing Agreement may be amended by the Depositor, the
Trust, the Master Servicer, the Trust Administrator, the Seller, the Servicer
and the Indenture Trustee, without consent of the Noteholders, (1) to cure any ambiguity, (2) to conform the provisions of the Transfer and Servicing Agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Transfer and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the
Code, ERISA and their related regulations; provided, however, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Noteholder. Any such amendment will be deemed not to adversely affect in any material respect the interests of any
Noteholder if the rating agencies confirm that such action would not adversely affect the then-current ratings on the Notes.

     The Transfer and Servicing Agreement may also be amended by the Depositor, the Trust, the Trust Administrator, the Master Servicer, the Seller, the
Servicer, the Indenture Trustee, the holders of each class of Notes affected thereby evidencing voting rights aggregating not less than 66?% of each such class and the Ownership Certificateholder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or modifying in any manner the rights of
Noteholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes without the consent of the holder of each such Note affected thereby or (2) reduce the percentage of Notes the holders of which are required to consent to any such amendment without the consent of the holders of all Notes affected thereby.

VOTING RIGHTS

     At all times 99% of all voting rights will be allocated among the holders of the Notes as provided below. The portion of such voting rights allocated to such Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate outstanding principal balance of the
Notes. At all times during the term of the Indenture and the Transfer and
Servicing Agreement, the holder of the Ownership Certificate will be allocated
1% of the voting rights for so long as the class remains outstanding. The voting rights allocation to any class of Notes will be allocated among all holders of each such class in proportion to the outstanding principal amount of such Notes.

                      THE TRUST AGREEMENT AND THE INDENTURE

GENERAL

     The Notes will be issued pursuant to the Indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the
Trust Administrator, which will serve as Note Registrar and Paying Agent. The
Trust Administrator will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the
Indenture, the Trust Agreement and the Transfer and Servicing Agreement.
Requests should be addressed to 9062 Old Annapolis Road, Columbia, Maryland
21045, Attention: Aames 2005-2.

                                      S-59

     The following summary describes the Trust, the Owner Trustee, the Indenture
Trustee, and certain terms of the Trust Agreement and the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such Agreements.

THE TRUST

     Aames Mortgage Investment Trust 2005-2 will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement, as amended and restated, among the Depositor, the Owner Trustee and the Trust
Administrator. The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, entering into the Group 1 Cap Agreement, the Group 2 Cap
Agreement and the Subordinate Cap Agreement, issuing the Notes, making payments on the Notes, and related activities.

     On the Closing Date, the Trust will pledge the Mortgage Loans, the Group 1
Cap Agreement, the Group 2 Cap Agreement, the Subordinate Cap Agreement and
other Trust assets to the Indenture Trustee as security for the Notes. The
Depositor will sell the Notes to the Underwriters and apply the net proceeds of such sale to the purchase of the Mortgage Loans. Other than the Mortgage Loans and the other Trust assets pledged as collateral for the Notes, the Trust will not have any assets available for payment of the Notes.

     The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under "--The Owner Trustee."

THE OWNER TRUSTEE

     Wilmington Trust Company will act, not in its individual capacity but solely as the Owner Trustee, under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at
Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The
Owner Trustee will be entitled to receive as compensation for its services a fee agreed to with and payable by the Master Servicer.

     The Trust Administrator and the Depositor will perform on behalf of the
Owner Trustee and the Trust certain administrative functions required under the
Indenture and Transfer and Servicing Agreement pursuant to the terms of the
Transfer and Servicing Agreement.

THE INDENTURE TRUSTEE

     Deutsche Bank National Trust Company will be the Indenture Trustee under the Indenture. The Indenture Trustee will be entitled to receive as compensation for its services a fee agreed to with and payable by the Master Servicer. The
Indenture Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders. The Indenture
Trustee's Corporate Trust Office is located at 1761 East St. Andrew Place, Santa
Ana, California 92705, Attention: Trust Administration, AA0502, or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Trust Administrator, the Depositor and
the Master Servicer.

CERTAIN MATTERS UNDER THE AGREEMENTS

     Events of Default Under the Indenture. An "Indenture Default" is any event of default under the Indenture, which generally consist of: (i) a default for one month or more in the payment of any Current Interest due on any class of
Notes outstanding; (ii) a default in the payment of the entire principal of any
Note when the same becomes due and payable under the Indenture or on the applicable maturity date; (iii) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such

                                      S-60

breach not having been cured within 30 days after notice thereof is given to the
Owner Trustee as provided in the Indenture; (v) the receipt of notice from the holder of the Ownership Certificate to the Indenture Trustee of such holder's failure to qualify as a REIT or a qualified REIT subsidiary; or (vi) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.

     If an Indenture Default occurs and is continuing, the Indenture Trustee or
Holders of a majority by principal amount of the Priority Class or Priority
Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by Class Principal Amount of such
Priority Class or Priority Classes of Notes. The "Priority Class" is the class or classes of Notes then outstanding having the highest priority of payment of interest.

     If the Notes are declared immediately due and payable following an
Indenture Default, the Indenture Trustee may, as directed, institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for one month or more in the payment of any interest on any class of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines, based on information provided by the Trust Administrator, that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66?% of the aggregate outstanding amount of the Notes.

     If the collateral securing the Notes is sold following an Indenture
Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

     If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the
Indenture at the request or direction of any of the holders of the Notes, if the
Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the
Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

     Except as described above in the case of an Indenture Default, no
Noteholder will have the right to institute any proceeding with respect to the
Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the
Indenture Trustee, (iii) such holder or holders have offered the Indenture
Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

     In addition, the Indenture Trustee and the Noteholders, by accepting the
Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     None of the Indenture Trustee, the Master Servicer, the Trust Administrator
nor the Owner Trustee in their respective individual capacities, nor the
Ownership Certificateholder, nor any of their respective owners,

                                      S-61

beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, except as expressly set forth in the transaction documents, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

     Redemption. The Notes are subject to redemption under the circumstances described under "Description of the Notes--Optional Purchase of the Mortgage
Loans."

     The Indenture will be discharged upon the delivery to the Trust
Administrator for cancellation of all Notes or, with certain limitations, upon deposit with the Trust Administrator of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, the Master Servicer and the Trust Administrator, and the
Ownership Certificateholder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.

AMENDMENT

     Generally, the Trust Agreement and the Indenture are subject to amendment by the parties thereto under conditions similar to those described under "The
Mortgage Loan Purchase Agreement and the Transfer and Servicing
Agreement--Amendment," except that in the case of the Trust Agreement, references to Notes and Noteholders should be read as referring to Ownership
Certificate and the Ownership Certificateholder, and in the case of the
Indenture such references should be read as referring to Notes and Noteholders.
Any amendment of the provisions of the Indenture will take the form of a supplemental indenture. In addition to the purposes described under "The
Mortgage Loan Purchase Agreement and the Transfer and Servicing
Agreement--Amendment," the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the
Indenture Trustee.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

     The yields to maturity (or to early termination) of the Notes will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to retire the Class Principal Amounts of the Notes. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Notes and other factors.

     Yields on the Senior Notes will be affected by the rate of principal payments on the Mortgage Loans in the related Mortgage Pool, primarily, and to a lesser extent (if at all) by the rate of principal prepayments on the Mortgage
Loans in the other Mortgage Pool. Yields on the Subordinate Notes will be affected by the rate of principal payments on the Mortgage Loans in both
Mortgage Pools.

     Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the Mortgaged Properties, changes in the values of Mortgaged Properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

                                      S-62

     Substantially all of the Mortgage Loans in Pool 1 and Pool 2 have Mortgage
Rates that provide for a fixed interest rate during an initial period of two, three or five years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a semi-annual basis. When such Mortgage
Loans begin their adjustable period, increases and decreases in the Mortgage
Rate on the Mortgage Loan will be limited by the Periodic Rate Cap, except in the case of the first adjustment, the Maximum Rate and the Minimum Rate, if any, and will be based on the Six-Month LIBOR Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The
Six-Month LIBOR Index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Mortgage Loan has a Maximum Rate, and each Mortgage
Loan has a Minimum Rate, which in some cases is equal to the related Gross
Margin. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrower's adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrowers' equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rate on the Notes beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

     Approximately 74.37% of all of the Mortgage Loans and approximately 75.54%
and 73.19% of the Mortgage Loans in Pool 1 and Pool 2, respectively, are subject to Prepayment Premiums during intervals ranging from one year to three years after origination, as described under "Description of the Mortgage
Pools--General" herein. Such Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Mortgage Loans during the applicable Penalty Period.

     The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investors' expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the accompanying
Prospectus under "Description of the Securities"), no assurance can be given as to such rate or the timing of principal payments on the Notes. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters.
Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the
Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties.
As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof,

                                      S-63

the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

     Prepayments, liquidations and purchases of Mortgage Loans will result in payments to holders of the related Notes of principal amounts that would otherwise be paid over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

     The yields on the Notes may be adversely affected by Net Prepayment
Interest Shortfalls on the Mortgage Loans. The yields on the Notes will be affected by the level of LIBOR from time to time and the Notes will be affected by the Mortgage Rates of the Mortgage Loans from time to time and by delinquencies in payment, defaults and prepayments of the Mortgage Loans, as described under "Risk Factors--Mortgage Loan Interest Rates May Limit Interest
Rates on the Notes." The yields on the Notes may also be adversely affected by reductions in the Mortgage Rates under the Relief Act or similar state laws.

     As described herein, excess interest will be applied, to the extent available, as an additional payments of principal on the Notes to maintain limited overcollateralization. The level of excess interest available on any
Payment Date will be influenced by, among other things:

     o    The overcollateralization level of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the aggregate Class Principal Amount of the
          Notes;

     o    The loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the
          Mortgage Loans;

     o    The value of One-Month LIBOR and Six-Month LIBOR; and

     o    The extent to which the weighted average Net Mortgage Rates of the
          Mortgage Loans exceeds the weighted average of the Interest Rates of the Notes.

     No assurances can be given as to the amount or timing of excess interest payable on the Notes.

     The yields of the Notes will be affected by the exercise by Aames
Investment Acceptance Corporation or the Servicer, as applicable, of its respective right to purchase the Mortgage Loans, as described under "Description of the Notes--Optional Purchase of the Mortgage Loans" herein.

     If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage
Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the seller due to breaches of representations and warranties.

     The Interest Rates applicable to the Notes will be affected by the level of
One-Month LIBOR from time to time and the Notes will be affected by the Mortgage
Rates of the Mortgage Loans from time to time as described under "Risk
Factors--Mortgage Loan Interest Rates May Limit Interest Rates on the Notes."

                                      S-64

OVERCOLLATERALIZATION

     The yields of the Notes will be affected by the application of Monthly
Excess Cashflow as described herein and by the amount of overcollateralization.
The amount of Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. There can be no assurance as to the rate at which overcollateralization will be maintained at the levels described herein. In addition, because of the cross collateralization features as described under "Description of the Notes--Payments of Principal,"
payments of principal on the Senior Notes may be accelerated before principal payments are applied to the Subordinate Notes.

SUBORDINATION OF THE SUBORDINATE NOTES

     As described herein, Notes having a relatively higher priority of payment will have a preferential right to receive payments of interest to the extent of the Interest Remittance Amount and principal to the extent of the Principal
Payment Amount. As a result, the yields of the Subordinate Notes will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of more senior Notes.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average lives of the Notes will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest (or, in some cases, payments under the Cap
Contract) applied in reduction of the Class Principal Amounts of the Notes.

     Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is a prepayment assumption (the "Prepayment Assumption") that represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. 100% of the Prepayment Assumption assumes a constant prepayment rate ("CPR") of 6% in month 1, an additional 1/11th of 18% CPR for each month thereafter, increasing to 24% CPR in month 12 and remaining constant at 24% CPR until month 24, increasing to and remaining constant at 50% CPR from month 25 until month 28 decreasing 1/6th of 20% CPR for each month thereafter and remaining constant at 30% CPR from month 34 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of the Prepayment Assumption. As used in the tables below, a 0%
Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment
Assumption, i.e. no prepayments; a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption, and so forth. The Prepayment
Assumption does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

     The tables beginning on page S-71 were prepared based on the following assumptions (collectively, the "Modeling Assumptions"):

         (1) the initial Class Principal Amounts are as set forth in the table on page S-2 of this prospectus supplement and the Interest Rates are as described herein;

         (2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in June 2005;

         (3) principal prepayments are received in full on the last day of each month commencing in May 2005 and there are no Net Prepayment Interest
     Shortfalls;

         (4) there are no defaults or delinquencies on the Mortgage Loans;

                                      S-65

         (5) Payment Dates occur on the 25th day of each month, irrespective of whether such day is a Business Day, commencing in June 2005;

         (6) there are no purchases or substitutions of Mortgage Loans;

         (7) the Mortgage Rate of each Mortgage Loan is adjusted on the next applicable Adjustment Date to equal the value of the Six-Month LIBOR Index set forth below plus the related Gross Margin, subject to any applicable
     Initial Cap or Subsequent Periodic Cap and Maximum or Minimum Interest
     Rate;

         (8) the value of six-month LIBOR is equal to 3.480% and the value of one-month LIBOR is equal to 3.090%;

         (9) the applicable index for the Notes is One-Month LIBOR;

         (10) none of the Mortgage Loans provide for payments of interest that accrue based on the daily simple interest method;

         (11) there is no Optional Termination of the Trust (except in the case of Weighted Average Life in Years With Optional Termination);

         (12) the Notes are issued on May 31, 2005; and

         (13) the Mortgage Loans are aggregated into assumed Mortgage Loans having the following characteristics:

                                      S-66

                 ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 1



                                                            REMAINING   REMAINING  ORIGINAL
                                       GROSS        NET      TERM TO     AMORT.     TERM TO   MONTHS TO     GROSS
    MORTGAGE LOAN        PRINCIPAL    MORTGAGE    MORTGAGE  MATURITY     TERM      MATURITY   NEXT RATE     MARGIN     MAXIMUM
      TYPE (1)          BALANCE ($)   RATE (%)    RATE (%)  (MONTHS)    (MONTHS)   (MONTHS)   ADJUSTMENT      (%)      RATE (%)
------------------    --------------  ----------  --------  ---------   ---------  --------   ----------  --------  -----------

2/28 ARM (6ML)....    111,350,096.75    7.469167  6.956667   359         359        360         23        5.666500  13.469167
2/28 ARM (6ML)....      6,917,167.27    8.025577  7.513077   359         359        360         23        5.706873  14.025577
2/28 ARM (6ML)....        648,993.09    6.685027  6.172527   359         359        360         23        5.500000  12.685027
2/28 ARM (6ML)....        259,000.00    7.750000  7.237500   360         360        360         24        5.500000  13.750000
2/28 ARM (6ML)....      3,015,519.30    6.868662  6.356162   359         359        360         23        5.500000  12.868662
2/28 ARM (6ML)....    246,704,136.48    7.083703  6.571203   359         359        360         23        5.625974  13.083703
2/28 ARM (6ML)....     16,903,107.40    7.597801  7.085301   359         359        360         23        5.552012  13.597801
2/28 ARM (6ML)....      2,702,030.68    8.547513  8.035013   359         359        360         23        5.866174  14.547513
2/28 ARM (6ML)....      4,579,012.61    6.881952  6.369452   359         359        360         23        5.528958  12.881952
2/28 ARM (6ML)....      5,077,735.23    7.887011  7.374511   359         359        360         23        5.727884  13.887011
2/28 ARM (6ML)....     11,551,684.97    7.423338  6.910838   359         359        360         23        5.684519  13.423338
2/28 ARM (6ML)....      1,382,251.02    8.693568  8.181068   360         360        360         24        5.500000  14.693568
2/28 ARM (6ML)....        179,632.00    7.160000  6.647500   360         360        360         24        5.500000  13.160000
2/28 ARM (6ML)....        367,500.00    5.780000  5.267500   359         359        360         23        5.500000  11.780000
2/28 ARM (6ML)....     18,937,922.45    7.009005  6.496505   359         300        360         23        5.517858  13.009005
2/28 ARM (6ML)....      2,147,120.00    6.823787  6.311287   359         300        360         23        5.500000  12.823787
2/28 ARM (6ML)....        163,200.00    6.510000  5.997500   360         300        360         24        5.500000  12.510000
2/28 ARM (6ML)....    102,294,785.61    6.601255  6.088755   359         300        360         23        5.520658  12.600893
2/28 ARM (6ML)....      2,771,704.00    6.511095  5.998595   359         300        360         23        5.500000  12.511095
2/28 ARM (6ML)....      2,314,037.00    6.158390  5.645890   359         300        360         23        5.500000  12.158390
2/28 ARM (6ML)....        470,400.00    6.525306  6.012806   360         300        360         24        5.500000  12.525306
2/28 ARM (6ML)....      5,289,069.96    6.831911  6.319411   359         300        360         23        5.565866  12.831911
2/28 ARM (6ML)....        647,098.99    6.408417  5.895917   360         300        360         24        5.674061  12.408417
2/28 ARM (6ML)....        559,999.99    5.702679  5.190179   359         300        360         23        5.500000  11.702679
3/27 ARM (6ML)....      3,963,647.29    7.614353  7.101853   359         359        360         35        5.725994  13.614353
3/27 ARM (6ML)....        204,720.00    5.940000  5.427500   360         360        360         36        5.500000  11.940000
3/27 ARM (6ML)....        180,236.28    6.480000  5.967500   359         359        360         35        5.500000  12.480000
3/27 ARM (6ML)....      4,430,585.30    6.854753  6.342253   359         359        360         35        5.519745  12.854753
3/27 ARM (6ML)....        224,000.00    6.130000  5.617500   359         359        360         35        5.500000  12.130000
3/27 ARM (6ML)....        160,000.00    6.430000  5.917500   359         300        360         35        5.500000  12.430000
3/27 ARM (6ML)....      1,440,600.00    6.622649  6.110149   359         300        360         35        5.634819  12.622649
3/27 ARM (6ML)....        359,920.00    8.700000  8.187500   360         300        360         36        5.500000  14.700000
5/25 ARM (6ML)....      6,330,149.02    6.542340  6.029840   359         359        360         59        5.111098  11.542340
5/25 ARM (6ML)....        374,308.56    6.634108  6.121608   358         358        360         58        5.500000  11.634108
5/25 ARM (6ML)....        218,032.00    6.260000  5.747500   360         360        360         60        5.500000  11.260000
5/25 ARM (6ML)....      7,857,153.48    6.388402  5.875902   359         359        360         59        5.564056  11.388402
5/25 ARM (6ML)....        776,420.00    6.624360  6.111860   360         360        360         60        5.653010  11.624360
5/25 ARM (6ML)....        276,000.00    5.530000  5.017500   359         359        360         59        5.500000  10.530000
5/25 ARM (6ML)....        331,705.65    6.600000  6.087500   359         359        360         59        5.500000  11.600000
5/25 ARM (6ML)....      1,167,880.00    6.942232  6.429732   359         300        360         59        5.643337  11.942232
5/25 ARM (6ML)....        248,000.00    4.980000  4.467500   358         300        360         58        5.500000   9.980000
5/25 ARM (6ML)....      3,345,249.46    6.394056  5.881556   359         300        360         59        5.573918  11.394056
5/25 ARM (6ML)....        450,000.00    6.325000  5.812500   360         300        360         60        5.500000  11.325000




                                                                       ORIGINAL
                                    INITIAL    SUBSEQUENT    RATE      INTEREST
                                    PERIODIC    PERIODIC   ADJUSTMENT    ONLY
    MORTGAGE LOAN        MINIMUM    RATE CAP    RATE CAP   FREQUENCY     TERM
      TYPE (1)            RATE (%)     (%)        (%)      (MONTHS)    (MONTHS)
------------------       ---------  --------   ---------   ----------  --------

2/28 ARM (6ML)....       7.469167   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....       8.025577   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....       6.685027   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....       7.750000   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....       6.868662   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....       7.083703   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....       7.597801   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....       8.547513   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....       6.881952   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....       7.887011   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....       7.423338   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....       8.693568   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....       7.160000   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....       5.780000   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....       7.009005   3.000000   1.000000       6          60
2/28 ARM (6ML)....       6.823787   3.000000   1.000000       6          60
2/28 ARM (6ML)....       6.510000   3.000000   1.000000       6          60
2/28 ARM (6ML)....       6.600893   3.000000   1.000000       6          60
2/28 ARM (6ML)....       6.511095   3.000000   1.000000       6          60
2/28 ARM (6ML)....       6.158390   3.000000   1.000000       6          60
2/28 ARM (6ML)....       6.525306   3.000000   1.000000       6          60
2/28 ARM (6ML)....       6.831911   3.000000   1.000000       6          60
2/28 ARM (6ML)....       6.408417   3.000000   1.000000       6          60
2/28 ARM (6ML)....       5.702679   3.000000   1.000000       6          60
3/27 ARM (6ML)....       7.614353   3.000000   1.000000       6         N/A
3/27 ARM (6ML)....       5.940000   3.000000   1.000000       6         N/A
3/27 ARM (6ML)....       6.480000   3.000000   1.000000       6         N/A
3/27 ARM (6ML)....       6.854753   3.000000   1.000000       6         N/A
3/27 ARM (6ML)....       6.130000   3.000000   1.000000       6         N/A
3/27 ARM (6ML)....       6.430000   3.000000   1.000000       6          60
3/27 ARM (6ML)....       6.622649   3.000000   1.000000       6          60
3/27 ARM (6ML)....       8.700000   3.000000   1.000000       6          60
5/25 ARM (6ML)....       6.542340   4.165896   1.000000       6         N/A
5/25 ARM (6ML)....       6.634108   5.000000   1.000000       6         N/A
5/25 ARM (6ML)....       6.260000   1.000000   1.000000       6         N/A
5/25 ARM (6ML)....       6.388402   4.752129   1.000000       6         N/A
5/25 ARM (6ML)....       6.624360   5.000000   1.000000       6         N/A
5/25 ARM (6ML)....       5.530000   5.000000   1.000000       6         N/A
5/25 ARM (6ML)....       6.600000   5.000000   1.000000       6         N/A
5/25 ARM (6ML)....       6.942232   5.000000   1.000000       6          60
5/25 ARM (6ML)....       4.980000   5.000000   1.000000       6          60
5/25 ARM (6ML)....       6.394056   5.000000   1.000000       6          60
5/25 ARM (6ML)....       6.325000   5.000000   1.000000       6          60


-----------

(1) "6ML" indicates that the assumed Mortgage Loan bears interest based on six-month LIBOR.

                                      S-67

                 ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 2



                                                              REMAINING  REMAINING  ORIGINAL
                                         GROSS      NET        TERM TO    AMORT.    TERM TO    MONTHS TO     GROSS
    MORTGAGE LOAN        PRINCIPAL      MORTGAGE   MORTGAGE   MATURITY    TERM      MATURITY   NEXT RATE     MARGIN    MAXIMUM
      TYPE (1)          BALANCE ($)     RATE (%)   RATE (%)   (MONTHS)   (MONTHS)   (MONTHS)  ADJUSTMENT      (%)      RATE (%)
------------------     --------------   ---------  --------   ---------  ---------  --------  ----------   --------   ---------

2/28 ARM (6ML)....     132,473,661.22   8.201555   7.689055     359        359        360         23       5.799110   14.200428
2/28 ARM (6ML)....      1,981,475.12    7.685544   7.173044     359        359        360         23       5.780291   13.685544
2/28 ARM (6ML)....        311,000.00    7.239421   6.726921     360        360        360         24       5.500000   13.239421
2/28 ARM (6ML)....        108,000.00    9.220000   8.707500     360        360        360         24       5.500000   15.220000
2/28 ARM (6ML)....      4,693,979.72    7.511724   6.999224     359        359        360         23       5.897118   13.511724
2/28 ARM (6ML)....     221,855,476.79   7.411342   6.898842     359        359        360         23       5.743993   13.411342
2/28 ARM (6ML)....     63,223,665.67    7.854429   7.341929     359        359        360         23       5.642985   13.853879
2/28 ARM (6ML)....        782,517.49    8.109187   7.596687     359        359        360         23       5.854909   14.109187
2/28 ARM (6ML)....      9,407,367.69    7.342436   6.829936     359        359        360         23       5.821003   13.342436
2/28 ARM (6ML)....     25,228,408.35    8.008542   7.496042     359        359        360         23       5.737958   14.008542
2/28 ARM (6ML)....     23,183,444.17    8.042766   7.530266     359        359        360         23       5.820459   14.042766
2/28 ARM (6ML)....      4,797,284.80    8.033043   7.520543     359        359        360         23       5.583215   14.033043
2/28 ARM (6ML)....      1,055,704.36    8.328397   7.815897     359        359        360         23       5.702000   14.328397
2/28 ARM (6ML)....      1,824,775.68    6.862795   6.350295     359        359        360         23       5.710517   12.862795
2/28 ARM (6ML)....        651,272.91    8.816996   8.304496     359        359        360         23       6.172632   14.816996
2/28 ARM (6ML)....        115,500.00    7.450000   6.937500     359        359        360         23       5.950000   13.450000
2/28 ARM (6ML)....        174,000.00    6.977672   6.465172     359        359        360         23       5.500000   12.977672
2/28 ARM (6ML)....         96,062.98    5.930000   5.417500     359        359        360         23       5.500000   11.930000
2/28 ARM (6ML)....      9,882,971.94    7.228670   6.716170     359        300        360         23       5.539156   13.228670
2/28 ARM (6ML)....        136,399.99    7.400000   6.887500     359        300        360         23       5.950000   13.400000
2/28 ARM (6ML)....     22,346,860.73    6.624625   6.112125     359        300        360         23       5.540553   12.624625
2/28 ARM (6ML)....      2,375,345.46    6.658721   6.146221     359        300        360         23       5.500000   12.658721
2/28 ARM (6ML)....      3,509,959.97    6.475268   5.962768     359        300        360         23       5.546001   12.475268
2/28 ARM (6ML)....      1,063,356.42    6.677756   6.165256     359        300        360         23       5.500000   12.677756
2/28 ARM (6ML)....      3,296,436.00    6.948554   6.436054     360        300        360         24       5.574043   12.948554
2/28 ARM (6ML)....         91,992.00    6.680000   6.167500     358        300        360         22       5.500000   12.680000
2/28 ARM (6ML)....      1,412,800.00    6.313434   5.800934     359        300        360         23       5.610207   12.313434
3/27 ARM (6ML)....      4,744,561.29    7.778253   7.265753     359        359        360         35       5.691583   13.778253
3/27 ARM (6ML)....        179,148.94    6.330000   5.817500     358        358        360         34       5.500000   12.330000
3/27 ARM (6ML)....        245,013.07    7.453779   6.941279     358        358        360         34       5.500000   13.453779
3/27 ARM (6ML)....        196,420.00    7.352679   6.840179     360        360        360         36       5.675262   13.352679
3/27 ARM (6ML)....      7,732,843.78    7.039085   6.526585     359        359        360         35       5.631760   13.039085
3/27 ARM (6ML)....      2,578,576.46    7.945343   7.432843     359        359        360         35       5.760253   13.945343
3/27 ARM (6ML)....        504,429.16    5.634582   5.122082     359        359        360         35       5.500000   11.634582
3/27 ARM (6ML)....        107,500.00    9.191047   8.678547     360        360        360         36       5.876744   15.191047
3/27 ARM (6ML)....        279,159.34    7.194048   6.681548     360        360        360         36       5.500000   13.194048
3/27 ARM (6ML)....        611,200.00    7.064162   6.551662     359        300        360         35       5.705563   13.064162
3/27 ARM (6ML)....        131,200.00    5.680000   5.167500     359        300        360         35       5.500000   11.680000
3/27 ARM (6ML)....        454,100.00    7.102197   6.589697     359        300        360         35       5.500000   13.102197
5/25 ARM (6ML)....      7,717,281.18    7.623751   7.111251     359        359        360         59       5.776958   12.633664
5/25 ARM (6ML)....        168,000.00    7.850000   7.337500     360        360        360         60       5.500000   12.850000
5/25 ARM (6ML)....        424,181.41    6.097782   5.585282     359        359        360         59       5.950000   11.097782
5/25 ARM (6ML)....        510,146.44    6.796814   6.284314     359        359        360         59       5.552883   11.796814
5/25 ARM (6ML)....     10,058,349.28    6.759849   6.247349     359        359        360         59       5.617480   11.759849
5/25 ARM (6ML)....      2,016,750.88    7.694354   7.181854     359        359        360         59       5.577973   12.694354




                                                                    ORIGINAL
                                  INITIAL    SUBSEQUENT     RATE    INTEREST
                                  PERIODIC   PERIODIC    ADJUSTMENT   ONLY
    MORTGAGE LOAN      MINIMUM    RATE CAP   RATE CAP     FREQUENCY   TERM
      TYPE (1)         RATE (%)      (%)        (%)       (MONTHS)  (MONTHS)
------------------     --------   --------   ---------   ---------- --------

2/28 ARM (6ML)....     8.201555   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....     7.685544   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....     7.239421   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....     9.220000   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....     7.511724   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....     7.411342   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....     7.854429   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....     8.109187   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....     7.342436   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....     8.008542   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....     8.042766   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....     8.033043   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....     8.328397   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....     6.862795   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....     8.816996   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....     7.450000   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....     6.977672   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....     5.930000   3.000000   1.000000       6         N/A
2/28 ARM (6ML)....     7.228670   3.000000   1.000000       6          60
2/28 ARM (6ML)....     7.400000   3.000000   1.000000       6          60
2/28 ARM (6ML)....     6.624625   3.000000   1.000000       6          60
2/28 ARM (6ML)....     6.658721   3.000000   1.000000       6          60
2/28 ARM (6ML)....     6.475268   3.000000   1.000000       6          60
2/28 ARM (6ML)....     6.677756   3.000000   1.000000       6          60
2/28 ARM (6ML)....     6.948554   3.000000   1.000000       6          60
2/28 ARM (6ML)....     6.680000   3.000000   1.000000       6          60
2/28 ARM (6ML)....     6.313434   3.000000   1.000000       6          60
3/27 ARM (6ML)....     7.778253   3.000000   1.000000       6         N/A
3/27 ARM (6ML)....     6.330000   3.000000   1.000000       6         N/A
3/27 ARM (6ML)....     7.453779   3.000000   1.000000       6         N/A
3/27 ARM (6ML)....     7.352679   3.000000   1.000000       6         N/A
3/27 ARM (6ML)....     7.039085   3.000000   1.000000       6         N/A
3/27 ARM (6ML)....     7.945343   3.000000   1.000000       6         N/A
3/27 ARM (6ML)....     5.634582   3.000000   1.000000       6         N/A
3/27 ARM (6ML)....     9.191047   3.000000   1.000000       6         N/A
3/27 ARM (6ML)....     7.194048   3.000000   1.000000       6         N/A
3/27 ARM (6ML)....     7.064162   3.000000   1.000000       6          60
3/27 ARM (6ML)....     5.680000   3.000000   1.000000       6          60
3/27 ARM (6ML)....     7.102197   3.000000   1.000000       6          60
5/25 ARM (6ML)....     7.623751   4.477173   1.000000       6         N/A
5/25 ARM (6ML)....     7.850000   5.000000   1.000000       6         N/A
5/25 ARM (6ML)....     6.097782   5.000000   1.000000       6         N/A
5/25 ARM (6ML)....     6.796814   5.000000   1.000000       6         N/A
5/25 ARM (6ML)....     6.759849   4.462007   1.000000       6         N/A
5/25 ARM (6ML)....     7.694354   4.595488   1.000000       6         N/A


                                      S-68



                                                              REMAINING  REMAINING  ORIGINAL
                                         GROSS      NET        TERM TO    AMORT.    TERM TO    MONTHS TO     GROSS
    MORTGAGE LOAN        PRINCIPAL      MORTGAGE   MORTGAGE   MATURITY    TERM      MATURITY   NEXT RATE     MARGIN    MAXIMUM
      TYPE (1)          BALANCE ($)     RATE (%)   RATE (%)   (MONTHS)   (MONTHS)   (MONTHS)  ADJUSTMENT      (%)      RATE (%)
------------------     --------------   ---------  --------   ---------  ---------  --------  ----------   --------   ---------

5/25 ARM (6ML)....        165,000.00    6.705000   6.192500     359        359        360         59       5.500000   11.705000
5/25 ARM (6ML)....        159,866.00    6.030000   5.517500     359        359        360         59       5.500000   11.030000
5/25 ARM (6ML)....        199,755.00    7.607049   7.094549     359        359        360         59       5.806375   12.607049
5/25 ARM (6ML)....        216,270.43    7.246379   6.733879     359        359        360         59       5.893107   12.246379
5/25 ARM (6ML)....        243,996.00    7.097692   6.585192     360        360        360         60       5.500000   12.097692
5/25 ARM (6ML)....        351,600.00    7.025666   6.513166     359        300        360         59       5.697099   12.025666
5/25 ARM (6ML)....      2,163,799.99    6.188656   5.676156     359        300        360         59       5.578321   11.188656
5/25 ARM (6ML)....        147,000.00    7.250000   6.737500     360        300        360         60       5.500000   12.250000
5/25 ARM (6ML)....        267,999.99    6.225821   5.713321     359        300        360         59       5.500000   11.225821
5/25 ARM (6ML)....        114,999.98    7.005000   6.492500     358        300        360         58       5.500000   12.005000




                                                                    ORIGINAL
                                  INITIAL    SUBSEQUENT     RATE    INTEREST
                                  PERIODIC   PERIODIC    ADJUSTMENT   ONLY
    MORTGAGE LOAN      MINIMUM    RATE CAP   RATE CAP     FREQUENCY   TERM
      TYPE (1)         RATE (%)      (%)        (%)       (MONTHS)  (MONTHS)
------------------     --------   --------   ---------   ---------- --------

5/25 ARM (6ML)....     6.705000   5.000000   1.000000       6         N/A
5/25 ARM (6ML)....     6.030000   5.000000   1.000000       6         N/A
5/25 ARM (6ML)....     7.607049   3.723336   1.000000       6         N/A
5/25 ARM (6ML)....     7.246379   5.000000   1.000000       6         N/A
5/25 ARM (6ML)....     7.097692   5.000000   1.000000       6         N/A
5/25 ARM (6ML)....     7.025666   5.000000   1.000000       6          60
5/25 ARM (6ML)....     6.188656   4.696830   1.000000       6          60
5/25 ARM (6ML)....     7.250000   5.000000   1.000000       6          60
5/25 ARM (6ML)....     6.225821   5.000000   1.000000       6          60
5/25 ARM (6ML)....     7.005000   5.000000   1.000000       6          60


-----------
(1) "6ML" indicates that the assumed Mortgage Loan bears interest based on six-month LIBOR.

                                      S-69

     The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.
For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage
Loans. Moreover, the diverse remaining terms to maturity and the Mortgage Rate of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the initial Class Principal Amounts of the Notes that would be outstanding after each of the Payment Dates shown at various percentages of the Prepayment
Assumption.

     The weighted average life of a Note is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Note to the related Payment Date, (2)
adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

                                      S-70

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS 1A1 AND CLASS 1A2
  NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION



                                               CLASS 1A1 NOTES                           CLASS 1A2 NOTES
                                    ---------------------------------------   ---------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                    ----    -----   ------  ------  ------    ----    -----   ------  ------   ------

Initial Percentage.............      100     100      100     100     100      100     100      100     100      100
May 25, 2006...................       97      44       30      16       0      100     100      100     100       98
May 25, 2007...................       94       0        0       0       0      100      84       70      56       37
May 25, 2008...................       91       0        0       0       0      100      41       21       5        0
May 25, 2009...................       89       0        0       0       0      100      32       21       5        0
May 25, 2010...................       86       0        0       0       0      100      23       13       5        0
May 25, 2011...................       81       0        0       0       0      100      16        7       2        0
May 25, 2012...................       76       0        0       0       0      100      10        3       0        0
May 25, 2013...................       71       0        0       0       0      100       6        *       0        0
May 25, 2014...................       66       0        0       0       0      100       3        0       0        0
May 25, 2015...................       59       0        0       0       0      100       1        0       0        0
May 25, 2016...................       52       0        0       0       0      100       0        0       0        0
May 25, 2017...................       45       0        0       0       0      100       0        0       0        0
May 25, 2018...................       37       0        0       0       0      100       0        0       0        0
May 25, 2019...................       28       0        0       0       0      100       0        0       0        0
May 25, 2020...................       18       0        0       0       0      100       0        0       0        0
May 25, 2021...................        7       0        0       0       0      100       0        0       0        0
May 25, 2022...................        0       0        0       0       0       98       0        0       0        0
May 25, 2023...................        0       0        0       0       0       92       0        0       0        0
May 25, 2024...................        0       0        0       0       0       85       0        0       0        0
May 25, 2025...................        0       0        0       0       0       77       0        0       0        0
May 25, 2026...................        0       0        0       0       0       69       0        0       0        0
May 25, 2027...................        0       0        0       0       0       60       0        0       0        0
May 25, 2028...................        0       0        0       0       0       50       0        0       0        0
May 25, 2029...................        0       0        0       0       0       43       0        0       0        0
May 25, 2030...................        0       0        0       0       0       37       0        0       0        0
May 25, 2031...................        0       0        0       0       0       30       0        0       0        0
May 25, 2032...................        0       0        0       0       0       22       0        0       0        0
May 25, 2033...................        0       0        0       0       0       13       0        0       0        0
May 25, 2034...................        0       0        0       0       0        4       0        0       0        0
May 25, 2035...................        0       0        0       0       0        0       0        0       0        0
Weighted Average Life in Years:
   Without Optional Termination     10.50     0.92    0.79    0.69     0.59   23.30     3.70    2.90     2.22    1.78
   With Optional Termination...     10.50     0.92    0.79    0.69     0.59   23.15     3.40    2.67     2.12    1.78


* Indicates a value greater than 0.0% and less than 0.5%.

                                      S-71

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS 1A3 AND CLASS 2A1
   NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION



                                               CLASS 1A3 NOTES                           CLASS 2A1 NOTES
                                    ---------------------------------------   ---------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                    ----    -----   ------  ------  ------    ----    -----   ------  ------   ------

Initial Percentage.............      100     100      100     100     100      100     100      100     100      100
May 25, 2006...................      100     100      100     100     100       99      82       78      73       67
May 25, 2007...................      100     100      100     100     100       98      58       49      40       27
May 25, 2008...................      100     100      100     100       0       97      30       18       7        0
May 25, 2009...................      100     100      100     100       0       96      24       18       7        0
May 25, 2010...................      100     100      100     100       0       95      18       12       7        0
May 25, 2011...................      100     100      100     100       0       93      14        9       5        0
May 25, 2012...................      100     100      100      84       0       92      10        6       3        0
May 25, 2013...................      100     100      100      53       0       90       8        4       2        0
May 25, 2014...................      100     100       74      34       0       89       6        3       1        0
May 25, 2015...................      100     100       51      22       0       87       4        2       1        0
May 25, 2016...................      100      86       36       8       0       84       3        1       *        0
May 25, 2017...................      100      64       25       0       0       82       2        1       0        0
May 25, 2018...................      100      48       13       0       0       80       2        *       0        0
May 25, 2019...................      100      36        4       0       0       77       1        *       0        0
May 25, 2020...................      100      27        0       0       0       74       1        0       0        0
May 25, 2021...................      100      18        0       0       0       70       1        0       0        0
May 25, 2022...................      100       9        0       0       0       67       *        0       0        0
May 25, 2023...................      100       2        0       0       0       63       *        0       0        0
May 25, 2024...................      100       0        0       0       0       58       0        0       0        0
May 25, 2025...................      100       0        0       0       0       53       0        0       0        0
May 25, 2026...................      100       0        0       0       0       48       0        0       0        0
May 25, 2027...................      100       0        0       0       0       42       0        0       0        0
May 25, 2028...................      100       0        0       0       0       36       0        0       0        0
May 25, 2029...................      100       0        0       0       0       32       0        0       0        0
May 25, 2030...................      100       0        0       0       0       28       0        0       0        0
May 25, 2031...................      100       0        0       0       0       23       0        0       0        0
May 25, 2032...................      100       0        0       0       0       18       0        0       0        0
May 25, 2033...................      100       0        0       0       0       12       0        0       0        0
May 25, 2034...................      100       0        0       0       0        6       0        0       0        0
May 25, 2035...................        0       0        0       0       0        0       0        0       0        0
Weighted Average Life in Years:
   Without Optional Termination     29.66    13.44   10.56    8.53     2.52   19.40     3.17    2.51     1.97    1.43
   With Optional Termination...     27.65     5.90    4.65    3.74     2.52   19.23     2.70    2.14     1.73    1.43


* Indicates a value greater than 0.0% and less than 0.5%.

                                      S-72

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M1 AND CLASS M2
   NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION



                                                CLASS M1 NOTES                            CLASS M2 NOTES
                                   ---------------------------------------   ---------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                    ----    -----   ------  ------  ------    ----    -----   ------  ------   ------

Initial Percentage.............      100     100      100     100     100      100     100      100     100      100
May 25, 2006...................      100     100      100     100     100      100     100      100     100      100
May 25, 2007...................      100     100      100     100     100      100     100      100     100      100
May 25, 2008...................      100     100      100     100       0      100     100      100     100       48
May 25, 2009...................      100      69       55     100       0      100      69       50      96       48
May 25, 2010...................      100      52       35      48       0      100      52       35      22       48
May 25, 2011...................      100      39       24      14       0      100      39       24      14       48
May 25, 2012...................      100      29       17       9       0      100      29       17       9       28
May 25, 2013...................      100      22       11       6       0      100      22       11       6        9
May 25, 2014...................      100      16        8       4       0      100      16        8       4        0
May 25, 2015...................      100      12        5       0       0      100      12        5       0        0
May 25, 2016...................      100       9        4       0       0      100       9        4       0        0
May 25, 2017...................      100       7        2       0       0      100       7        0       0        0
May 25, 2018...................      100       5        0       0       0      100       5        0       0        0
May 25, 2019...................      100       4        0       0       0      100       4        0       0        0
May 25, 2020...................      100       3        0       0       0      100       1        0       0        0
May 25, 2021...................      100       0        0       0       0      100       0        0       0        0
May 25, 2022...................      100       0        0       0       0      100       0        0       0        0
May 25, 2023...................      100       0        0       0       0      100       0        0       0        0
May 25, 2024...................      100       0        0       0       0      100       0        0       0        0
May 25, 2025...................      100       0        0       0       0      100       0        0       0        0
May 25, 2026...................      100       0        0       0       0      100       0        0       0        0
May 25, 2027...................      100       0        0       0       0      100       0        0       0        0
May 25, 2028...................      100       0        0       0       0      100       0        0       0        0
May 25, 2029...................       89       0        0       0       0       89       0        0       0        0
May 25, 2030...................       77       0        0       0       0       77       0        0       0        0
May 25, 2031...................       64       0        0       0       0       64       0        0       0        0
May 25, 2032...................       50       0        0       0       0       50       0        0       0        0
May 25, 2033...................       34       0        0       0       0       34       0        0       0        0
May 25, 2034...................       17       0        0       0       0       17       0        0       0        0
May 25, 2035...................        0       0        0       0       0        0       0        0       0        0
Weighted Average Life in Years:
   Without Optional Termination     26.86     6.16    5.26    5.36     2.71   26.86     6.14    5.13     4.87    5.02
   With Optional Termination...     26.38     4.85    4.25    3.74     2.69   26.38     4.85    4.13     3.74    2.74


                                      S-73

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M3 AND CLASS M4
   NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION



                                                CLASS M3 NOTES                            CLASS M4 NOTES
                                   ---------------------------------------   ---------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                    ----    -----   ------  ------  ------    ----    -----   ------  ------   ------

Initial Percentage.............      100     100      100     100     100      100     100      100     100      100
May 25, 2006...................      100     100      100     100     100      100     100      100     100      100
May 25, 2007...................      100     100      100     100     100      100     100      100     100      100
May 25, 2008...................      100     100      100     100     100      100     100      100     100      100
May 25, 2009...................      100      69       50      35     100      100      69       50      35      100
May 25, 2010...................      100      52       35      22      96      100      52       35      22       10
May 25, 2011...................      100      39       24      14      16      100      39       24      14        6
May 25, 2012...................      100      29       17       9       0      100      29       17       9        0
May 25, 2013...................      100      22       11       6       0      100      22       11       6        0
May 25, 2014...................      100      16        8       2       0      100      16        8       0        0
May 25, 2015...................      100      12        5       0       0      100      12        5       0        0
May 25, 2016...................      100       9        3       0       0      100       9        0       0        0
May 25, 2017...................      100       7        0       0       0      100       7        0       0        0
May 25, 2018...................      100       5        0       0       0      100       5        0       0        0
May 25, 2019...................      100       3        0       0       0      100       0        0       0        0
May 25, 2020...................      100       0        0       0       0      100       0        0       0        0
May 25, 2021...................      100       0        0       0       0      100       0        0       0        0
May 25, 2022...................      100       0        0       0       0      100       0        0       0        0
May 25, 2023...................      100       0        0       0       0      100       0        0       0        0
May 25, 2024...................      100       0        0       0       0      100       0        0       0        0
May 25, 2025...................      100       0        0       0       0      100       0        0       0        0
May 25, 2026...................      100       0        0       0       0      100       0        0       0        0
May 25, 2027...................      100       0        0       0       0      100       0        0       0        0
May 25, 2028...................      100       0        0       0       0      100       0        0       0        0
May 25, 2029...................       89       0        0       0       0       89       0        0       0        0
May 25, 2030...................       77       0        0       0       0       77       0        0       0        0
May 25, 2031...................       64       0        0       0       0       64       0        0       0        0
May 25, 2032...................       50       0        0       0       0       50       0        0       0        0
May 25, 2033...................       34       0        0       0       0       34       0        0       0        0
May 25, 2034...................       17       0        0       0       0       17       0        0       0        0
May 25, 2035...................        0       0        0       0       0        0       0        0       0        0
Weighted Average Life in Years:
   Without Optional Termination     26.85     6.11    5.05    4.63     5.59   26.85     6.09    5.00     4.50    4.82
   With Optional Termination...     26.38     4.84    4.07    3.74     2.74   26.38     4.84    4.03     3.71    2.74


                                      S-74

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M5 AND CLASS M6
  NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION



                                                CLASS M5 NOTES                            CLASS M6 NOTES
                                   ---------------------------------------   ---------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                    ----    -----   ------  ------  ------    ----    -----   ------  ------   ------

Initial Percentage.............      100     100      100     100     100      100     100      100     100      100
May 25, 2006...................      100     100      100     100     100      100     100      100     100      100
May 25, 2007...................      100     100      100     100     100      100     100      100     100      100
May 25, 2008...................      100     100      100     100     100      100     100      100     100      100
May 25, 2009...................      100      69       50      35     100      100      69       50      35       28
May 25, 2010...................      100      52       35      22      10      100      52       35      22       10
May 25, 2011...................      100      39       24      14       6      100      39       24      14        2
May 25, 2012...................      100      29       17       9       0      100      29       17       9        0
May 25, 2013...................      100      22       11       6       0      100      22       11       3        0
May 25, 2014...................      100      16        8       0       0      100      16        8       0        0
May 25, 2015...................      100      12        5       0       0      100      12        2       0        0
May 25, 2016...................      100       9        0       0       0      100       9        0       0        0
May 25, 2017...................      100       7        0       0       0      100       7        0       0        0
May 25, 2018...................      100       4        0       0       0      100       0        0       0        0
May 25, 2019...................      100       0        0       0       0      100       0        0       0        0
May 25, 2020...................      100       0        0       0       0      100       0        0       0        0
May 25, 2021...................      100       0        0       0       0      100       0        0       0        0
May 25, 2022...................      100       0        0       0       0      100       0        0       0        0
May 25, 2023...................      100       0        0       0       0      100       0        0       0        0
May 25, 2024...................      100       0        0       0       0      100       0        0       0        0
May 25, 2025...................      100       0        0       0       0      100       0        0       0        0
May 25, 2026...................      100       0        0       0       0      100       0        0       0        0
May 25, 2027...................      100       0        0       0       0      100       0        0       0        0
May 25, 2028...................      100       0        0       0       0      100       0        0       0        0
May 25, 2029...................       89       0        0       0       0       89       0        0       0        0
May 25, 2030...................       77       0        0       0       0       77       0        0       0        0
May 25, 2031...................       64       0        0       0       0       64       0        0       0        0
May 25, 2032...................       50       0        0       0       0       50       0        0       0        0
May 25, 2033...................       34       0        0       0       0       34       0        0       0        0
May 25, 2034...................       17       0        0       0       0       17       0        0       0        0
May 25, 2035...................        0       0        0       0       0        0       0        0       0        0
Weighted Average Life in Years:
   Without Optional Termination     26.85     6.07    4.95    4.41     4.42   26.85     6.03    4.91     4.33    4.17
   With Optional Termination...     26.38     4.84    4.00    3.63     2.74   26.38     4.83    3.98     3.57    2.74


                                      S-75

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M7 AND CLASS M8
   NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION



                                                CLASS M7 NOTES                            CLASS M8 NOTES
                                   ---------------------------------------   ---------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                    ----    -----   ------  ------  ------    ----    -----   ------  ------   ------

Initial Percentage............ .     100     100      100     100     100      100     100      100     100      100
May 25, 2006...................      100     100      100     100     100      100     100      100     100      100
May 25, 2007...................      100     100      100     100     100      100     100      100     100      100
May 25, 2008...................      100     100      100     100     100      100     100      100     100      100
May 25, 2009...................      100      69       50      35      19      100      69       50      35       19
May 25, 2010...................      100      52       35      22      10      100      52       35      22       10
May 25, 2011...................      100      39       24      14       0      100      39       24      14        0
May 25, 2012...................      100      29       17       9       0      100      29       17       7        0
May 25, 2013...................      100      22       11       0       0      100      22       11       0        0
May 25, 2014...................      100      16        8       0       0      100      16        2       0        0
May 25, 2015...................      100      12        0       0       0      100      12        0       0        0
May 25, 2016...................      100       9        0       0       0      100       8        0       0        0
May 25, 2017...................      100       4        0       0       0      100       0        0       0        0
May 25, 2018...................      100       0        0       0       0      100       0        0       0        0
May 25, 2019...................      100       0        0       0       0      100       0        0       0        0
May 25, 2020...................      100       0        0       0       0      100       0        0       0        0
May 25, 2021...................      100       0        0       0       0      100       0        0       0        0
May 25, 2022...................      100       0        0       0       0      100       0        0       0        0
May 25, 2023...................      100       0        0       0       0      100       0        0       0        0
May 25, 2024...................      100       0        0       0       0      100       0        0       0        0
May 25, 2025...................      100       0        0       0       0      100       0        0       0        0
May 25, 2026...................      100       0        0       0       0      100       0        0       0        0
May 25, 2027...................      100       0        0       0       0      100       0        0       0        0
May 25, 2028...................      100       0        0       0       0      100       0        0       0        0
May 25, 2029...................       89       0        0       0       0       89       0        0       0        0
May 25, 2030...................       77       0        0       0       0       77       0        0       0        0
May 25, 2031...................       64       0        0       0       0       64       0        0       0        0
May 25, 2032...................       50       0        0       0       0       50       0        0       0        0
May 25, 2033...................       34       0        0       0       0       34       0        0       0        0
May 25, 2034...................       17       0        0       0       0       17       0        0       0        0
May 25, 2035...................        0       0        0       0       0        0       0        0       0        0
Weighted Average Life in Years:
   Without Optional Termination     26.85     5.99    4.87    4.25     3.97   26.84     5.94    4.80     4.18    3.81
   With Optional Termination...     26.38     4.83    3.98    3.53     2.74   26.38     4.83    3.95     3.49    2.74


                                      S-76

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M9 AND CLASS B1
  NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION



                                                CLASS M9 NOTES                            CLASS B1 NOTES
                                   ---------------------------------------   ---------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                    ----    -----   ------  ------  ------    ----    -----   ------  ------   ------

IInitial Percentage.............     100     100      100     100     100      100     100      100     100      100
May 25, 2006...................      100     100      100     100     100      100     100      100     100      100
May 25, 2007...................      100     100      100     100     100      100     100      100     100      100
May 25, 2008...................      100     100      100     100     100      100     100      100     100      100
May 25, 2009...................      100      69       50      35      19      100      69       50      35       19
May 25, 2010...................      100      52       35      22       4      100      52       35      22        0
May 25, 2011...................      100      39       24      14       0      100      39       24       8        0
May 25, 2012...................      100      29       17       0       0      100      29       17       0        0
May 25, 2013...................      100      22       10       0       0      100      22        0       0        0
May 25, 2014...................      100      16        0       0       0      100      16        0       0        0
May 25, 2015...................      100      12        0       0       0      100       1        0       0        0
May 25, 2016...................      100       0        0       0       0      100       0        0       0        0
May 25, 2017...................      100       0        0       0       0      100       0        0       0        0
May 25, 2018...................      100       0        0       0       0      100       0        0       0        0
May 25, 2019...................      100       0        0       0       0      100       0        0       0        0
May 25, 2020...................      100       0        0       0       0      100       0        0       0        0
May 25, 2021...................      100       0        0       0       0      100       0        0       0        0
May 25, 2022...................      100       0        0       0       0      100       0        0       0        0
May 25, 2023...................      100       0        0       0       0      100       0        0       0        0
May 25, 2024...................      100       0        0       0       0      100       0        0       0        0
May 25, 2025...................      100       0        0       0       0      100       0        0       0        0
May 25, 2026...................      100       0        0       0       0      100       0        0       0        0
May 25, 2027...................      100       0        0       0       0      100       0        0       0        0
May 25, 2028...................      100       0        0       0       0      100       0        0       0        0
May 25, 2029...................       89       0        0       0       0       90       0        0       0        0
May 25, 2030...................       77       0        0       0       0       78       0        0       0        0
May 25, 2031...................       64       0        0       0       0       65       0        0       0        0
May 25, 2032...................       50       0        0       0       0       50       0        0       0        0
May 25, 2033...................       34       0        0       0       0       34       0        0       0        0
May 25, 2034...................       17       0        0       0       0       17       0        0       0        0
May 25, 2035...................        0       0        0       0       0        0       0        0       0        0
Weighted Average Life in Years:
   Without Optional Termination     26.83     5.87    4.74    4.11     3.68   26.82     5.76    4.65     4.00    3.55
   With Optional Termination...     26.38     4.83    3.95    3.46     2.74   26.39     4.83    3.94     3.42    2.74


                                      S-77

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS B2 AND CLASS B3
   NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION



                                                CLASS B2 NOTES                            CLASS B3 NOTES
                                    --------------------------------------   ---------------------------------------
                                     0%      80%     100%    120%    150%      0%      80%     100%    120%     150%
                                    ----    -----   ------  ------  ------    ----    -----   ------  ------   ------

Initial Percentage.............      100     100      100     100     100      100     100      100     100      100
May 25, 2006...................      100     100      100     100     100      100     100      100     100      100
May 25, 2007...................      100     100      100     100     100      100     100      100     100      100
May 25, 2008...................      100     100      100     100     100      100     100      100     100      100
May 25, 2009...................      100      68       50      35      15      100      69       50      35        0
May 25, 2010...................      100      52       34      22       0      100      52       35      13        0
May 25, 2011...................      100      39       24       0       0      100      39       21       0        0
May 25, 2012...................      100      29        3       0       0      100      29        0       0        0
May 25, 2013...................      100      22        0       0       0      100      12        0       0        0
May 25, 2014...................      100       2        0       0       0      100       0        0       0        0
May 25, 2015...................      100       0        0       0       0      100       0        0       0        0
May 25, 2016...................      100       0        0       0       0      100       0        0       0        0
May 25, 2017...................      100       0        0       0       0      100       0        0       0        0
May 25, 2018...................      100       0        0       0       0      100       0        0       0        0
May 25, 2019...................      100       0        0       0       0      100       0        0       0        0
May 25, 2020...................      100       0        0       0       0      100       0        0       0        0
May 25, 2021...................      100       0        0       0       0      100       0        0       0        0
May 25, 2022...................      100       0        0       0       0      100       0        0       0        0
May 25, 2023...................      100       0        0       0       0      100       0        0       0        0
May 25, 2024...................      100       0        0       0       0      100       0        0       0        0
May 25, 2025...................      100       0        0       0       0      100       0        0       0        0
May 25, 2026...................      100       0        0       0       0      100       0        0       0        0
May 25, 2027...................      100       0        0       0       0      100       0        0       0        0
May 25, 2028...................      100       0        0       0       0      100       0        0       0        0
May 25, 2029...................       89       0        0       0       0       89       0        0       0        0
May 25, 2030...................       77       0        0       0       0       77       0        0       0        0
May 25, 2031...................       64       0        0       0       0       64       0        0       0        0
May 25, 2032...................       50       0        0       0       0       50       0        0       0        0
May 25, 2033...................       34       0        0       0       0       34       0        0       0        0
May 25, 2034...................        7       0        0       0       0        0       0        0       0        0
May 25, 2035...................        0       0        0       0       0        0       0        0       0        0
Weighted Average Life in Years:
   Without Optional Termination     26.75     5.60    4.52    3.91     3.44   26.73     5.47    4.41     3.81    3.34
   With Optional Termination...     26.35     4.82    3.92    3.42     2.74   26.38     4.83    3.92     3.41    2.74


                                      S-78

          PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS B4
  NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION



                                                CLASS B4 NOTES
                                    --------------------------------------
                                     0%      80%     100%    120%    150%
                                    ----    -----   ------  ------  ------

Initial Percentage.............      100     100      100     100     100
May 25, 2006...................      100     100      100     100     100
May 25, 2007...................      100     100      100     100     100
May 25, 2008...................      100     100      100     100     100
May 25, 2009...................      100      69       50      25       0
May 25, 2010...................      100      52       24       0       0
May 25, 2011...................      100      35        0       0       0
May 25, 2012...................      100      11        0       0       0
May 25, 2013...................      100       0        0       0       0
May 25, 2014...................      100       0        0       0       0
May 25, 2015...................      100       0        0       0       0
May 25, 2016...................      100       0        0       0       0
May 25, 2017...................      100       0        0       0       0
May 25, 2018...................      100       0        0       0       0
May 25, 2019...................      100       0        0       0       0
May 25, 2020...................      100       0        0       0       0
May 25, 2021...................      100       0        0       0       0
May 25, 2022...................      100       0        0       0       0
May 25, 2023...................      100       0        0       0       0
May 25, 2024...................      100       0        0       0       0
May 25, 2025...................      100       0        0       0       0
May 25, 2026...................      100       0        0       0       0
May 25, 2027...................      100       0        0       0       0
May 25, 2028...................      100       0        0       0       0
May 25, 2029...................       89       0        0       0       0
May 25, 2030...................       77       0        0       0       0
May 25, 2031...................       64       0        0       0       0
May 25, 2032...................       50       0        0       0       0
May 25, 2033...................       23       0        0       0       0
May 25, 2034...................        0       0        0       0       0
May 25, 2035...................        0       0        0       0       0
Weighted Average Life in Years:
   Without Optional Termination     26.56     5.13    4.14    3.56     3.17
   With Optional Termination...     26.38     4.83    3.92    3.38     2.74


                                      S-79

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

TAX CLASSIFICATION OF THE TRUST AND OF THE NOTES

     In the opinion of Sidley Austin Brown & Wood LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes (other than the
Class B4 Notes, which at the time of their issuance, the Seller or one of its qualified REIT subsidiaries will acquire beneficial ownership thereof), will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the
Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

     In the opinion of Sidley Austin Brown & Wood LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as a corporation or as a publicly traded partnership; the Trust will, however, be classified as a taxable mortgage pool ("TMP"). Although the Trust will be classified as a TMP, the Trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries a 100%
ownership interest in the Ownership Certificate.

     The Seller will hold through Aames Investment Acceptance Corporation, its wholly owned subsidiary, a 100% ownership interest in the Ownership Certificate.
The Seller represents it filed for its taxable year ended December 31, 2004 an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax. In rendering its opinion, Sidley Austin Brown &
Wood LLP has not independently verified the Seller's qualification as a REIT, but instead has relied solely upon the representation made by the Seller concerning its REIT status. If the Seller were to fail to qualify as a REIT while it or its subsidiary owns the Ownership Certificate, the Trust could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the Trust could reduce cash flow that would otherwise be available to make payments on the Notes. Any such failure of the holder of the
Ownership Certificate to qualify as a REIT or a qualified REIT subsidiary would constitute an Indenture Default.

     At the issuance of the Notes, Aames Investment Acceptance Corporation will also acquire beneficial ownership of the Class B4 Notes. Because the Seller's qualified REIT subsidiary will own the Ownership Certificate, the Class B4 Notes will not be considered issued and outstanding for federal income tax purposes.
Thus, the Class B4 Notes will not be treated as debt instruments for federal income tax purposes while the same party or related parties hold the Class B4
Notes and the Ownership Certificate. If Aames Investment Acceptance Corporation
were to sell the Class B4 Notes or the Ownership Certificate to an unaffiliated party, then depending upon the circumstances existing at the time of the sale, the Class B4 Notes could become characterized as debt instruments for federal income tax purposes as of the time of the sale. The federal income tax consequences to a beneficial owner of a retained Note characterized as an equity interest in the Trust generally would be the same as those described in the section captioned "--Tax Consequences to Holders of the Notes--Possible
Alternative Treatment of the Notes" below. The remainder of this discussion, other than the portion captioned "Tax Consequences to Holders of the
Notes--Possible Alternative Treatment of the Notes," assumes that the Notes are properly characterized as debt instruments for federal income tax purposes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Interest Income on the Notes. The notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See "Material Federal Income Tax
Considerations--Taxation of Debt Securities" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the
Prepayment Assumption with respect to the Mortgage Loans. See "Yield,

                                      S-80

Prepayment and Weighted Average Life" above. No representation, however, is made as to the rate at which principal payments or recoveries on the mortgage loans actually will occur.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Sidley Austin Brown & Wood LLP, the IRS successfully asserted that a class of notes did not represent debt instruments for U.S. federal income tax purposes, those notes might be treated as equity interests in the trust. If, as a result, a REIT did not hold, directly, or indirectly through a qualified REIT subsidiary, 100% of the equity in the trust, the trust could be subject to corporate income tax. Moreover, if a class of notes represented equity in the trust, payments of interest on that class of notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

STATE AND LOCAL INCOME TAX CONSIDERATIONS

     In addition to the federal income tax consequences described under
"Material Federal Income Tax Considerations" above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered securities. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered securities.

                         LEGAL INVESTMENT CONSIDERATIONS

     The Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5
and Class M6 Notes will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws. The Class M7, Class
M8, Class M9, Class B1, Class B2, Class B3 and Class B4 Notes will not constitute "mortgage related securities" for purposes of the SMMEA.

     Classes of Notes that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under
SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to
"mortgage related securities," the Notes will constitute legal investments for entities subject to this legislation only to the extent provided therein.
Approximately twenty-one states adopted the legislation prior to the October 4,
1991 deadline.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Notes without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Notes for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National
Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part
703), (whether or not the class of Notes under consideration for purchase constitutes a "mortgage related security").

     All depository institutions considering an investment in the Notes (whether or not the class of Notes under consideration for purchase constitutes a
"mortgage related security" should review the Federal Financial

                                      S-81

Institutions Examination Council's Supervisory Policy Statement on Securities
Activities (to the extent adopted by their respective regulators) (the "Policy
Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities"
as defined in the Policy Statement. According to the Policy Statement,
"high-risk mortgage securities" include securities not entitled to payments allocated to principal or interest, or subordinated securities. Under the Policy
Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of the product would be consistent with the Policy
Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Notes or to purchase Notes representing more than a specified percentage of the investor's assets.
Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Notes may be purchased by such investors.

                              ERISA CONSIDERATIONS

GENERAL

     Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a Plan and persons that are "parties in interest" under ERISA or "disqualified persons" under the
Code with respect to such Plan. A violation of these "prohibited transaction"
rules may result in excise taxes and other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code with respect to a Plan that purchased notes issued by that trust if assets of the trust were deemed to be assets of the Plan. Under the Plan Asset
Regulations, the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Asset
Regulations was applicable. An equity interest is defined under the Plan Asset
Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

PURCHASES OF THE NOTES

     Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the
Plan Asset Regulations. This determination is based in part upon (i) tax counsel's opinion that Notes transferred on the Closing Date to parties unrelated to the holder of the Ownership Certificate will be classified as debt for U. S. federal income tax purposes and that the Class B4 Notes, if later sold to a party unrelated to the holder of the Ownership Certificate for cash, will be classified as debt instruments for U. S. federal income tax purposes as of the date of such sale, based on certain assumptions (including that the rating of the Notes as of the Closing Date has not declined below investment grade) and
(ii) the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity

                                      S-82

features. Based upon the foregoing and other considerations, subject to the considerations described below, the Notes may be purchased by a Plan.

     Without regard to whether the Notes are considered an "equity interest" in the Trust under the Plan Asset Regulations, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriters, the Trust, the Owner Trustee or the Indenture
Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, Prohibited
Transaction Class Exemption ("PTCE") 84-14 (relating to transactions effected by a "qualified professional asset manager"); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); PTCE 96-23
(relating to transactions effected by an "in-house asset manager"); and any other applicable exemption granted by the U.S. Department of Labor
(collectively, the "Investor-Based Exemptions") from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary's decision to acquire a Note. Even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of the Investor-Based Exemptions, or any other exemption, will be available with respect to any particular transaction involving the
Notes.

     The Notes should not be purchased with the assets of an employee benefit plan as described in Section 3(3) of ERISA and subject to Title I of ERISA, any plan subject to Section 4975 of the Code, any employee benefit plan or other retirement arrangement subject to any provision of applicable federal, state, local or foreign law materially similar to the foregoing provisions of ERISA or the Code or any entity deemed to hold the assets of the foregoing (a "Benefit
Plan") if the Depositor, the Indenture Trustee, the Owner Trustee, the
Underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Notes would be covered by an applicable prohibited transaction exemption, or, if subject to any federal, state, local or foreign laws substantially similar to
ERISA or Section 4975 of the Code ("Similar Law"), will not cause a non-exempt violation of that law.

     Prospective Benefit Plan investors in Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan's investment portfolio.

     Each purchaser and transferee of a Note will be deemed to represent and warrant to the trust that either (i) it is not a Benefit Plan or (ii) it is a
Benefit Plan and its acquisition and holding of such Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any Similar
Law.

     The sale of Notes to a Plan is in no respect a representation by the issuer or any underwriter of the Notes that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular
Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Underwritten Notes will be applied by the Depositor toward the purchase of the Mortgage Loans, and will be applied by the Seller toward the repayment of any related financing.

                                      S-83

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement
(the "Underwriting Agreement") among the Depositor and Countrywide Securities
Corporation, Citigroup Global Markets Inc., Bear, Stearns & Co. Inc., Credit
Suisse First Boston LLC, Friedman, Billings, Ramsey & Co., Inc., Greenwich
Capital Markets, Inc., Lehman Brothers Inc. and Morgan Stanley & Co.
Incorporated (collectively, the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and each Underwriter has severally but not jointly agreed to purchase from the Depositor, the principal amounts of the following classes of Notes (the "Underwritten Notes") shown opposite its name:



UNDERWRITER                              CLASS 1A1 NOTES    CLASS 1A2 NOTES    CLASS 1A3 NOTES    CLASS 2A1 NOTES
------------------------------------     ---------------    ---------------    ---------------    ---------------

Countrywide Securities Corporation..      $  58,647,220      $ 118,775,360      $   7,093,000      $ 184,259,740
Citigroup Global Markets Inc........      $  58,647,220      $ 118,775,360      $   7,093,000      $ 184,259,740
Bear Stearns & Co. Inc..............      $   4,291,260      $   8,690,880      $     519,000      $  13,482,420
Credit Suisse First Boston LLC......      $   4,291,260      $   8,690,880      $     519,000      $  13,482,420
Friedman, Billings, Ramsey &
  Co., Inc..........................      $   4,291,260      $   8,690,880      $     519,000      $  13,482,420
Greenwich Capital Markets, Inc......      $   4,291,260      $   8,690,880      $     519,000      $  13,482,420
Lehman Brothers Inc.................      $   4,291,260      $   8,690,880      $     519,000      $  13,482,420
Morgan Stanley & Co. Incorporated...      $   4,291,260      $   8,690,880      $     519,000      $  13,482,420
Total...............................      $ 143,042,000      $ 289,696,000      $  17,300,000      $ 449,414,000

UNDERWRITER                              CLASS M1 NOTES     CLASS M2 NOTES     CLASS M3 NOTES     CLASS M4 NOTES
------------------------------------     ---------------    ---------------    ---------------    ---------------
Countrywide Securities Corporation..      $  16,622,220      $  16,859,610      $   9,973,250      $   9,023,280
Citigroup Global Markets Inc........      $  16,622,220      $  16,859,610      $   9,973,250      $   9,023,280
Bear Stearns & Co. Inc..............      $   1,216,260      $   1,233,630      $     729,750      $     660,240
Credit Suisse First Boston LLC......      $   1,216,260      $   1,233,630      $     729,750      $     660,240
Friedman, Billings, Ramsey &
  Co., Inc..........................      $   1,216,260      $   1,233,630      $     729,750      $     660,240
Greenwich Capital Markets, Inc......      $   1,216,260      $   1,233,630      $     729,750      $     660,240
Lehman Brothers Inc.................      $   1,216,260      $   1,233,630      $     729,750      $     660,240
Morgan Stanley & Co. Incorporated...      $   1,216,260      $   1,233,630      $     729,750      $     660,240
Total...............................      $  40,542,000      $  41,121,000      $  24,325,000      $  22,008,000

UNDERWRITER                              CLASS M5 NOTES     CLASS M6 NOTES     CLASS M7 NOTES     CLASS M8 NOTES
------------------------------------     ---------------    ---------------    ---------------    ---------------
Countrywide Securities Corporation..      $   7,836,330      $   6,886,360      $   7,598,530      $   5,936,390
Citigroup Global Markets Inc........      $   7,836,330      $   6,886,360      $   7,598,530      $   5,936,390
Bear Stearns & Co. Inc..............      $     573,390      $     503,880      $     555,990      $     434,370
Credit Suisse First Boston LLC......      $     573,390      $     503,880      $     555,990      $     434,370
Friedman, Billings, Ramsey &
  Co., Inc..........................      $     573,390      $     503,880      $     555,990      $     434,370
Greenwich Capital Markets, Inc......      $     573,390      $     503,880      $     555,990      $     434,370
Lehman Brothers Inc.................      $     573,390      $     503,880      $     555,990      $     434,370
Morgan Stanley & Co. Incorporated...      $     573,390      $     503,880      $     555,990      $     434,370
Total...............................      $  19,113,000      $  16,796,000      $  18,533,000      $  14,479,000

UNDERWRITER                              CLASS M9 NOTES     CLASS B1 NOTES     CLASS B2 NOTES     CLASS B3 NOTES
------------------------------------     ---------------    ---------------    ---------------    ---------------
Countrywide Securities Corporation..      $   5,461,610      $   5,207,000      $   2,391,530      $   2,849,500
Citigroup Global Markets Inc........      $   5,461,610      $   5,207,000      $   2,391,530      $   2,849,500
Bear Stearns & Co. Inc..............      $     399,630      $     381,000      $     174,990      $     208,500
Credit Suisse First Boston LLC......      $     399,630      $     381,000      $     174,990      $     208,500
Friedman, Billings, Ramsey &
  Co., Inc..........................      $     399,630      $     381,000      $     174,990      $     208,500
Greenwich Capital Markets, Inc......      $     399,630      $     381,000      $     174,990      $     208,500
Lehman Brothers Inc.................      $     399,630      $     381,000      $     174,990      $     208,500
Morgan Stanley & Co. Incorporated...      $     399,630      $     381,000      $     174,990      $     208,500
Total...............................      $  13,321,000      $  12,700,000      $   5,833,000      $   6,950,000


                                      S-84

     The distribution of the Underwritten Notes by the Underwriters will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriters may effect such transactions by selling the Underwritten
Notes to or through dealers, and such dealers may receive from the Underwriters, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Underwritten Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Underwritten Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

     It is expected that the proceeds to the Depositor from the sale of the
Underwritten Notes will be approximately $1,128,922,002 before deducting issuance expenses payable by the Depositor, estimated to be approximately
$850,000.

     The Underwriting Agreement provides that the Depositor will indemnify each
Underwriter against certain civil liabilities, including liabilities under the
Act.

     The Class B4 Notes will be transferred to the Seller or an affiliate thereof on the Closing Date.

     Immediately prior to the sale of the Mortgage Loans to the Trust, certain of the Mortgage Loans were subject to financing provided by affiliates of one or more of the Underwriters.

     Countrywide Securities Corporation is an affiliate of the Depositor.

     After the initial distribution of the Underwritten Notes by the
Underwriters, the accompanying Prospectus and prospectus supplement may be used by the Underwriters in connection with market making transactions in the
Underwritten Notes. The Underwriter may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Notes will be passed upon for the
Depositor and for the Underwriters by Sidley Austin Brown & Wood LLP, New York,
New York. Certain legal matters with respect to the Seller and the Servicer will be passed upon by McKee Nelson LLP, New York, New York.

                                     RATINGS

     It is a condition to the issuance of the Class 1A1, Class 1A2, Class 1A3 and Class 2A1 Notes that they be rated "AAA" by S&P and "Aaa" by Moody's
(collectively, the "Rating Agencies"). It is a condition to the issuance of the
Class M1 Notes that they be rated "AA+" by S&P and "Aa1" by Moody's. It is a condition to the issuance of the Class M2 Notes that they be rated "AA+" by S&P and "Aa2" by Moody's. It is a condition to issuance of the Class M3 Notes that they be rated "AA" by S&P and "Aa3" by Moody's. It is a condition to the issuance of the Class M4 Notes that they be rated "AA" by S&P and "A1" by
Moody's. It is a condition to the issuance of the Class M5 Notes that they be rated "AA" by S&P and "A2" by Moody's. It is a condition to the issuance of the
Class M6 Notes that they be rated "AA-" by S&P. It is a condition to the issuance of the Class M7 Notes that they be rated "A+" by S&P and "Baa1" by
Moody's. It is a condition to the issuance of the Class M8 Notes that they be rated "A" by S&P and "Baa2" by Moody's. It is a condition to the issuance of the
Class M9 Notes that they be rated "A-" by S&P and "Baa3" by Moody's. It is a condition to the issuance of the Class B1 Notes that they be rated "BBB+" by S&P and "Ba1" by Moody's. It is a condition to the issuance of the Class B2 Notes that they be rated "BBB+" by S&P. It is a condition to the issuance of the Class
B3 Notes that they be rated "BBB" by S&P. It is a condition to the issuance of the Class B4 Notes that they be rated "BBB-" by S&P.

                                      S-85

     The ratings of "AAA" and "Aaa" are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Notes of payments in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Notes. The ratings do not take into consideration any of the tax aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

     The ratings do not address the likelihood that any Basis Risk Shortfall or
Unpaid Basis Risk Shortfall will be repaid to Noteholders from Monthly Excess
Cashflow, the Group 1 Cap Agreement, the Group 2 Cap Agreement or the
Subordinate Cap Agreement.

     The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.

     The Depositor has not requested a rating of the Notes by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Notes could be lower than the respective ratings assigned by the rating agencies described above.

                                      S-86

                            INDEX OF PRINCIPAL TERMS

DEFINED TERM                                    PAGE
------------                                    ----

Aames Investment................................S-45
ACC.............................................S-45
Accrual Period..................................S-24
Act.............................................S-85
Adjustment Date.................................S-43
Advance.........................................S-55
Aggregate Loan Balance..........................S-25
Aggregate Overcollateralization Release Amount..S-36
Basis Risk Shortfall............................S-25
BBA.............................................S-31
Beneficial Owner................................S-20
Benefit Plan....................................S-83
Book-Entry Notes................................S-20
BSFP............................................S-29
Business Day....................................S-20
Class Principal Amount..........................S-24
Clearstream Luxembourg..........................S-20
Clearstream Luxembourg Participants.............S-22
Closing Date....................................S-24
Collection Account..............................S-54
Collection Period...............................S-32
Compensating Interest...........................S-54
CPR.............................................S-65
Cumulative Loss Trigger Event...................S-35
Current Interest................................S-24
Custodial Account...............................S-19
Cut-off Date Balance............................S-41
Deferred Interest...............................S-39
Definitive Note.................................S-20
Delinquency Rate................................S-35
Depositor.......................................S-19
Designated Telerate Page........................S-31
DTC.............................................S-20
DTI.............................................S-47
Euroclear.......................................S-20
Euroclear Operator..............................S-22
Euroclear Participants..........................S-22
European Depositaries...........................S-20
Financial Intermediary..........................S-20
Fixed Rate Cap..................................S-24
Gross Margin....................................S-43
Group 1 Cap Agreement...........................S-25
Group 1 Maximum Rate............................S-25
Group 1 Notes...................................S-19
Group 1 Strike Rate.............................S-25
Group 2 Cap Agreement...........................S-27
Group 2 Maximum Rate............................S-27
Group 2 Strike Rate.............................S-27
Indenture.......................................S-58
Indenture Default...............................S-60

DEFINED TERM                                    PAGE
------------                                    ----
Initial Cap.....................................S-43
Initial Optional Termination Date...............S-40
Insurance Proceeds..............................S-32
Interest Rate.............................S-24, S-25
Interest Remittance Amount......................S-30
Interest Settlement Rate........................S-31
Investor-Based Exemptions.......................S-83
LIBOR...........................................S-31
LIBOR Business Day..............................S-31
LIBOR Determination Date........................S-31
Liquidated Mortgage Loan........................S-37
Loan-to-Value Ratio.............................S-42
Master Servicer.................................S-49
Master Servicing Fee............................S-53
Master Servicing Fee Rate.......................S-53
Maximum Rate....................................S-43
Minimum Rate....................................S-43
Modeling Assumptions............................S-65
Monthly Excess Cashflow.........................S-38
Mortgage Loan Purchase Agreement................S-41
Mortgage Loans..................................S-19
Mortgage Pool...................................S-19
Mortgage Rate...................................S-25
NCUA............................................S-81
Net Funds Cap...................................S-24
Net Liquidation Proceeds........................S-32
Net Mortgage Rate...............................S-24
Net Prepayment Interest Shortfalls..............S-55
Noteholder......................................S-20
Notes...........................................S-19
Overcollateralization Amount....................S-36
Ownership Certificate...........................S-19
Ownership Certificateholder.....................S-19
Participant.....................................S-20
Payahead........................................S-31
Payment Date....................................S-20
Penalty Period..................................S-42
Periodic Cap....................................S-43
Policy Statement................................S-82
Pool 1..........................................S-19
Pool 1 Monthly Excess Interest..................S-30
Pool 1 Mortgage Loans...........................S-44
Pool 1 Senior Priority..........................S-34
Pool 2..........................................S-19
Pool 2 Monthly Excess Interest..................S-30
Pool 2 Mortgage Loans...........................S-44
Pool Balance....................................S-25
Pool Percentage.................................S-25
Prepayment Assumption...........................S-65
Prepayment Interest Excess......................S-55
Prepayment Interest Shortfall...................S-54

                                      S-87

DEFINED TERM                                    PAGE
------------                                    ----
Prepayment Period...............................S-32
Prepayment Premium..............................S-42
Principal Deficiency Amount.....................S-40
Principal Payment Amount........................S-32
Principal Remittance Amount.....................S-32
Priority Class..................................S-61
PTCE............................................S-83
Rating Agencies.................................S-85
Realized Loss...................................S-37
Record Date.....................................S-20
REIT............................................S-46
Related Senior Principal Payment Amount.........S-34
Relevant Depositary.............................S-20
Relief Act......................................S-25
Rolling Three Month Delinquency Rate............S-35
Rules...........................................S-21
Scheduled Payment...............................S-33
Scheduled Principal Balance.....................S-33
Seller..........................................S-41
Senior Enhancement Percentage...................S-36
Senior Notes....................................S-19
Senior Principal Payment Amount.................S-35
Senior Proportionate Percentage.................S-36
Senior Target Amount............................S-36
Servicer........................................S-49
Servicing Fee...................................S-54
Servicing Fee Rate..............................S-54
Similar Law.....................................S-83

DEFINED TERM                                    PAGE
------------                                    ----
Six-Month LIBOR Index...........................S-43
SMMEA...........................................S-81
Stepdown Date...................................S-35
Subordinate Cap Agreement.......................S-28
Subordinate Class Principal Payment Amount......S-35
Subordinate Class Target Amount.................S-36
Subordinate Maximum Rate........................S-28
Subordinate Notes...............................S-19
Subordinate Priority............................S-30
Subordinate Strike Rate.........................S-28
Substitution Amount.............................S-31
Target Amount...................................S-35
Targeted Overcollateralization Amount...........S-36
Termination Price...............................S-40
Terms and Conditions............................S-22
TMP.............................................S-80
Total Principal Deficiency Amount...............S-40
Transfer and Servicing Agreement................S-57
Trigger Event...................................S-35
Trust...........................................S-19
Trust Administrator.............................S-41
Trust Agreement.................................S-41
Trust Estate....................................S-58
Underwriters....................................S-84
Underwriting Agreement..........................S-84
Underwritten Notes..............................S-84
Unpaid Basis Risk Shortfall.....................S-25
Wells Fargo.....................................S-49

                                      S-88

                                     ANNEX A
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Aames
Mortgage Investment Trust 2005-2 Mortgage Backed Notes, Series 2005-2 (the
"Global Securities") will be available only in book entry form. Investors in the
Global Securities may hold such Global Securities through any of DTC,
Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed notes issues.

     Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery against payment basis through the respective Depositaries of Clearstream Luxembourg and
Euroclear (in such capacity) and as DTC Participants.

     A holder that is not a United States person (as described below) of Global
Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book entry form by DTC in the name of
Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and
Euroclear will hold positions on behalf of their Participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream
Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

     TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS.
Secondary market trading between Clearstream Luxembourg Participants or
Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same day funds.

                                     S-A-1

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR
PURCHASER. When Global Securities are to be transferred from the account of a
DTC Participant to the account of a Clearstream Luxembourg Participant or a
Euroclear Participant, the purchaser will send instructions to Clearstream
Luxembourg or Euroclear through a Clearstream Luxembourg Participant or
Euroclear Participant at least one business day prior to settlement. Clearstream
Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant
Depositary of the DTC Participant's account against delivery of the Global
Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg
Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global Securities will accrue from, the value date
(which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or
Euroclear. Under this approach, they may take on credit exposure to Clearstream
Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear
Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg
Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the
Global Securities were credited to their accounts. However, interest on the
Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or
Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC
Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC
Participants.

     TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC
PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg
Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC
Participant. The seller will send instructions to Clearstream Luxembourg or
Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant
at least one business day prior to settlement. In these cases Clearstream
Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the
following day,

                                     S-A-2

and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or
Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the
Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear
Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream
Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.
At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream Luxembourg or Euroclear for one day
     (until the purchase side of the day trade is reflected in their Clearstream
     Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global
     Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream
     Luxembourg or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a United States person within the meaning of Section
7701(a)(30) of the Internal Revenue Code of 1986 holding a book entry note through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trust
Administrator or to the U.S. entity required to withhold tax (the U.S.
withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

     I. the Trust Administrator or the U.S. withholding agent receives a statement--

          (a) from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that--

              (i) is signed by the noteholder under penalties of perjury,

              (ii) certifies that such owner is not a United States person, and

              (iii) provides the name and address of the noteholder, or

         (b) from a securities clearing organization, a bank or other financial institution that holds customer's securities in the ordinary course of its trade or business that--

              (i) is signed under penalties of perjury by an authorized
         representative of the financial institution,

              (ii) states that the financial institution has received an IRS
         Form W-8BEN (or any successor form) from the noteholder or that another financial institution acting on behalf of the noteholder has received such IRS Form W-8BEN (or any successor form),

              (iii) provides the name and address of the noteholder, and

                                     S-A-3

              (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the noteholder;

     II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to Trust
Administrator or the U.S. withholding agent;

     III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form
W-8ECI (or any successor form) to Trust Administrator or the U.S. withholding agent; or

     IV. the holder is a non-withholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to Trust Administrator or the U.S. withholding agent. Certain pass through entities that have entered into agreements with the Internal Revenue Service
(for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Notes.

     A holder holding book entry notes through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book entry notes, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form
W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

     In addition, all holders holding book entry notes through Clearstream,
Euroclear or DTC may be subject to backup withholding at a rate of up to 31%
unless the holder:

     I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY
(or any successor forms) if that person is not a United States person;

     II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

     III. is a corporation, within the meaning of Section 7701(a) of the
Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

     This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not
United States persons within the meaning of Section 7701(a)(30) of the Internal
Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book entry notes.

     The term "United States" person means (1) a citizen or resident of the
United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable
Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

                                     S-A-4

                                     ANNEX B
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The following tables set forth, as of the Cut-off Date, the number, aggregate Scheduled Principal Balance and percentage of the aggregate Mortgage
Pools, the Pool 1 Mortgage Loans and the Pool 2 Mortgage Loans, in each case having the stated characteristics shown in the tables in each range. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.

                               ALL MORTGAGE LOANS

         CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- ALL MORTGAGE LOANS



                                                                                               PERCENTAGE OF
                                                                                             MORTGAGE LOANS BY
                                                                       AGGREGATE                 AGGREGATE
           RANGE OF SCHEDULED                       NUMBER OF          SCHEDULED                 SCHEDULED
         PRINCIPAL BALANCES ($)                  MORTGAGE LOANS    PRINCIPAL BALANCE         PRINCIPAL BALANCE
---------------------------------------          --------------    -----------------         -----------------

 25,000.01 to  50,000.00...............              123           $      5,332,375                0.46%
 50,000.01 to  75,000.00...............              516                 32,744,830                2.83
 75,000.01 to 100,000.00...............              899                 79,213,663                6.84
100,000.01 to 150,000.00...............            1,674                208,164,021               17.97
150,000.01 to 200,000.00...............            1,204                209,267,292               18.07
200,000.01 to 250,000.00...............              840                188,917,915               16.31
250,000.01 to 300,000.00...............              521                143,218,957               12.36
300,000.01 to 350,000.00...............              283                 91,755,594                7.92
350,000.01 to 400,000.00...............              215                 80,793,455                6.97
400,000.01 to 450,000.00...............              105                 44,362,137                3.83
450,000.01 to 500,000.00...............               93                 44,197,123                3.82
500,000.01 to 550,000.00...............               26                 13,581,964                1.17
550,000.01 to 600,000.00...............               20                 11,660,396                1.01
600,000.01 to 650,000.00...............                2                  1,225,523                0.11
650,000.01 to 700,000.00...............                1                    680,000                0.06
700,000.01 to 750,000.00...............                1                    750,000                0.06
750,000.01 to 800,000.00...............                1                    771,243                0.07
800,000.01 to 850,000.00...............                1                    849,193                0.07
850,000.01 to 900,000.00...............                1                    855,000                0.07
                                                   -----         ------------------             -------
Total..................................            6,526           $  1,158,340,680              100.00%
                                                   =====         ==================             =======


The average Cut-off Date Scheduled Principal Balance for all Mortgage Loans is
approximately $177,496.

                                     S-B-1

                     MORTGAGE RATES -- ALL MORTGAGE LOANS(1)



                                                                                                  PERCENTAGE OF
                                                                                                MORTGAGE LOANS BY
                                                                              AGGREGATE             AGGREGATE
                    RANGE OF                           NUMBER OF              SCHEDULED             SCHEDULED
               MORTGAGE RATES (%)                    MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
--------------------------------------------         --------------   ---------------------     -----------------

 4.501 to   5.000...........................                6         $          952,391            0.08%
 5.001 to   5.500...........................              100                 23,016,374            1.99
 5.501 to   6.000...........................              572                122,983,723           10.62
 6.001 to   6.500...........................              817                167,831,598           14.49
 6.501 to   7.000...........................            1,214                238,774,510           20.61
 7.001 to   7.500...........................              862                157,076,220           13.56
 7.501 to   8.000...........................              867                157,341,426           13.58
 8.001 to   8.500...........................              547                 82,508,772            7.12
 8.501 to   9.000...........................              559                 84,857,787            7.33
 9.001 to   9.500...........................              379                 51,233,394            4.42
 9.501 to 10.000............................              288                 37,146,490            3.21
10.001 to 10.500............................              146                 16,536,873            1.43
10.501 to 11.000............................               88                 10,286,425            0.89
11.001 to 11.500............................               37                  3,559,714            0.31
11.501 to 12.000............................               30                  3,083,109            0.27
12.001 to 12.500............................               14                  1,151,874            0.10
                                                 ------------------  -----------------------  ------------------
Total.......................................            6,526         $    1,158,340,680          100.00%
                                                 ==================  =======================  ==================


     The weighted average Mortgage Rate for all Mortgage Loans is approximately
7.358%.

-------------
(1)  Reflects the current Mortgage Rates for the Mortgage Loans.

                         LOAN TYPE -- ALL MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                      LOAN TYPE                           MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

2/28 ARM............................................            5,348       $    903,601,464           78.01%
2/28 ARM - Interest-Only............................              740            179,711,461           15.51
3/27 ARM............................................              163             25,570,841            2.21
3/27 ARM - Interest-Only............................               15              3,157,020            0.27
5/25 ARM............................................              226             38,043,365            3.28
5/25 ARM - Interest-Only............................               34              8,256,529            0.71
                                                        ------------------  -------------------  -----------------
   Total............................................            6,526       $  1,158,340,680          100.00%
                                                        ==================  ===================  =================


                ORIGINAL TERMS TO MATURITY -- ALL MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                  ORIGINAL TERMS TO                         NUMBER OF            SCHEDULED           SCHEDULED
                  MATURITY (MONTHS)                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

360.................................................            6,526       $1,158,340,680             100.00%
   Total............................................    ------------------  -------------------  -----------------
                                                                6,526       $1,158,340,680             100.00%
                                                        ==================  ===================  =================


                                     S-B-2

                REMAINING TERMS TO MATURITY -- ALL MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
             RANGE OF REMAINING TERMS TO                    NUMBER OF            SCHEDULED           SCHEDULED
                  MATURITY (MONTHS)                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

301 to 360..........................................            6,526       $1,158,340,680             100.00%
   Total............................................    ------------------  -------------------  -----------------
                                                                6,526       $1,158,340,680             100.00%
                                                        ==================  ===================  =================


     The weighted average remaining term to maturity for all Mortgage Loans is approximately 359 months.

               ORIGINAL LOAN-TO-VALUE RATIOS -- ALL MORTGAGE LOANS



                                                                                         PERCENTAGE OF
                                                                                        MORTGAGE LOANS
                                                                       AGGREGATE         BY AGGREGATE
               RANGE OF ORIGINAL                  NUMBER OF            SCHEDULED           SCHEDULED
            LOAN-TO-VALUE RATIOS (%)            MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------------------  ------------------   -----------------   -----------------

 0.00 to  50.00.............................            212            $27,797,538             2.40%
50.01 to  55.00.............................             75             13,377,107             1.15
55.01 to  60.00.............................            122             22,290,965             1.92
60.01 to  65.00.............................            208             36,166,072             3.12
65.01 to  70.00.............................            402             64,523,391             5.57
70.01 to  75.00.............................            579            105,506,312             9.11
75.01 to  80.00.............................          3,632            656,797,685            56.70
80.01 to  85.00.............................            513             94,981,229             8.20
85.01 to  90.00.............................            484             91,526,156             7.90
90.01 to  95.00.............................            297             44,679,102             3.86
95.01 to 100.00.............................              2                695,123             0.06
                                              ------------------  -------------------  -----------------
Total.......................................          6,526         $1,158,340,680           100.00%
                                              ==================  ===================  =================


     The weighted average original loan-to-value ratio for all Mortgage Loans is approximately 78.29%.

                                     S-B-3

                  GEOGRAPHIC DISTRIBUTION -- ALL MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                       LOCATION                           MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------   ------------------   ------------------   -----------------

Arizona.............................................              158       $      24,000,384           2.07%
Arkansas............................................                3                 267,250           0.02
California..........................................            1,130             308,629,634          26.64
Colorado............................................               47               7,830,824           0.68
Connecticut.........................................               67              10,694,670           0.92
Delaware............................................                9               1,462,255           0.13
Florida.............................................            1,534             264,930,111          22.87
Georgia.............................................              160              22,460,113           1.94
Hawaii..............................................                9               2,802,195           0.24
Idaho...............................................               12               1,155,407           0.10
Illinois............................................               40               4,879,517           0.42
Indiana.............................................               30               3,290,546           0.28
Iowa................................................                3                 284,983           0.02
Kansas..............................................               24               3,271,545           0.28
Kentucky............................................               11               1,235,336           0.11
Louisiana...........................................               47               5,339,504           0.46
Maine...............................................               11               1,336,394           0.12
Maryland............................................              177              36,898,222           3.19
Massachusetts.......................................               85              19,315,353           1.67
Michigan............................................              116              14,389,997           1.24
Minnesota...........................................              131              21,701,812           1.87
Mississippi.........................................               14               2,047,119           0.18
Missouri............................................               84               9,275,924           0.80
Montana.............................................                1                 177,525           0.02
Nevada..............................................              136              25,660,568           2.22
New Hampshire.......................................                9               1,721,700           0.15
New Jersey..........................................              197              45,038,461           3.89
New Mexico..........................................                1                 199,921           0.02
New York............................................              276              68,228,464           5.89
North Carolina......................................               89              10,275,366           0.89
Ohio................................................              174              18,130,215           1.57
Oklahoma............................................               63               6,826,825           0.59
Oregon..............................................               92              12,987,171           1.12
Pennsylvania........................................               99              10,996,335           0.95
Rhode Island........................................               47               8,910,162           0.77
South Carolina......................................               54               6,337,139           0.55
South Dakota........................................                4                 414,072           0.04
Tennessee...........................................              120              11,480,278           0.99
Texas...............................................              822              89,674,360           7.74
Utah................................................               30               4,385,398           0.38
Virginia............................................              187              35,557,530           3.07
Washington..........................................              145              25,200,921           2.18
West Virginia.......................................               10                 925,278           0.08
Wisconsin...........................................               68               7,713,897           0.67
                                                                -----       -----------------         ------
   Total............................................            6,526       $   1,158,340,680         100.00%
                                                                =====       =================         ======


                                     S-B-4

                       PROPERTY TYPE -- ALL MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                    PROPERTY TYPE                         MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

Single Family.......................................            5,803         $1,015,734,793              87.69%
Condominium.........................................              390             64,299,021               5.55
Two-Family..........................................              279             64,040,394               5.53
Three-Family........................................               29              7,393,743               0.64
Four-Family.........................................               25              6,872,729               0.59
                                                                -----         --------------             ------
   Total............................................            6,526         $1,158,340,680             100.00%
                                                                =====         ==============             ======


                       LOAN PURPOSE -- ALL MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                     LOAN PURPOSE                         MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

Cash Out Refinance..................................            3,452       $    631,361,186            54.51%
Purchase............................................            2,595            456,297,292            39.39
Rate/Term Refinance.................................              479             70,682,202             6.10
                                                                -----       ----------------           ------
   Total............................................            6,526       $  1,158,340,680           100.00%
                                                                =====       ================           ======


                     OCCUPANCY STATUS -- ALL MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                   OCCUPANCY STATUS                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

Owner Occupied......................................            6,171       $  1,104,124,707              95.32%
Investment..........................................              355             54,215,973               4.68
                                                        ------------------  -------------------  -----------------
   Total............................................            6,526       $  1,158,340,680             100.00%
                                                        ==================  ===================  =================


                    LOAN DOCUMENTATION -- ALL MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                  LOAN DOCUMENTATION                      MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

Full Documentation..................................            2,494       $    447,091,520              38.60%
Stated Income.......................................            2,287            441,466,100              38.11
Full Documentation Plus.............................            1,689            259,138,397              22.37
Limited Documentation...............................               56             10,644,663               0.92
                                                       ------------------  -------------------  -----------------
   Total............................................            6,526       $  1,158,340,680             100.00%
                                                       ==================  ===================  =================


                                     S-B-5

    ORIGINAL PREPAYMENT PREMIUM TERM (YEARS IN EFFECT) -- ALL MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
           ORIGINAL PREPAYMENT PREMIUM TERM                 NUMBER OF            SCHEDULED           SCHEDULED
                  (YEARS IN EFFECT)                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

0...................................................            1,728       $    296,919,771              25.63%
1...................................................               95             21,357,905               1.84
2...................................................            4,394            787,216,662              67.96
3...................................................              309             52,846,342               4.56
                                                       ------------------  -------------------  -----------------
   Total............................................            6,526       $  1,158,340,680             100.00%
                                                       ==================  ===================  =================


            CREDIT SCORES OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                       RANGE OF                             NUMBER OF            SCHEDULED           SCHEDULED
                    CREDIT SCORES                         MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

Greater than 820....................................                1       $        284,694           0.02%
801 to 820..........................................                3                668,166           0.06
781 to 800..........................................                7              1,936,979           0.17
761 to 780..........................................               31              6,551,434           0.57
741 to 760..........................................               50             11,111,175           0.96
721 to 740..........................................               76             16,496,689           1.42
701 to 720..........................................              145             30,296,452           2.62
681 to 700..........................................              257             53,617,013           4.63
661 to 680..........................................              442             86,670,696           7.48
641 to 660..........................................              625            121,809,415          10.52
621 to 640..........................................              896            162,356,718          14.02
601 to 620..........................................              833            146,122,031          12.61
581 to 600..........................................              905            156,478,924          13.51
561 to 580..........................................              641            106,688,662           9.21
541 to 560..........................................              645            108,949,312           9.41
521 to 540..........................................              485             75,800,070           6.54
501 to 520..........................................              460             68,056,955           5.88
500 or Less.........................................               24              4,445,295           0.38
                                                       ------------------  -------------------  -----------------
   Total............................................            6,526       $  1,158,340,680         100.00%
                                                       ==================  ===================  =================


     The weighted average credit score for all Mortgage Loans is approximately
609.

                                     S-B-6

            GROSS MARGINS OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
              RANGE OF GROSS MARGINS (%)                  MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

2.001 to 3.000......................................                1       $        855,000               0.07%
4.001 to 5.000......................................                2                343,600               0.03
5.001 to 6.000......................................            5,440            989,997,459              85.47
6.001 to 7.000......................................            1,083            167,144,621              14.43
                                                       ------------------  -------------------  -----------------
   Total............................................            6,526       $  1,158,340,680             100.00%
                                                       ==================  ===================  =================


     The weighted average Gross Margin for all Mortgage Loans is approximately
5.665%.

            MAXIMUM RATES OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                       RANGE OF                             NUMBER OF            SCHEDULED           SCHEDULED
                  MAXIMUM RATES (%)                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

 9.001 to 10.000....................................                1       $        248,000             0.02%
10.001 to 10.500....................................                7              1,528,680             0.13
10.501 to 11.000....................................               46             10,101,816             0.87
11.001 to 11.500....................................              144             31,803,799             2.75
11.501 to 12.000....................................              579            124,638,671            10.76
12.001 to 12.500....................................              806            163,964,847            14.16
12.501 to 13.000....................................            1,184            230,090,867            19.86
13.001 to 13.500....................................              838            152,302,037            13.15
13.501 to 14.000....................................              865            156,380,322            13.50
14.001 to 14.500....................................              536             81,244,910             7.01
14.501 to 15.000....................................              552             84,423,593             7.29
15.001 to 15.500....................................              376             50,903,540             4.39
15.501 to 16.000....................................              284             36,533,921             3.15
16.001 to 16.500....................................              143             16,385,873             1.41
16.501 to 17.000....................................               86             10,121,432             0.87
17.001 to 17.500....................................               38              3,639,694             0.31
17.501 to 18.000....................................               28              2,956,784             0.26
18.001 to 18.500....................................               13              1,071,895             0.09
                                                       ------------------  -------------------  -----------------
   Total............................................            6,526       $  1,158,340,680           100.00%
                                                       ==================  ===================  =================


     The weighted average Maximum Rate for all Mortgage Loans is approximately
13.318%.

                                     S-B-7

            MINIMUM RATES OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                       RANGE OF                             NUMBER OF            SCHEDULED           SCHEDULED
                  MINIMUM RATES (%)                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

4.001 to 5.000......................................                6       $        952,391             0.08%
5.001 to 6.000......................................              672            146,000,097            12.60
6.001 to 7.000......................................            2,031            406,606,109            35.10
7.001 to 8.000......................................            1,729            314,417,645            27.14
8.001 to 9.000......................................            1,106            167,366,559            14.45
9.001 to 10.000.....................................              667             88,379,884             7.63
Greater than 10.000.................................              315             34,617,995             2.99
                                                          --------------  -------------------  -----------------
   Total............................................            6,526         $1,158,340,680           100.00%
                                                          ==============  ===================  =================


     The weighted average Minimum Rate for all Mortgage Loans is approximately
7.358%.

      NEXT RATE ADJUSTMENT DATE OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
              NEXT RATE ADJUSTMENT DATE                   MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

November 2005.......................................                1       $        378,341             0.03%
May 2006............................................                1                175,559             0.02
June 2006...........................................                1                 76,263             0.01
July 2006...........................................                1                 98,564             0.01
September 2006......................................                2                281,423             0.02
October 2006........................................                1                 49,823             0.00
November 2006.......................................                3                460,499             0.04
December 2006.......................................                9              1,572,822             0.14
January 2007........................................                3                644,460             0.06
February 2007.......................................                4                953,511             0.08
March 2007..........................................            1,344            238,507,369            20.59
April 2007..........................................            2,231            396,639,963            34.24
May 2007............................................            1,948            353,459,113            30.51
June 2007...........................................              539             90,015,216             7.77
March 2008..........................................               40              6,333,269             0.55
April 2008..........................................               65             11,602,694             1.00
May 2008............................................               59              8,411,508             0.73
June 2008...........................................               14              2,380,390             0.21
March 2010..........................................               51              9,451,090             0.82
April 2010..........................................              106             19,108,734             1.65
May 2010............................................               81             13,870,829             1.20
June 2010...........................................               22              3,869,242             0.33
                                                          --------------  -------------------  -----------------
   Total............................................            6,526         $1,158,340,680           100.00%
                                                          ==============  ===================  =================


                                     S-B-8

            INITIAL CAPS OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                   INITIAL CAP (%)                        MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

1.000...............................................               26       $      4,818,158             0.42%
3.000...............................................            6,266          1,112,040,785            96.00
5.000...............................................              234             41,481,737             3.58
                                                          --------------  -------------------  -----------------
   Total............................................            6,526         $1,158,340,680           100.00%
                                                          ==============  ===================  =================


     The weighted average of the Initial Caps of all Mortgage Loans is approximately 3.063%.

            PERIODIC CAP OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                   PERIODIC CAP (%)                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

1.000...............................................            6,526         $1,158,340,680           100.00%
                                                          --------------  -------------------  -----------------
   Total............................................            6,526         $1,158,340,680           100.00%
                                                          ==============  ===================  =================


     The weighted average of the Periodic Cap of all Mortgage Loans is approximately 1.000%.

            CREDIT GRADES OF THE MORTGAGE LOANS -- ALL MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                     CREDIT GRADE                         MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

A+..................................................            4,771       $    866,698,631            74.82%
A...................................................              658            121,277,566            10.47
A-..................................................              294             48,289,558             4.17
B...................................................              506             80,033,902             6.91
C...................................................              234             34,224,100             2.95
C-..................................................               63              7,816,923             0.67
                                                          --------------  -------------------  -----------------
   Total............................................            6,526         $1,158,340,680           100.00%
                                                          ==============  ===================  =================


                                     S-B-9

                              POOL 1 MORTGAGE LOANS

       CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 1 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                  RANGE OF SCHEDULED                        NUMBER OF            SCHEDULED           SCHEDULED
                PRINCIPAL BALANCES ($)                    MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

150,000.01 to 200,000.00............................              435       $     77,065,770            13.30%
200,000.01 to 250,000.00............................              385             86,804,157            14.98
250,000.01 to 300,000.00............................              481            132,270,957            22.82
300,000.01 to 350,000.00............................              264             85,700,394            14.79
350,000.01 to 400,000.00............................              212             79,685,455            13.75
400,000.01 to 450,000.00............................              104             43,942,137             7.58
450,000.01 to 500,000.00............................               92             43,729,623             7.55
500,000.01 to 550,000.00............................               26             13,581,964             2.34
550,000.01 to 600,000.00............................               20             11,660,396             2.01
600,000.01 to 650,000.00............................                2              1,225,523             0.21
650,000.01 to 700,000.00............................                1                680,000             0.12
700,000.01 to 750,000.00............................                1                750,000             0.13
750,000.01 to 800,000.00............................                1                771,243             0.13
800,000.01 to 850,000.00............................                1                849,193             0.15
850,000.01 to 900,000.00............................                1                855,000             0.15
                                                        ------------------  -------------------  -----------------
   Total............................................            2,026       $    579,571,812           100.00%
                                                        ==================  ===================  =================


     The average Cut-off Date Scheduled Principal Balance for the Mortgage Loans
in Pool 1 is approximately $286,067.

                                     S-B-10

                   MORTGAGE RATES -- POOL 1 MORTGAGE LOANS(1)



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                       RANGE OF                             NUMBER OF            SCHEDULED           SCHEDULED
                  MORTGAGE RATES (%)                      MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

 4.501 to  5.000..................................                  2        $       487,200             0.08%
 5.001 to  5.500..................................                 52             15,919,618             2.75
 5.501 to  6.000..................................                249             72,652,948            12.54
 6.001 to  6.500..................................                348            100,286,680            17.30
 6.501 to  7.000..................................                484            135,619,263            23.40
 7.001 to  7.500..................................                280             79,775,815            13.76
 7.501 to  8.000..................................                281             83,450,032            14.40
 8.001 to  8.500..................................                118             31,891,049             5.50
 8.501 to  9.000..................................                109             31,284,020             5.40
 9.001 to  9.500..................................                 51             13,608,291             2.35
 9.501 to 10.000..................................                 32              8,695,702             1.50
10.001 to 10.500...................................                 6              1,688,425             0.29
10.501 to 11.000...................................                 9              2,634,170             0.45
11.001 to 11.500...................................                 3                997,600             0.17
11.501 to 12.000...................................                 2                581,000             0.10
                                                        ------------------  -------------------  -----------------
   Total............................................            2,026       $    579,571,812           100.00%
                                                        ==================  ===================  =================


     The weighted average Mortgage Rate for the Mortgage Loans in Pool 1 is approximately 7.082%.

-------------
(1)  Reflects the current Mortgage Rates for the Mortgage Loans.

                       LOAN TYPE -- POOL 1 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                      LOAN TYPE                           MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

2/28 ARM............................................            1,460       $    411,637,867            71.02%
2/28 ARM - Interest-Only............................              461            135,595,338            23.40
3/27 ARM............................................               32              9,003,189             1.55
3/27 ARM - Interest-Only............................                7              1,960,520             0.34
5/25 ARM............................................               50             16,163,769             2.79
5/25 ARM - Interest-Only............................               16              5,211,129             0.90
                                                        ------------------  -------------------  -----------------
   Total............................................            2,026       $    579,571,812           100.00%
                                                        ==================  ===================  =================


               ORIGINAL TERMS TO MATURITY -- POOL 1 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                  ORIGINAL TERMS TO                         NUMBER OF            SCHEDULED           SCHEDULED
                  MATURITY (MONTHS)                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

360.................................................            2,026       $    579,571,812           100.00%
                                                        ------------------  -------------------  -----------------
   Total............................................            2,026       $    579,571,812           100.00%
                                                        ==================  ===================  =================


                                     S-B-11

              REMAINING TERMS TO MATURITY -- POOL 1 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
             RANGE OF REMAINING TERMS TO                    NUMBER OF            SCHEDULED           SCHEDULED
                  MATURITY (MONTHS)                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

301 to 360..........................................            2,026       $    579,571,812           100.00%
                                                        ------------------  -------------------  -----------------
   Total............................................            2,026       $    579,571,812           100.00%
                                                        ==================  ===================  =================


     The weighted average remaining term to maturity for the Mortgage Loans in
Pool 1 is approximately 359 months.

             ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 1 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                  RANGE OF ORIGINAL                         NUMBER OF            SCHEDULED           SCHEDULED
               LOAN-TO-VALUE RATIOS (%)                   MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

50.00 or Less.......................................               23       $      6,395,144             1.10%
50.01 to 55.00......................................               12              4,230,885             0.73
55.01 to 60.00......................................               27              9,155,370             1.58
60.01 to 65.00......................................               44             12,725,875             2.20
65.01 to 70.00......................................               80             24,481,182             4.22
70.01 to 75.00......................................              146             47,100,746             8.13
75.01 to 80.00......................................            1,334            367,043,295            63.33
80.01 to 85.00......................................              135             42,971,119             7.41
85.01 to 90.00......................................              151             46,832,567             8.08
90.01 to 95.00......................................               72             17,940,506             3.10
95.01 to 100.00.....................................                2                695,123             0.12
                                                        ------------------  -------------------  -----------------
   Total............................................            2,026       $    579,571,812           100.00%
                                                        ==================  ===================  =================


     The weighted average original loan-to-value ratio for the Mortgage Loans in
Pool 1 is approximately 79.25%.

                                     S-B-12

                GEOGRAPHIC DISTRIBUTION -- POOL 1 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                       LOCATION                           MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

Arizona.............................................              27        $      6,664,658             1.15%
California..........................................             686             226,706,977            39.12
Colorado............................................              13               3,227,726             0.56
Connecticut.........................................              12               3,211,452             0.55
Delaware............................................               1                 156,000             0.03
Florida.............................................             540             134,892,662            23.27
Georgia.............................................              32               6,738,197             1.16
Hawaii..............................................               7               2,577,795             0.44
Idaho...............................................               1                 156,000             0.03
Illinois............................................               8               1,683,423             0.29
Indiana.............................................               4               1,097,041             0.19
Kansas..............................................               5               1,172,181             0.20
Kentucky............................................               1                 179,632             0.03
Louisiana...........................................               4               1,002,139             0.17
Maryland............................................              54              16,343,524             2.82
Massachusetts.......................................              38              12,153,811             2.10
Michigan............................................               8               2,495,973             0.43
Minnesota...........................................              36               7,632,770             1.32
Mississippi.........................................               6               1,251,211             0.22
Missouri............................................               3                 847,066             0.15
Nevada..............................................              43              10,340,682             1.78
New Hampshire.......................................               4                 984,720             0.17
New Jersey..........................................              92              26,229,512             4.53
New York............................................             141              46,185,664             7.97
North Carolina......................................               5               1,301,320             0.22
Ohio................................................              12               3,052,163             0.53
Oklahoma............................................               8               1,662,904             0.29
Oregon..............................................              14               3,029,890             0.52
Pennsylvania........................................               6               1,688,436             0.29
Rhode Island........................................              17               3,845,219             0.66
South Carolina......................................               6               1,587,818             0.27
Tennessee...........................................               2                 582,994             0.10
Texas...............................................              84              19,421,322             3.35
Utah................................................               4               1,066,600             0.18
Virginia............................................              58              17,539,223             3.03
Washington..........................................              39               9,626,692             1.66
West Virginia.......................................               1                 241,666             0.04
Wisconsin...........................................               4                 994,751             0.17
                                                        ------------------  -------------------  -----------------
   Total............................................            2,026       $    579,571,812           100.00%
                                                        ==================  ===================  =================


                                     S-B-13

                     PROPERTY TYPE -- POOL 1 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                    PROPERTY TYPE                         MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

Single Family.......................................            1,740         $  494,698,976            85.36%
Two-Family..........................................              143             45,026,891             7.77
Condominium.........................................              116             30,494,296             5.26
Four-Family.........................................               15              5,087,896             0.88
Three-Family........................................               12              4,263,752             0.74
                                                        ------------------  -------------------  -----------------
   Total............................................            2,026         $  579,571,812           100.00%
                                                        ==================  ===================  =================


                      LOAN PURPOSE -- POOL 1 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                     LOAN PURPOSE                         MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

Purchase............................................            1,189       $     303,719,043           52.40%
Cash Out Refinance..................................              788             260,198,263           44.89
Rate/Term Refinance.................................               49              15,654,506            2.70
                                                        ------------------  -------------------  -----------------
   Total............................................            2,026       $    579,571,812           100.00%
                                                        ==================  ===================  =================


                    OCCUPANCY STATUS -- POOL 1 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                   OCUPANCY STATUS                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

Owner Occupied......................................            1,973       $    561,360,967            96.86%
Investment..........................................               53             18,210,845             3.14
                                                        ------------------  -------------------  -----------------
   Total............................................            2,026       $    579,571,812           100.00%
                                                        ==================  ===================  =================


                   LOAN DOCUMENTATION -- POOL 1 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                  LOAN DOCUMENTATION                      MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

Stated Income.......................................              861           $251,798,356            43.45%
Full Documentation..................................              829            234,683,709            40.49
Full Documentation Plus.............................              324             88,627,965            15.29
Limited Documentation...............................               12              4,461,782             0.77
                                                        ------------------  -------------------  -----------------
   Total............................................            2,026       $    579,571,812           100.00%
                                                        ==================  ===================  =================


                                     S-B-14

   ORIGINAL PREPAYMENT PREMIUM TERM (YEARS IN EFFECT) -- POOL 1 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
           ORIGINAL PREPAYMENT PREMIUM TERM                 NUMBER OF            SCHEDULED           SCHEDULED
                  (YEARS IN EFFECT)                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

0...................................................              475       $    141,749,696            24.46%
1...................................................               45             13,355,720             2.30
2...................................................            1,439            404,047,263            69.71
3...................................................               67             20,419,134             3.52
                                                        ------------------  -------------------  -----------------
   Total............................................            2,026       $    579,571,812           100.00%
                                                        ==================  ===================  =================


          CREDIT SCORES OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                       RANGE OF                             NUMBER OF            SCHEDULED           SCHEDULED
                    CREDIT SCORES                         MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

Greater than 820....................................                1       $        284,694             0.05%
801 to 820..........................................                2                521,666             0.09
781 to 800..........................................                6              1,833,084             0.32
761 to 780..........................................               13              4,179,283             0.72
741 to 760..........................................               20              6,343,225             1.09
721 to 740..........................................               40             11,453,218             1.98
701 to 720..........................................               76             20,466,629             3.53
681 to 700..........................................              121             35,651,595             6.15
661 to 680..........................................              186             52,422,270             9.04
641 to 660..........................................              258             72,318,418            12.48
621 to 640..........................................              319             88,750,126            15.31
601 to 620..........................................              265             73,987,903            12.77
581 to 600..........................................              260             75,378,676            13.01
561 to 580..........................................              141             41,787,311             7.21
541 to 560..........................................              160             47,484,678             8.19
521 to 540..........................................               87             25,551,892             4.41
501 to 520..........................................               65             19,138,166             3.30
500 or Less.........................................                6              2,018,980             0.35
                                                        ------------------  -------------------  -----------------
   Total............................................            2,026       $    579,571,812           100.00%
                                                        ==================  ===================  =================


     The weighted average credit score for the Mortgage Loans in Pool 1 is approximately 621.

                                     S-B-15

          GROSS MARGINS OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
              RANGE OF GROSS MARGINS (%)                  MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

2.001 to 3.000......................................                1       $        855,000             0.15%
4.001 to 5.000......................................                1                201,600             0.03
5.001 to 6.000......................................            1,863            528,704,249            91.22
6.001 to 7.000......................................              161             49,810,963             8.59
                                                        ------------------  -------------------  -----------------
   Total............................................            2,026       $    579,571,812           100.00%
                                                        ==================  ===================  =================


     The weighted average Gross Margin for the Mortgage Loans in Pool 1 is approximately 5.602%.

          MAXIMUM RATES OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                       RANGE OF                             NUMBER OF            SCHEDULED           SCHEDULED
                  MAXIMUM RATES (%)                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

 9.001 to 10.000....................................                1       $        248,000             0.04%
10.001 to 10.500....................................                2                588,344             0.10
10.501 to 11.000....................................               16              5,875,884             1.01
11.001 to 11.500....................................               65             20,141,036             3.48
11.501 to 12.000....................................              258             74,061,393            12.78
12.001 to 12.500....................................              339             97,772,666            16.87
12.501 to 13.000....................................              462            129,156,945            22.28
13.001 to 13.500....................................              275             77,648,488            13.40
13.501 to 14.000....................................              279             82,867,220            14.30
14.001 to 14.500....................................              117             31,722,629             5.47
14.501 to 15.000....................................              109             31,284,020             5.40
15.001 to 15.500....................................               51             13,608,291             2.35
15.501 to 16.000....................................               32              8,695,702             1.50
16.001 to 16.500....................................                6              1,688,425             0.29
16.501 to 17.000....................................                9              2,634,170             0.45
17.001 to 17.500....................................                3                997,600             0.17
17.501 to 18.000....................................                2                581,000             0.10
                                                        ------------------  -------------------  -----------------
   Total............................................            2,026       $    579,571,812           100.00%
                                                        ==================  ===================  =================


     The weighted average Maximum Rate for the Mortgage Loans in Pool 1 is approximately 13.045%.

                                     S-B-16

          MINIMUM RATES OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                       RANGE OF                             NUMBER OF            SCHEDULED           SCHEDULED
                  MINIMUM RATES (%)                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

4.001 to 5.000......................................                2       $        487,200             0.08%
5.001 to 6.000......................................              301             88,572,566            15.28
6.001 to 7.000......................................              832            235,905,943            40.70
7.001 to 8.000......................................              561            163,225,847            28.16
8.001 to 9.000......................................              227             63,175,068            10.90
9.001 to 10.000.....................................               83             22,303,993             3.85
Greater than 10.000.................................               20              5,901,195             1.02
                                                        ------------------  -------------------  -----------------
   Total............................................            2,026       $    579,571,812           100.00%
                                                        ==================  ===================  =================


     The weighted average Minimum Rate for the Mortgage Loans in Pool 1 is approximately 7.082%.

    NEXT RATE ADJUSTMENT DATE OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
              NEXT RATE ADJUSTMENT DATE                   MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

November 2005.......................................                1       $        378,341             0.07%
November 2006.......................................                1                239,118             0.04
December 2006.......................................                3              1,020,256             0.18
January 2007........................................                2                559,731             0.10
February 2007.......................................                3                749,422             0.13
March 2007..........................................              396            115,429,794            19.92
April 2007..........................................              695            200,534,244            34.60
May 2007............................................              644            184,343,839            31.81
June 2007...........................................              176             43,978,461             7.59
March 2008..........................................                5              1,711,647             0.30
April 2008..........................................               20              5,339,502             0.92
May 2008............................................               10              2,651,640             0.46
June 2008...........................................                4              1,260,920             0.22
March 2010..........................................               18              5,557,881             0.96
April 2010..........................................               23              7,554,574             1.30
May 2010............................................               19              6,201,552             1.07
June 2010...........................................                6              2,060,891             0.36
                                                        ------------------  -------------------  -----------------
   Total............................................            2,026       $    579,571,812           100.00%
                                                        ==================  ===================  =================


                                     S-B-17

           INITIAL CAPS OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                   INITIAL CAP (%)                        MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

1.000...............................................                5       $      2,024,923             0.35%
3.000...............................................            1,960            558,196,914            96.31
5.000...............................................               61             19,349,975             3.34
                                                        ------------------  -------------------  -----------------
   Total............................................            2,026       $    579,571,812           100.00%
                                                        ==================  ===================  =================


     The weighted average of the Initial Caps of the Mortgage Loans in Pool 1 is
approximately 3.060%.

           PERIODIC CAP OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                   PERIODIC CAP (%)                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

1.000...............................................            2,026       $    579,571,812           100.00%
                                                        ------------------  -------------------  -----------------
   Total............................................            2,026       $    579,571,812           100.00%
                                                        ==================  ===================  =================


     The weighted average of the Periodic Cap of the Mortgage Loans in Pool 1 is
approximately 1.000%.

          CREDIT GRADES OF THE MORTGAGE LOANS -- POOL 1 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                     CREDIT GRADE                         MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

A+..................................................            1,688       $    474,219,340            81.82%
A...................................................              167             52,944,977             9.14
A-..................................................               57             17,301,778             2.99
B...................................................               80             25,504,932             4.40
C...................................................               30              8,512,294             1.47
C-..................................................                4              1,088,491             0.19
                                                        ------------------  -------------------  -----------------
   Total............................................            2,026       $    579,571,812           100.00%
                                                        ==================  ===================  =================


                                     S-B-18

                              POOL 2 MORTGAGE LOANS

       CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 2 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                  RANGE OF SCHEDULED                        NUMBER OF            SCHEDULED           SCHEDULED
                PRINCIPAL BALANCES ($)                    MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------    ------------------   -----------------

 25,000.01 to  50,000.00............................              123       $      5,332,375             0.92%
 50,000.01 to  75,000.00............................              516             32,744,830             5.66
 75,000.01 to 100,000.00............................              899             79,213,663            13.69
100,000.01 to 150,000.00............................            1,674            208,164,021            35.97
150,000.01 to 200,000.00............................              769            132,201,521            22.84
200,000.01 to 250,000.00............................              455            102,113,758            17.64
250,000.01 to 300,000.00............................               40             10,948,000             1.89
300,000.01 to 350,000.00............................               19              6,055,200             1.05
350,000.01 to 400,000.00............................                3              1,108,000             0.19
400,000.01 to 450,000.00............................                1                420,000             0.07
450,000.01 to 500,000.00............................                1                467,500             0.08
                                                        ------------------  -------------------  -----------------
   Total............................................            4,500           $578,768,868           100.00%
                                                        ==================  ===================  =================


     The average Cut-off Date Scheduled Principal Balance for the Mortgage Loans
in Pool 2 is approximately $128,615.

                   MORTGAGE RATES -- POOL 2 MORTGAGE LOANS(1)



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                       RANGE OF                             NUMBER OF            SCHEDULED           SCHEDULED
                  MORTGAGE RATES (%)                      MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

 4.501 to  5.000....................................                4       $        465,191             0.08%
 5.001 to  5.500....................................               48              7,096,756             1.23
 5.501 to  6.000....................................              323             50,330,775             8.70
 6.001 to  6.500....................................              469             67,544,918            11.67
 6.501 to  7.000....................................              730            103,155,248            17.82
 7.001 to  7.500....................................              582             77,300,404            13.36
 7.501 to  8.000....................................              586             73,891,394            12.77
 8.001 to  8.500....................................              429             50,617,723             8.75
 8.501 to  9.000....................................              450             53,573,767             9.26
 9.001 to  9.500....................................              328             37,625,102             6.50
 9.501 to 10.000....................................              256             28,450,788             4.92
10.001 to 10.500....................................              140             14,848,448             2.57
10.501 to 11.000....................................               79              7,652,256             1.32
11.001 to 11.500....................................               34              2,562,114             0.44
11.501 to 12.000....................................               28              2,502,109             0.43
12.001 to 12.500....................................               14              1,151,874             0.20
                                                        ------------------  -------------------  -----------------
   Total............................................            4,500           $578,768,868           100.00%
                                                        ==================  ===================  =================


     The weighted average Mortgage Rate for the Mortgage Loans in Pool 2 is approximately 7.634%.

-------------
(1) Reflects the current Mortgage Rates for the Mortgage Loans.

                                     S-B-19

                       LOAN TYPE -- POOL 2 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                      LOAN TYPE                           MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------    ------------------   -----------------   -----------------

2/28 ARM............................................            3,888           $491,963,597            85.00%
2/28 ARM - Interest-Only............................              279             44,116,123             7.62
3/27 ARM............................................              131             16,567,652             2.86
3/27 ARM - Interest-Only............................                8              1,196,500             0.21
5/25 ARM............................................              176             21,879,597             3.78
5/25 ARM - Interest-Only............................               18              3,045,400             0.53
                                                        ------------------  -------------------  -----------------
   Total............................................            4,500           $578,768,868           100.00%
                                                        ==================  ===================  =================


               ORIGINAL TERMS TO MATURITY -- POOL 2 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                  ORIGINAL TERMS TO                         NUMBER OF            SCHEDULED           SCHEDULED
                  MATURITY (MONTHS)                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------    ------------------   -----------------   -----------------

360.................................................           4,500            $578,768,868           100.00%
                                                        ------------------  -------------------  -----------------
   Total............................................           4,500            $578,768,868           100.00%
                                                        ==================  ===================  =================


              REMAINING TERMS TO MATURITY -- POOL 2 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
             RANGE OF REMAINING TERMS TO                    NUMBER OF            SCHEDULED           SCHEDULED
                  MATURITY (MONTHS)                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------    ------------------   ------------------  -----------------

301 to 360..........................................           4,500            $578,768,868           100.00%
                                                        ------------------  -------------------  -----------------
   Total............................................           4,500            $578,768,868           100.00%
                                                        ==================  ===================  =================


     The weighted average remaining term to maturity for the Mortgage Loans in
Pool 2 is approximately 359 months.

                                     S-B-20

             ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 2 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                  RANGE OF ORIGINAL                         NUMBER OF            SCHEDULED           SCHEDULED
               LOAN-TO-VALUE RATIOS (%)                   MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

50.00 or Less.......................................             189        $     21,402,394             3.70%
50.01 to 55.00......................................              63               9,146,222             1.58
55.01 to 60.00......................................              95              13,135,595             2.27
60.01 to 65.00......................................             164              23,440,197             4.05
65.01 to 70.00......................................             322              40,042,209             6.92
70.01 to 75.00......................................             433              58,405,567            10.09
75.01 to 80.00......................................           2,298             289,754,390            50.06
80.01 to 85.00......................................             378              52,010,110             8.99
85.01 to 90.00......................................             333              44,693,588             7.72
90.01 to 95.00......................................             225              26,738,596             4.62
                                                        ------------------  -------------------  -----------------
   Total............................................           4,500        $    578,768,868           100.00%
                                                        ==================  ===================  =================


     The weighted average original loan-to-value ratio for the Mortgage Loans in
Pool 2 is approximately 77.33%.

                                     S-B-21

                GEOGRAPHIC DISTRIBUTION -- POOL 2 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                       LOCATION                           MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

Arizona.............................................             131        $     17,335,725             3.00%
Arkansas............................................               3                 267,250             0.05
California..........................................             444              81,922,656            14.15
Colorado............................................              34               4,603,098             0.80
Connecticut.........................................              55               7,483,218             1.29
Delaware............................................               8               1,306,255             0.23
Florida.............................................             994             130,037,449            22.47
Georgia.............................................             128              15,721,916             2.72
Hawaii..............................................               2                 224,400             0.04
Idaho...............................................              11                 999,407             0.17
Illinois............................................              32               3,196,094             0.55
Indiana.............................................              26               2,193,505             0.38
Iowa................................................               3                 284,983             0.05
Kansas..............................................              19               2,099,365             0.36
Kentucky............................................              10               1,055,704             0.18
Louisiana...........................................              43               4,337,365             0.75
Maine...............................................              11               1,336,394             0.23
Maryland............................................             123              20,554,698             3.55
Massachusetts.......................................              47               7,161,542             1.24
Michigan............................................             108              11,894,024             2.06
Minnesota...........................................              95              14,069,043             2.43
Mississippi.........................................               8                 795,908             0.14
Missouri............................................              81               8,428,859             1.46
Montana.............................................               1                 177,525             0.03
Nevada..............................................              93              15,319,886             2.65
New Hampshire.......................................               5                 736,980             0.13
New Jersey..........................................             105              18,808,949             3.25
New Mexico..........................................               1                 199,921             0.03
New York............................................             135              22,042,800             3.81
North Carolina......................................              84               8,974,046             1.55
Ohio................................................             162              15,078,052             2.61
Oklahoma............................................              55               5,163,921             0.89
Oregon..............................................              78               9,957,281             1.72
Pennsylvania........................................              93               9,307,899             1.61
Rhode Island........................................              30               5,064,943             0.88
South Carolina......................................              48               4,749,321             0.82
South Dakota........................................               4                 414,072             0.07
Tennessee...........................................             118              10,897,284             1.88
Texas...............................................             738              70,253,038            12.14
Utah................................................              26               3,318,798             0.57
Virginia............................................             129              18,018,306             3.11
Washington..........................................             106              15,574,229             2.69
West Virginia.......................................               9                 683,612             0.12
Wisconsin...........................................              64               6,719,146             1.16
                                                        ------------------  -------------------  -----------------
   Total............................................           4,500        $    578,768,868           100.00%
                                                        ==================  ===================  =================


                                     S-B-22

                     PROPERTY TYPE -- POOL 2 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                    PROPERTY TYPE                         MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

Single Family.......................................           4,063        $    521,035,817            90.02%
Condominium.........................................             274              33,804,725             5.84
Two-Family..........................................             136              19,013,503             3.29
Three-Family........................................              17               3,129,991             0.54
Four-Family.........................................              10               1,784,833             0.31
                                                        ------------------  -------------------  -----------------
   Total............................................           4,500        $    578,768,868           100.00%
                                                        ==================  ===================  =================


                      LOAN PURPOSE -- POOL 2 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                     LOAN PURPOSE                         MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

Cash Out Refinance..................................            2,664       $    371,162,923            64.13%
Purchase............................................            1,406            152,578,249            26.36
Rate/Term Refinance.................................              430             55,027,696             9.51
                                                        ------------------  -------------------  -----------------
   Total............................................            4,500       $    578,768,868           100.00%
                                                        ==================  ===================  =================


                    OCCUPANCY STATUS -- POOL 2 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                   OCCUPANCY STATUS                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

Owner Occupied......................................           4,198        $    542,763,740            93.78%
Investment..........................................             302              36,005,128             6.22
                                                        ------------------  -------------------  -----------------
   Total............................................           4,500        $    578,768,868           100.00%
                                                        ==================  ===================  =================


                   LOAN DOCUMENTATION -- POOL 2 MORTGAGE LOANS


                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                  LOAN DOCUMENTATION                      MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

Full Documentation..................................           1,665        $    212,407,811            36.70%
Stated Income.......................................           1,426             189,667,744            32.77
Full Documentation Plus.............................           1,365             170,510,432            29.46
Limited Documentation...............................              44               6,182,881             1.07
                                                        ------------------  -------------------  -----------------
   Total............................................           4,500        $    578,768,868           100.00%
                                                        ==================  ===================  =================


                                     S-B-23

   ORIGINAL PREPAYMENT PREMIUM TERM (YEARS IN EFFECT) -- POOL 2 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
           ORIGINAL PREPAYMENT PREMIUM TERM                 NUMBER OF            SCHEDULED           SCHEDULED
                  (YEARS IN EFFECT)                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

0...................................................            1,253       $    155,170,076            26.81%
1...................................................               50              8,002,185             1.38
2...................................................            2,955            383,169,399            66.20
3...................................................              242             32,427,208             5.60
                                                        ------------------  -------------------  -----------------
   Total............................................            4,500       $    578,768,868           100.00%
                                                        ==================  ===================  =================


          CREDIT SCORES OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                       RANGE OF                             NUMBER OF            SCHEDULED           SCHEDULED
                    CREDIT SCORES                         MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

801 to 820..........................................                1       $        146,500             0.03%
781 to 800..........................................                1                103,894             0.02
761 to 780..........................................               18              2,372,152             0.41
741 to 760..........................................               30              4,767,950             0.82
721 to 740..........................................               36              5,043,471             0.87
701 to 720..........................................               69              9,829,824             1.70
681 to 700..........................................              136             17,965,418             3.10
661 to 680..........................................              256             34,248,426             5.92
641 to 660..........................................              367             49,490,996             8.55
621 to 640..........................................              577             73,606,592            12.72
601 to 620..........................................              568             72,134,129            12.46
581 to 600..........................................              645             81,100,248            14.01
561 to 580..........................................              500             64,901,351            11.21
541 to 560..........................................              485             61,464,635            10.62
521 to 540..........................................              398             50,248,178             8.68
501 to 520..........................................              395             48,918,789             8.45
500 or Less.........................................               18              2,426,315             0.42
                                                        ------------------  -------------------  -----------------
   Total............................................            4,500       $    578,768,868           100.00%
                                                        ==================  ===================  =================


     The weighted average credit score for the Mortgage Loans in Pool 2 is approximately 598.

                                     S-B-24

          GROSS MARGINS OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
              RANGE OF GROSS MARGINS (%)                  MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

4.001 to 5.000......................................               1        $        142,000             0.02%
5.001 to 6.000......................................           3,577             461,293,210            79.70
6.001 to 7.000......................................             922             117,333,658            20.27
                                                        ------------------  -------------------  -----------------
   Total............................................           4,500        $    578,768,868           100.00%
                                                        ==================  ===================  =================


     The weighted average Gross Margin for the Mortgage Loans in Pool 2 is approximately 5.728%.

          MAXIMUM RATES OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                       RANGE OF                             NUMBER OF            SCHEDULED           SCHEDULED
                  MAXIMUM RATES (%)                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

10.001 to 10.500....................................                5       $        940,336             0.16%
10.501 to 11.000....................................               30              4,225,932             0.73
11.001 to 11.500....................................               79             11,662,763             2.02
11.501 to 12.000....................................              321             50,577,278             8.74
12.001 to 12.500....................................              467             66,192,181            11.44
12.501 to 13.000....................................              722            100,933,921            17.44
13.001 to 13.500....................................              563             74,653,548            12.90
13.501 to 14.000....................................              586             73,513,102            12.70
14.001 to 14.500....................................              419             49,522,281             8.56
14.501 to 15.000....................................              443             53,139,573             9.18
15.001 to 15.500....................................              325             37,295,249             6.44
15.501 to 16.000....................................              252             27,838,219             4.81
16.001 to 16.500....................................              137             14,697,448             2.54
16.501 to 17.000....................................               77              7,487,263             1.29
17.001 to 17.500....................................               35              2,642,094             0.46
17.501 to 18.000....................................               26              2,375,784             0.41
18.001 to 18.500....................................               13              1,071,895             0.19
                                                        ------------------  -------------------  -----------------
   Total............................................            4,500       $    578,768,868           100.00%
                                                        ==================  ===================  =================


     The weighted average Maximum Rate for the Mortgage Loans in Pool 2 is approximately 13.590%.

                                     S-B-25

          MINIMUM RATES OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                       RANGE OF                             NUMBER OF            SCHEDULED           SCHEDULED
                  MINIMUM RATES (%)                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

4.001 to 5.000......................................                4       $        465,191             0.08%
5.001 to 6.000......................................              371             57,427,531             9.92
6.001 to 7.000......................................            1,199            170,700,166            29.49
7.001 to 8.000......................................            1,168            151,191,798            26.12
8.001 to 9.000......................................              879            104,191,490            18.00
9.001 to 10.000.....................................              584             66,075,891            11.42
Greater than 10.000.................................              295             28,716,801             4.96
                                                        ------------------  -------------------  -----------------
   Total............................................            4,500       $    578,768,868           100.00%
                                                        ==================  ===================  =================


     The weighted average Minimum Rate for the Mortgage Loans in Pool 2 is approximately 7.634%.

    NEXT RATE ADJUSTMENT DATE OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
              NEXT RATE ADJUSTMENT DATE                   MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

May 2006............................................                1       $        175,559             0.03%
June 2006...........................................                1                 76,263             0.01
July 2006...........................................                1                 98,564             0.02
September 2006......................................                2                281,423             0.05
October 2006........................................                1                 49,823             0.01
November 2006.......................................                2                221,381             0.04
December 2006.......................................                6                552,566             0.10
January 2007........................................                1                 84,730             0.01
February 2007.......................................                1                204,089             0.04
March 2007..........................................              948            123,077,575            21.27
April 2007..........................................            1,536            196,105,719            33.88
May 2007............................................            1,304            169,115,274            29.22
June 2007...........................................              363             46,036,755             7.95
March 2008..........................................               35              4,621,621             0.80
April 2008..........................................               45              6,263,193             1.08
May 2008............................................               49              5,759,868             1.00
June 2008...........................................               10              1,119,470             0.19
March 2010..........................................               33              3,893,209             0.67
April 2010..........................................               83             11,554,159             2.00
May 2010............................................               62              7,669,277             1.33
June 2010...........................................               16              1,808,351             0.31
                                                        ------------------  -------------------  -----------------
   Total............................................            4,500       $    578,768,868           100.00%
                                                        ==================  ===================  =================


                                     S-B-26

           INITIAL CAPS OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                   INITIAL CAP (%)                        MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

1.000...............................................               21       $      2,793,235             0.48%
3.000...............................................            4,306            553,843,872            95.69
5.000...............................................              173             22,131,762             3.82
                                                        ------------------  -------------------  -----------------
   Total............................................            4,500       $    578,768,868           100.00%
                                                        ==================  ===================  =================


     The weighted average of the Initial Caps of the Mortgage Loans in Pool 2 is
approximately 3.067%.

           PERIODIC CAP OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                   PERIODIC CAP (%)                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

1.000...............................................            4,500       $    578,768,868           100.00%
                                                        ------------------  -------------------  -----------------
   Total............................................            4,500       $    578,768,868           100.00%
                                                        ==================  ===================  =================


     The weighted average of the Periodic Cap of the Mortgage Loans in Pool 2 is
approximately 1.000%.

          CREDIT GRADES OF THE MORTGAGE LOANS -- POOL 2 MORTGAGE LOANS



                                                                                                   PERCENTAGE OF
                                                                                                  MORTGAGE LOANS
                                                                                 AGGREGATE         BY AGGREGATE
                                                            NUMBER OF            SCHEDULED           SCHEDULED
                     CREDIT GRADE                         MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------------------------------------      --------------     -----------------   -----------------

A+..................................................            3,083       $    392,479,291            67.81%
A...................................................              491             68,332,589            11.81
A-..................................................              237             30,987,780             5.35
B...................................................              426             54,528,970             9.42
C...................................................              204             25,711,806             4.44
C-..................................................               59              6,728,432             1.16
                                                        ------------------  -------------------  -----------------
   Total............................................            4,500       $    578,768,868           100.00%
                                                        ==================  ===================  =================


                                     S-B-27

PROSPECTUS

                                   CWABS, INC.
                                    DEPOSITOR

                             ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)

--------------------------------------------------------------------------------
PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN
THE SECURITIES UNDER "RISK FACTORS" BEGINNING ON PAGE 5.
--------------------------------------------------------------------------------

THE TRUSTS

Each trust will be established to hold assets in its trust fund transferred to it by CWABS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

o    first lien mortgage loans secured by one- to four-family residential properties,

o    mortgage loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

o    closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties, or

o    home improvement loans, secured by first or subordinate liens on one-to four-family residential properties or by personal property security interests, and home improvement sales contracts, secured by personal property security interests.

THE SECURITIES

CWABS, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF SECURITIES

The securities may be offered through several different methods, including offerings through underwriters.

                                   ----------

THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE
SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

October 25, 2004

                                TABLE OF CONTENTS

Important Notice About Information in this Prospectus

                                        2

                                        3

         IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about each series of securities is contained in two separate documents:

     o    this prospectus, which provides general information, some of which may not apply to a particular series; and

     o    the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                   ----------

     If you require additional information, the mailing address of our principal executive offices is CWABS, Inc., 4500 Park Granada, Calabasas, California 91302
and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund
-- Incorporation of Certain Documents by Reference" beginning on page 21.

                                        4

                                  RISK FACTORS

     You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

LIMITED SOURCE OF PAYMENTS -- NO   The applicable prospectus supplement may
RECOURSE TO SELLERS, DEPOSITOR     provide that securities will be payable from
OR SERVICER                        other trust funds in addition to their
                                   associated trust fund, but if it does not,
                                   they will be payable solely from their
                                   associated trust fund. If the trust fund does
                                   not have sufficient assets to distribute the
                                   full amount due to you as a securityholder,
                                   your yield will be impaired, and perhaps even
                                   the return of your principal may be impaired,
                                   without your having recourse to anyone else.
                                   Furthermore, at the times specified in the
                                   applicable prospectus supplement, certain
                                   assets of the trust fund may be released and
                                   paid out to other people, such as the
                                   depositor, a servicer, a credit enhancement
                                   provider, or any other person entitled to
                                   payments from the trust fund. Those assets
                                   will no longer be available to make payments
                                   to you. Those payments are generally made
                                   after other specified payments that may be
                                   set forth in the applicable prospectus
                                   supplement have been made.

                                   You will not have any recourse against the
                                   depositor or any servicer if you do not
                                   receive a required distribution on the
                                   securities. Nor will you have recourse
                                   against the assets of the trust fund of any
                                   other series of securities.

                                   The securities will not represent an interest
                                   in the depositor, any servicer, any seller to
                                   the depositor, or anyone else except the
                                   trust fund. The only obligation of the
                                   depositor to a trust fund comes from certain
                                   representations and warranties made by it
                                   about assets transferred to the trust fund.
                                   If these representations and warranties turn
                                   out to be untrue, the depositor may be
                                   required to repurchase some of the
                                   transferred assets. CWABS, Inc., which is the
                                   depositor, does not have significant assets
                                   and is unlikely to have significant assets in
                                   the future. So if the depositor were required
                                   to repurchase a loan because of a breach of a
                                   representation, its only sources of funds for
                                   the repurchase would be:

                                        o    funds obtained from enforcing a
                                             corresponding obligation of a
                                             seller or originator of the loan,
                                             or

                                        o    funds from a reserve fund or
                                             similar credit enhancement
                                             established to pay for loan
                                             repurchases.

                                        5

                                   The only obligations of the master servicer
                                   to a trust fund (other than its master
                                   servicing obligations) comes from certain
                                   representations and warranties made by it in
                                   connection with its loan servicing
                                   activities. If these representations and
                                   warranties turn out to be untrue, the master
                                   servicer may be required to repurchase or
                                   substitute for some of the loans. However,
                                   the master servicer may not have the
                                   financial ability to make the required
                                   repurchase or substitution.

                                   The only obligations to a trust fund of a
                                   seller of loans to the depositor comes from
                                   certain representations and warranties made
                                   by it in connection with its sale of the
                                   loans and certain document delivery
                                   requirements. If these representations and
                                   warranties turn out to be untrue, or the
                                   seller fails to deliver required documents,
                                   it may be required to repurchase or
                                   substitute for some of the loans. However,
                                   the seller may not have the financial ability
                                   to make the required repurchase or
                                   substitution.

CREDIT ENHANCEMENT MAY NOT BE      Credit enhancement is intended to reduce the
SUFFICIENT TO PROTECT YOU FROM     effect of loan losses. But credit
LOSSES                             enhancements may benefit only some classes of
                                   a series of securities and the amount of any
                                   credit enhancement will be limited as
                                   described in the applicable prospectus
                                   supplement. Furthermore, the amount of a
                                   credit enhancement may decline over time
                                   pursuant to a schedule or formula or
                                   otherwise, and could be depleted from
                                   payments or for other reasons before the
                                   securities covered by the credit enhancement
                                   are paid in full. In addition, a credit
                                   enhancement may not cover all potential
                                   sources of loss. For example, a credit
                                   enhancement may or may not cover fraud or
                                   negligence by a loan originator or other
                                   parties. Also, the trustee may be permitted
                                   to reduce, substitute for, or even eliminate
                                   all or a portion of a credit enhancement so
                                   long as the rating agencies that have rated
                                   the securities at the request of the
                                   depositor indicate that that would not cause
                                   them to change adversely their rating of the
                                   securities. Consequently, securityholders may
                                   suffer losses even though a credit
                                   enhancement exists and its provider does not
                                   default.

NATURE OF MORTGAGES                The mortgages and deeds of trust securing the
   Junior Status of Liens          home equity loans will be primarily junior
   Securing Home Equity Loans      liens subordinate to the rights of the
   Could Adversely Affect You      mortgagee under the related senior
                                   mortgage(s) or deed(s) of trust. Accordingly,
                                   the proceeds from any liquidation, insurance
                                   or condemnation proceeds will be available to
                                   satisfy the outstanding balance of the junior
                                   lien only to the extent that the

                                        6

                                   claims of the related senior mortgagees have
                                   been satisfied in full, including any related
                                   foreclosure costs. In addition, if a junior
                                   mortgagee forecloses on the property securing
                                   a junior mortgage, it forecloses subject to
                                   any senior mortgage and must take one of the
                                   following steps to protect its interest in
                                   the property:

                                        o    pay the senior mortgage in full at
                                             or prior to the foreclosure sale,
                                             or

                                        o    assume the payments on the senior
                                             mortgage in the event the mortgagor
                                             is in default under the senior
                                             mortgage.

                                   The trust fund may effectively be prevented
                                   from foreclosing on the related property
                                   since it will have no funds to satisfy any
                                   senior mortgages or make payments due to any
                                   senior mortgagees.

                                   Some states have imposed legal limits on the
                                   remedies of a secured lender in the event
                                   that the proceeds of any sale under a deed of
                                   trust or other foreclosure proceedings are
                                   insufficient to pay amounts owed to that
                                   secured lender. In some states, including
                                   California, if a lender simultaneously
                                   originates a loan secured by a senior lien on
                                   a particular property and a loan secured by a
                                   junior lien on the same property, that lender
                                   as the holder of the junior lien may be
                                   precluded from obtaining a deficiency
                                   judgment with respect to the excess of:

                                        o    the aggregate amount owed under
                                             both the senior and junior loans
                                             over

                                        o    the proceeds of any sale under a
                                             deed of trust or other foreclosure
                                             proceedings.

                                   See "Certain Legal Aspects of the Loans --
                                   Anti-Deficiency Legislation; Bankruptcy Laws;
                                   Tax Liens."

   Declines in Property Values     The value of the properties underlying the
   May Adversely Affect You        loans held in the trust fund may decline over
                                   time. Among the factors that could adversely
                                   affect the value of the properties are:

                                        o    an overall decline in the
                                             residential real estate market in
                                             the areas in which they are
                                             located,

                                        o    a decline in their general
                                             condition from the failure of
                                             borrowers to maintain their
                                             property adequately, and

                                        o    natural disasters that are not
                                             covered by insurance, such as
                                             earthquakes and floods.

                                        7

                                   In the case of home equity loans, declining
                                   property values could diminish or extinguish
                                   the value of a junior mortgage before
                                   reducing the value of a senior mortgage on
                                   the same property.

                                   If property values decline, the actual rates
                                   of delinquencies, foreclosures, and losses on
                                   all underlying loans could be higher than
                                   those currently experienced in the mortgage
                                   lending industry in general. These losses, to
                                   the extent not otherwise covered by a credit
                                   enhancement, will be borne by the holder of
                                   one or more classes of securities.

   Delays In Liquidation May       Even if the properties underlying the loans
   Adversely Affect You            held in the trust fund provide adequate
                                   security for the loans, substantial delays
                                   could occur before defaulted loans are
                                   liquidated and their proceeds are forwarded
                                   to investors. Property foreclosure actions
                                   are regulated by state statutes and rules and
                                   are subject to many of the delays and
                                   expenses of other lawsuits if defenses or
                                   counterclaims are made, sometimes requiring
                                   several years to complete. Furthermore, in
                                   some states if the proceeds of the
                                   foreclosure are insufficient to repay the
                                   loan, the borrower is not liable for the
                                   deficit. Thus, if a borrower defaults, these
                                   restrictions may impede the trust's ability
                                   to dispose of the property and obtain
                                   sufficient proceeds to repay the loan in
                                   full. In addition, the servicer will be
                                   entitled to deduct from liquidation proceeds
                                   all expenses reasonably incurred in
                                   attempting to recover on the defaulted loan,
                                   including legal fees and costs, real estate
                                   taxes, and property maintenance and
                                   preservation expenses.

   Disproportionate Effect of      Liquidation expenses of defaulted loans
   Liquidation Expenses May        generally do not vary directly with the
   Adversely Affect You            outstanding principal balance of the loan at
                                   the time of default. Therefore, if a servicer
                                   takes the same steps for a defaulted loan
                                   having a small remaining principal balance as
                                   it does for a defaulted loan having a large
                                   remaining principal balance, the amount
                                   realized after expenses is smaller as a
                                   percentage of the outstanding principal
                                   balance of the small loan than it is for the
                                   defaulted loan having a large remaining
                                   principal balance.

   Consumer Protection Laws May    Federal, state and local laws extensively
   Adversely Affect You            regulate various aspects of brokering,
                                   originating, servicing and collecting loans
                                   secured by consumers' dwellings. Among other
                                   things, these laws may regulate interest
                                   rates and other charges, require disclosures,
                                   impose financial privacy requirements,
                                   mandate specific business practices, and
                                   prohibit unfair and deceptive trade
                                   practices. In addi-

                                        8

                                   tion, licensing requirements may be imposed
                                   on persons that broker, originate, service or
                                   collect such loans.

                                   Additional requirements may be imposed under
                                   federal, state or local laws on so-called
                                   "high cost mortgage loans," which typically
                                   are defined as loans secured by a consumer's
                                   dwelling that have interest rates or
                                   origination costs in excess of prescribed
                                   levels. These laws may limit certain loan
                                   terms, such as prepayment penalties, or the
                                   ability of a creditor to refinance a loan
                                   unless it is in the borrower's interest. In
                                   addition, certain of these laws may allow
                                   claims against loan brokers or originators,
                                   including claims based on fraud or
                                   misrepresentations, to be asserted against
                                   persons acquiring the loans, such as the
                                   trust fund.

                                   The federal laws that may apply to loans held
                                   in the trust fund include the following:

                                        o    the Truth in Lending Act and its
                                             regulations, which (among other
                                             things) require disclosures to
                                             borrowers regarding the terms of
                                             loans and provide consumers who
                                             pledged their principal dwelling as
                                             collateral in a non-purchase money
                                             transaction with a right of
                                             rescission that generally extends
                                             for three days after proper
                                             disclosures are given;

                                        o    the Home Ownership and Equity
                                             Protection Act and its regulations,
                                             which (among other things) imposes
                                             additional disclosure requirements
                                             and limitations on loan terms with
                                             respect to non-purchase money,
                                             installment loans secured by the
                                             consumer's principal dwelling that
                                             have interest rates or origination
                                             costs in excess of prescribed
                                             levels;

                                        o    the Home Equity Loan Consumer
                                             Protection Act and its regulations,
                                             which (among other things) limits
                                             changes that may be made to
                                             open-end loans secured by the
                                             consumer's dwelling, and restricts
                                             the ability to accelerate balances
                                             or suspend credit privileges on
                                             such loans;

                                        o    the Real Estate Settlement
                                             Procedures Act and its regulations,
                                             which (among other things) prohibit
                                             the payment of referral fees for
                                             real estate settlement services
                                             (including mortgage lending and
                                             brokerage services) and regulate
                                             escrow accounts for taxes and
                                             insurance and billing inquiries
                                             made by borrowers;

                                        9

                                        o    the Equal Credit Opportunity Act
                                             and its regulations, which (among
                                             other things) generally prohibits
                                             discrimination in any aspect of
                                             credit transaction on certain
                                             enumerated basis, such as age,
                                             race, color, sex, religion, marital
                                             status, national origin or receipt
                                             of public assistance; and

                                        o    the Federal Trade Commission's Rule
                                             on Preservation of Consumer Claims
                                             and Defenses, which generally
                                             provides that the rights of an
                                             assignee of a conditional sales
                                             contract (or of certain lenders
                                             making purchase money loans) to
                                             enforce a consumer credit
                                             obligation are subject to the
                                             claims and defenses that the
                                             consumer could assert against the
                                             seller of goods or services
                                             financed in the credit transaction.

                                   The penalties for violating these federal,
                                   state, or local laws vary depending on the
                                   applicable law and the particular facts of
                                   the situation. However, private plaintiffs
                                   typically may assert claims for actual
                                   damages and, in some cases, also may recover
                                   civil money penalties or exercise a right to
                                   rescind the loan. Violations of certain laws
                                   may limit the ability to collect all or part
                                   of the principal or interest on a loan and,
                                   in some cases, borrowers even may be entitled
                                   to a refund of amounts previously paid.
                                   Federal, state and local administrative or
                                   law enforcement agencies also may be entitled
                                   to bring legal actions, including actions for
                                   civil money penalties or restitution, for
                                   violations of certain of these laws.

                                   Depending on the particular alleged
                                   misconduct, it is possible that claims may be
                                   asserted against various participants in
                                   secondary market transactions, including
                                   assignees that hold the loans, such as the
                                   trust fund. Losses on loans from the
                                   application of these federal, state and local
                                   laws that are not otherwise covered by a
                                   credit enhancement will be borne by the
                                   holders of one or more classes of securities.

   Losses on Balloon Payment       Some of the mortgage loans held in the trust
   Mortgages Are Borne by You      fund may not be fully amortizing over their
                                   terms to maturity and, thus, will
                                   require substantial principal payments (that
                                   is, balloon payments) at their stated
                                   maturity. Loans with balloon payments involve
                                   a greater degree of risk than fully
                                   amortizing loans because typically the
                                   borrower must be able to refinance the loan
                                   or sell the property to make the balloon
                                   payment at maturity. The ability of a
                                   borrower to do this will depend on such
                                   factors as mortgage rates at the time of sale
                                   or refinancing, the

                                       10

                                   borrower's equity in the property, the
                                   relative strength of the local housing
                                   market, the financial condition of the
                                   borrower, and tax laws. Losses on these loans
                                   that are not otherwise covered by a credit
                                   enhancement will be borne by the holders of
                                   one or more classes of certificates.

YOUR RISK OF LOSS MAY BE HIGHER    Multifamily lending may expose the lender to
THAN YOU EXPECT IF YOUR            a greater risk of loss than single family
SECURITIES ARE BACKED BY           residential lending. Owners of multifamily
MULTIFAMILY LOANS                  residential properties rely on monthly lease
                                   payments from tenants to

                                        o    pay for maintenance and other
                                             operating expenses of those
                                             properties,

                                        o    fund capital improvements, and

                                        o    service any mortgage loan and any
                                             other debt that may be secured by
                                             those properties.

                                   Various factors, many of which are beyond the
                                   control of the owner or operator of a
                                   multifamily property, may affect the economic
                                   viability of that property.

                                   Changes in payment patterns by tenants may
                                   result from a variety of social, legal and
                                   economic factors. Economic factors include
                                   the rate of inflation, unemployment levels
                                   and relative rates offered for various types
                                   of housing. Shifts in economic factors may
                                   trigger changes in payment patterns including
                                   increased risks of defaults by tenants and
                                   higher vacancy rates. Adverse economic
                                   conditions, either local or national, may
                                   limit the amount of rent that can be charged
                                   and may result in a reduction in timely lease
                                   payments or a reduction in occupancy levels.
                                   Occupancy and rent levels may also be
                                   affected by construction of additional
                                   housing units, competition and local
                                   politics, including rent stabilization or
                                   rent control laws and policies. In addition,
                                   the level of mortgage interest rates may
                                   encourage tenants to purchase single family
                                   housing. We are unable to determine and have
                                   no basis to predict whether, or to what
                                   extent, economic, legal or social factors
                                   will affect future rental or payment
                                   patterns.

                                   The location and construction quality of a
                                   particular building may affect the occupancy
                                   level as well as the rents that may be
                                   charged for individual units. The
                                   characteristics of a neighborhood may change
                                   over time or in relation to newer
                                   developments. The effects of poor
                                   construction quality will increase over time
                                   in the form of increased maintenance and
                                   capital improvements. Even good construction
                                   will deteriorate over time if

                                       11

                                   adequate maintenance is not performed in a
                                   timely fashion.

YOUR RISK OF LOSS MAY BE HIGHER    The trust fund may also include home equity
THAN YOU EXPECT IF YOUR            loans that were originated with loan-to-value
SECURITIES ARE BACKED BY           ratios or combined loan-to-value ratios in
PARTIALLY UNSECURED HOME EQUITY    excess of the value of the related mortgaged
LOANS                              property. Under these circumstances, the
                                   trust fund could be treated as a general
                                   unsecured creditor as to any unsecured
                                   portion of any related loan. In the event of
                                   a default under a loan that is unsecured in
                                   part, the trust fund will have recourse only
                                   against the borrower's assets generally for
                                   the unsecured portion of the loan, along with
                                   all other general unsecured creditors of the
                                   borrower.

YOU COULD BE ADVERSELY AFFECTED    Federal, state, and local laws and
BY VIOLATIONS OF ENVIRONMENTAL     regulations impose a wide range of
LAWS                               requirements on activities that may affect
                                   the environment, health, and safety. In
                                   certain circumstances, these laws and
                                   regulations impose obligations on owners or
                                   operators of residential properties such as
                                   those that secure the loans held in the trust
                                   fund. Failure to comply with these laws and
                                   regulations can result in fines and penalties
                                   that could be assessed against the trust as
                                   owner of the related property.

                                   In some states, a lien on the property due to
                                   contamination has priority over the lien of
                                   an existing mortgage. Also, a mortgage lender
                                   may be held liable as an "owner" or
                                   "operator" for costs associated with the
                                   release of petroleum from an underground
                                   storage tank under certain circumstances. If
                                   the trust is considered the owner or operator
                                   of a property, it will suffer losses as a
                                   result of any liability imposed for
                                   environmental hazards on the property.

RATINGS OF THE SECURITIES DO NOT   Any class of securities issued under this
ASSURE THEIR PAYMENT               prospectus and the accompanying prospectus
                                   supplement may be rated by one or more
                                   nationally recognized rating agencies. A
                                   rating is based on the adequacy of the value
                                   of the trust assets and any credit
                                   enhancement for that class, and reflects the
                                   rating agency's assessment of how likely it
                                   is that holders of the class of securities
                                   will receive the payments to which they are
                                   entitled. A rating does not constitute an
                                   assessment of how likely it is that principal
                                   prepayments on the underlying loans will be
                                   made, the degree to which the rate of
                                   prepayments might differ from that originally
                                   anticipated, or the likelihood that the
                                   securities will be redeemed early. A rating
                                   is not a recommendation to purchase, hold, or
                                   sell securities because it does not address
                                   the market price of the

                                       12

                                   securities or the suitability of the
                                   securities for any particular investor.

                                   A rating may not remain in effect for any
                                   given period of time and the rating agency
                                   could lower or withdraw the rating entirely
                                   in the future. For example, the rating agency
                                   could lower or withdraw its rating due to:

                                        o    a decrease in the adequacy of the
                                             value of the trust assets or any
                                             related credit enhancement,

                                        o    an adverse change in the financial
                                             or other condition of a credit
                                             enhancement provider, or

                                        o    a change in the rating of the
                                             credit enhancement provider's
                                             long-term debt.

                                   The amount, type, and nature of credit
                                   enhancement established for a class of
                                   securities will be determined on the basis of
                                   criteria established by each rating agency
                                   rating classes of the securities. These
                                   criteria are sometimes based upon an
                                   actuarial analysis of the behavior of similar
                                   loans in a larger group. That analysis is
                                   often the basis upon which each rating agency
                                   determines the amount of credit enhancement
                                   required for a class. The historical data
                                   supporting any actuarial analysis may not
                                   accurately reflect future experience, and the
                                   data derived from a large pool of similar
                                   loans may not accurately predict the
                                   delinquency, foreclosure, or loss experience
                                   of any particular pool of mortgage loans.
                                   Mortgaged properties may not retain their
                                   values. If residential real estate markets
                                   experience an overall decline in property
                                   values such that the outstanding principal
                                   balances of the loans held in a particular
                                   trust fund and any secondary financing on the
                                   related mortgaged properties become equal to
                                   or greater than the value of the mortgaged
                                   properties, the rates of delinquencies,
                                   foreclosures, and losses could be higher than
                                   those now generally experienced in the
                                   mortgage lending industry. In addition,
                                   adverse economic conditions may affect timely
                                   payment by mortgagors on their loans whether
                                   or not the conditions affect real property
                                   values and, accordingly, the rates of
                                   delinquencies, foreclosures, and losses in
                                   any trust fund. Losses from this that are not
                                   covered by a credit enhancement will be
                                   borne, at least in part, by the holders of
                                   one or more classes of securities.

BOOK-ENTRY REGISTRATION            Securities issued in book-entry form may have
   Limit on Liquidity              only limited liquidity in the resale market,
                                   since investors may be unwilling to purchase
                                   securities for which they cannot obtain
                                   physical instruments.

                                       13

   Limit on Ability to Transfer    Transactions in book-entry securities can be
   or Pledge                       effected only through The Depository Trust
                                   Company, its participating organizations, its
                                   indirect participants, and certain banks.
                                   Therefore, your ability to transfer or pledge
                                   securities issued in book-entry form may be
                                   limited.

   Delays in Distributions         You may experience some delay in the receipt
                                   of distributions on book-entry securities
                                   since the distributions will be forwarded by
                                   the trustee to The Depository Trust Company
                                   for it to credit the accounts of its
                                   participants. In turn, these participants
                                   will then credit the distributions to your
                                   account either directly or indirectly through
                                   indirect participants.

BANKRUPTCY OR INSOLVENCY MAY       The seller and the depositor will treat the
AFFECT THE TIMING AND AMOUNT OF    transfer of the loans held in the trust fund
DISTRIBUTIONS ON THE SECURITIES    by the seller to the depositor as a sale for
                                   accounting purposes. The depositor and the
                                   trust fund will treat the transfer of the
                                   loans from the depositor to the trust fund as
                                   a sale for accounting purposes. If these
                                   characterizations are correct, then if the
                                   seller were to become bankrupt, the loans
                                   would not be part of the seller's bankruptcy
                                   estate and would not be available to the
                                   seller's creditors. On the other hand, if the
                                   seller becomes bankrupt, its bankruptcy
                                   trustee or one of its creditors may attempt
                                   to recharacterize the sale of the loans as a
                                   borrowing by the seller, secured by a pledge
                                   of the loans. Presenting this position to a
                                   bankruptcy court could prevent timely
                                   payments on the securities and even reduce
                                   the payments on the securities. Similarly, if
                                   the characterizations of the transfers as
                                   sales are correct, then if the depositor were
                                   to become bankrupt, the loans would not be
                                   part of the depositor's bankruptcy estate and
                                   would not be available to the depositor's
                                   creditors. On the other hand, if the
                                   depositor becomes bankrupt, its bankruptcy
                                   trustee or one of its creditors may attempt
                                   to recharacterize the sale of the loans as a
                                   borrowing by the depositor, secured by a
                                   pledge of the loans. Presenting this position
                                   to a bankruptcy court could prevent timely
                                   payments on the securities and even reduce
                                   the payments on the securities.

                                   If the master servicer becomes bankrupt, the
                                   bankruptcy trustee may have the power to
                                   prevent the appointment of a successor master
                                   servicer. The period during which cash
                                   collections may be commingled with the master
                                   servicer's own funds before each distribution
                                   date for securities will be specified in the
                                   applicable prospectus supplement. If the
                                   master servicer becomes bankrupt and cash
                                   collections have been commingled with the

                                       14

                                   master servicer's own funds for at least ten
                                   days, the trust fund will likely not have a
                                   perfected interest in those collections. In
                                   this case the trust might be an unsecured
                                   creditor of the master servicer as to the
                                   commingled funds and could recover only its
                                   share as a general creditor, which might be
                                   nothing. Collections commingled less than ten
                                   days but still in an account of the master
                                   servicer might also be included in the
                                   bankruptcy estate of the master servicer even
                                   though the trust may have a perfected
                                   security interest in them. Their inclusion in
                                   the bankruptcy estate of the master servicer
                                   may result in delays in payment and failure
                                   to pay amounts due on the securities.

                                   Federal and state statutory provisions
                                   affording protection or relief to distressed
                                   borrowers may affect the ability of the
                                   secured mortgage lender to realize upon its
                                   security in other situations as well. For
                                   example, in a proceeding under the federal
                                   Bankruptcy Code, a lender may not foreclose
                                   on a mortgaged property without the
                                   permission of the bankruptcy court. And in
                                   certain instances a bankruptcy court may
                                   allow a borrower to reduce the monthly
                                   payments, change the rate of interest, and
                                   alter the mortgage loan repayment schedule
                                   for under-collateralized mortgage loans. The
                                   effect of these types of proceedings can be
                                   to cause delays in receiving payments on the
                                   loans underlying securities and even to
                                   reduce the aggregate amount of payments on
                                   the loans underlying securities.

THE PRINCIPAL AMOUNT OF            The market value of the assets relating to a
SECURITIES MAY EXCEED THE MARKET   series of securities at any time may be less
VALUE OF THE TRUST FUND ASSETS     than the principal amount of the securities
                                   of that series then outstanding, plus accrued
                                   interest. After an event of default and a
                                   sale of the assets relating to a series of
                                   securities, the trustee, the master servicer,
                                   the credit enhancer, if any, and any other
                                   service provider specified in the related
                                   prospectus supplement generally will be
                                   entitled to receive the proceeds of that sale
                                   to the extent of unpaid fees and other
                                   amounts owing to them under the related
                                   transaction document prior to distributions
                                   to securityholders. Upon any such sale, the
                                   proceeds may be insufficient to pay in full
                                   the principal of and interest on the
                                   securities of the related series.

                                   Certain capitalized terms are used in this
                                   prospectus to assist you in understanding the
                                   terms of the securities. The capitalized
                                   terms used in this prospectus are defined on
                                   the pages indicated under the caption "Index
                                   to Defined Terms" beginning on page 106.

                                       15

                                 THE TRUST FUND

GENERAL

     The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the "Trust Fund Assets") consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.* The pool will be created on the first day of the month of the issuance of the related series of securities or such other date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

     The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program --
Underwriting Standards" or as otherwise described in the related prospectus supplement. See "Loan Program -- Underwriting Standards."

     The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a "Master Servicing Agreement") between the trustee and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for such services. See "Loan
Program" and "The Agreements." With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing such loans.

     As used herein, "Agreement" means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the
Master Servicing Agreement, as the context requires.

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a "Trust Agreement") between the depositor and the trustee of such trust fund.

     With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities.
No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified and in the related prospectus supplement and the proceeds thereof, issuing securities and making

----------
*    Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term "Pass- Through
     Rate" will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

                                       16

payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

     The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for such series of securities the depositor's rights with respect to such representations and warranties. See "The Agreements -- Assignment of the Trust Fund Assets." The
obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement
(including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described herein under "Loan Program --
Representations by Sellers; Repurchases" and "The Agreements -- Sub-Servicing By
Sellers" and "-- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under "Description of the Securities -- Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

     The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such securities (the "Detailed
Description"). A copy of the Agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

THE LOANS

     General. Loans will consist of single family loans, multifamily loans, home equity loans or home improvement loan contracts. For purposes hereof, "home equity loans" includes "closed-end loans" and "revolving credit line loans." If so specified, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal
Housing Administration (the "FHA") or the Department of Veterans' Affairs (the
"VA").

     The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

     o    Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such loan
          (the "Loan Rate") for a period of time or for the life of

                                       17

          the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

     o    Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

     o    Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o    The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include
          "due-on-sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

     A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     The real property which secures repayment of the loans is referred to as the mortgaged properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, such liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate the home improvement loan contracts may also be secured by purchase money security interests in the home improvements financed thereby.
If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes)
that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to herein as the "Properties." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto
Rico or any other territory of the United States.

                                       18

     Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

     The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family
Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units
("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

     Multifamily Loans. Mortgaged properties which secure multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. In such cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 5% of the aggregate
Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

     Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement)
or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated
maturity of closed-end loans will not exceed 360 months. Under certain circumstances,

                                       19

under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     Home Improvement Loan Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement loan contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement loan contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement loan contracts will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement loan contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement loan contract is computed in the manner described in the related prospectus supplement.

     Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

     o    the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

     o    the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, small multifamily properties, other real property or home improvements),

     o    the original terms to maturity of the loans,

     o    the largest principal balance and the smallest principal balance of any of the loans,

     o    the earliest origination date and latest maturity date of any of the loans,

     o    the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as
          applicable, of the loans,

     o    the Loan Rates or annual percentage rates ("APR") or range of Loan
          Rates or APR's borne by the loans,

     o    the maximum and minimum per annum Loan Rates and

     o    the geographical distribution of the loans. If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

     The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to
(ii) the Collateral Value of the related Property. The "Collateral Value" of the
Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such
Property. In the case of

                                       20

Refinance Loans, the "Collateral Value" of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

     No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

SUBSTITUTION OF TRUST FUND ASSETS

     Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust
Fund Asset or in the event the documentation with respect to any Trust Fund
Asset is determined by the trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related prospectus supplement.

AVAILABLE INFORMATION

     The depositor has filed with the SEC a Registration Statement under the
Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration
Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits.
The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its
Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at
its Regional Offices located as follows: Chicago Regional Office, 500 West
Madison Street, Chicago, Illinois 60661; and New York Regional Office, 233
Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the
SEC, including the depositor. The address of that Internet Web site is
http://www.sec.gov.

     This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d)
of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the

                                       21

master servicer intends to file with the Securities and Exchange Commission periodic reports with respect to the trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities
Exchange Act of 1934.

     The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the trust fund will be forwarded to securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities --
Reports to Securityholders."

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust
Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

     CWABS, Inc., a Delaware corporation, the depositor, was incorporated in
August 1996 for the limited purpose of acquiring, owning and transferring Trust
Fund Assets and selling interests therein or bonds secured thereby. The depositor is a limited purpose finance subsidiary of Countrywide Financial
Corporation, a Delaware corporation. On November 7, 2002, Countrywide Credit
Industries, Inc., the parent of Countrywide Home Loans, Inc., changed its name to Countrywide Financial Corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

     Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

     The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting
Standards."

UNDERWRITING STANDARDS

     The applicable prospectus supplement may provide for the seller's representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

                                       22

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed.
The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

     Each seller's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-value ratios may not be evaluated in the case of
Title I loans.

     After obtaining all applicable employment, credit and property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income.
The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

     In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

     Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on

                                       23

the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of
Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

     Each seller will be required to satisfy the following qualifications. Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac.
Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the FDIC.

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each seller will have made representations and warranties in respect of the loans sold by such seller and evidenced by all, or a part, of a series of securities. Such representations and warranties may include, among other things:

     o    that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

     o    that the seller had good title to each such loan and such loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

     o    that each loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement)
          and that the Property was free from damage and was in acceptable condition;

     o    that there were no delinquent tax or assessment liens against the
          Property;

     o    that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

     o    that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which such seller sold the loan to the depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in such loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by such seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of such loan by such seller to the depositor or its affiliates. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of such loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series of securities, such representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

                                       24

     The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan. If such seller cannot cure such breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller's obligations under those circumstances, but if it does not, then such seller will be obligated either

     o    to repurchase such loan from the trust fund at a price (the "Purchase
          Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate
          (less any Advances or amount payable as related servicing compensation if the seller is the master servicer) or

     o    substitute for such loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any such payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities
-- General." Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of such loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

     Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under "The Agreements -- Assignment of Trust Fund
Assets."

                          DESCRIPTION OF THE SECURITIES

     Each series of certificates will be issued pursuant to separate agreements
(each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the depositor, the master servicer and the trustee. A form of Pooling and Servicing
Agreement and Trust Agreement has been filed as an exhibit to the Registration
Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the "Indenture") between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to such series, and the related loans will be serviced by the master servicer pursuant to a Master Servicing Agreement. A form of Indenture and
Master Servicing Agreement has been filed as an exhibit to the Registration
Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each Agreement, dated as of the related cut-off date, will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of such series. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the
Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a

                                       25

security of such series addressed to CWABS, Inc., 4500 Park Granada, Calabasas,
California 91302, Attention: Secretary.

GENERAL

     The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

     o    the Trust Fund Assets, as from time to time are subject to the related
          Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of such loans as of the cut-off date (the "Cut-off Date
          Principal Balance"));

     o    the assets required to be deposited in the related Security Account from time to time;

     o    property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and

     o    any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust
Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of such series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof.
Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the "Security Register"); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the

                                       26

securities at the office or agency of the trustee or other person specified in the notice to securityholders of such final distribution.

     The securities will be freely transferable and exchangeable at the
Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the
Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement
arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

     As to each series, an election may be made to treat the related trust fund or designated portions thereof as a "real estate mortgage investment conduit" or
REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If such an election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests"
in the related REMIC, as defined in the Code. All other classes of securities in such a series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for any such payment from the assets of the trust fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

     Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related
Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of
Principal Prepayments, as defined below, and scheduled payments of principal)
and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

                                       27

     Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on such distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such prospectus supplement), and for the periods specified in such prospectus supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of such class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original
Class Security Balance of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding such distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

     With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of such class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in such prospectus supplement. Prior to such time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of such class of accrued securities, as reflected in the aggregate
Class Security Balance of such class of accrual securities, will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period but that was not required to be distributed to such class on such distribution date. Any such class of accrual securities will thereafter accrue interest on its outstanding
Class Security Balance as so adjusted.

     Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original
Class Security Balance of such class of securities specified in such prospectus supplement, reduced by all distributions reported to the holders of such securities as allocable to principal and,

     o    in the case of accrual securities, in general, increased by all interest accrued but not then distributable on such accrual securities; and

     o    in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

                                       28

     If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such prospectus supplement. Any such allocation of Principal Prepayments to such class or classes of securities will have the effect of accelerating the amortization of such securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by such other securities. See "Credit Enhancement -- Subordination."

     Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the
trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any)
or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

     To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security
Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds,
Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace such funds on or before any future distribution date to the extent that funds in the applicable Security Account on such distribution date would be less than the amount required to be available for distributions to securityholders on such date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which such advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds,
Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that any such advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation
Proceeds or

                                       29

otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under
"Credit Enhancement," in each case as described in the related prospectus supplement.

     In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities --
Distributions on Securities."

REPORTS TO SECURITYHOLDERS

     Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

     o    the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included therein;

     o    the amount of such distribution allocable to interest;

     o    the amount of any advance;

     o    the aggregate amount (a) otherwise allocable to the Subordinated
          Securityholders on such distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

     o    the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on such distribution date;

     o    the percentage of principal payments on the loans (excluding prepayments), if any, which each such class will be entitled to receive on the following distribution date;

     o    the percentage of Principal Prepayments on the loans, if any, which each such class will be entitled to receive on the following distribution date;

     o    the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

     o    the number and aggregate principal balances of loans (A) delinquent
          (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to
          90 days and 91 or more days and (B) in foreclosure and delinquent 1 to
          30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding such distribution date;

     o    the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     o    the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

     o    if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;

                                       30

     o    the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

     o    any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b)
such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

     The securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise such series by reference to the following categories.

CATEGORIES OF CLASSES                              DEFINITION

                                                 PRINCIPAL TYPES

Accretion Directed............   A class that receives principal payments from
                                 the accreted interest from specified Accrual
                                 classes. An accretion directed class also may
                                 receive principal payments from principal paid
                                 on the underlying Trust Fund Assets for the
                                 related series.

Companion Class...............   A class that receives principal payments on any
                                 distribution date only if scheduled payments
                                 have been made on specified planned principal
                                 classes, targeted principal classes or
                                 scheduled principal classes.

Component Securities..........   A class consisting of "components." The
                                 components of a class of component securities
                                 may have different principal and/or interest
                                 payment characteristics but together constitute
                                 a single class. Each component of a class of
                                 component securities may be identified as
                                 falling into one or more of the categories in
                                 this chart.

Non-Accelerated Senior
   or NAS.....................   A class that, for the period of time specified
                                 in the related prospectus supplement, generally
                                 will not receive (in other words, is locked out
                                 of) (1) principal prepayments on the underlying
                                 Trust Fund Assets that are allocated
                                 disproportionately to the senior securities
                                 because of the shifting interest structure of
                                 the securities in the trust and/or (2)
                                 scheduled principal payments on the underlying
                                 Trust Fund Assets, as specified in the related
                                 prospectus supplement. During the lock-out
                                 period, the portion of the principal
                                 distributions on the underlying Trust Fund
                                 Assets that the NAS class is locked out of will
                                 be distributed to the other classes of senior
                                 securities.

Notional Amount Securities....   A class having no principal balance and bearing
                                 interest on the related notional amount. The
                                 notional amount is used for purposes of the
                                 determination of interest distributions.

                                       31

Planned Principal Class or
   PACs.......................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming two
                                 constant prepayment rates for the underlying
                                 Trust Fund Assets. These two rates are the
                                 endpoints for the "structuring range" for the
                                 planned principal class. The planned principal
                                 classes in any series of certificates may be
                                 subdivided into different categories (e.g.,
                                 primary planned principal classes, secondary
                                 planned principal classes and so forth) having
                                 different effective structuring ranges and
                                 different principal payment priorities. The
                                 structuring range for the secondary planned
                                 principal class of a series of certificates
                                 will be narrower than that for the primary
                                 planned principal class of the series.

CATEGORIES OF CLASSES                              DEFINITION

                                                 PRINCIPAL TYPES

Scheduled Principal Class.....   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule but is not designated as a
                                 Planned Principal Class or Targeted Principal
                                 Class. In many cases, the schedule is derived
                                 by assuming two constant prepayment rates for
                                 the underlying Trust Fund Assets. These two
                                 rates are the endpoints for the "structuring
                                 range" for the scheduled principal class.

Sequential Pay................   Classes that receive principal payments in a
                                 prescribed sequence, that do not have
                                 predetermined principal balance schedules and
                                 that under all circumstances receive payments
                                 of principal continuously from the first
                                 distribution date on which they receive
                                 principal until they are retired. A single
                                 class that receives principal payments before
                                 or after all other classes in the same series
                                 of securities may be identified as a sequential
                                 pay class.

Strip.........................   A class that receives a constant proportion, or
                                 "strip," of the principal payments on the
                                 underlying Trust Fund Assets.

Super Senior..................   A class that will not bear its proportionate
                                 share of realized losses (other than excess
                                 losses) as its share is directed to another
                                 class, referred to as the "support class" until
                                 the class principal balance of the support
                                 class is reduced to zero.

Support Class.................   A class that absorbs the realized losses other
                                 than excess losses that would otherwise be
                                 allocated to a Super Senior Class after the
                                 related Classes of subordinated securities are
                                 no longer outstanding.

Targeted Principal Class or
   TACs.......................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming a single
                                 constant prepayment rate for the underlying
                                 Trust Fund Assets.

                                                 INTEREST TYPES

Fixed Rate....................   A class with an interest rate that is fixed
                                 throughout the life of the class.

Floating Rate.................   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies directly with changes in such
                                 index.

                                       32

Inverse Floating Rate.........   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies inversely with changes in such
                                 index.

Variable Rate.................   A class with an interest rate that resets
                                 periodically and is calculated by reference to
                                 the rate or rates of interest applicable to
                                 specified assets or instruments (e.g., the Loan
                                 Rates borne by the underlying loans).

Interest Only.................   A class that receives some or all of the
                                 interest payments made on the underlying Trust
                                 Fund Assets and little or no principal.
                                 Interest Only classes have either a nominal
                                 principal balance or a notional amount. A
                                 nominal principal balance represents actual
                                 principal that will be paid on the class. It is
                                 referred to as nominal since it is extremely
                                 small compared to other classes. A notional
                                 amount is the amount used as a reference to
                                 calculate the amount of interest due on an
                                 Interest Only class that is not entitled to any
                                 distributions in respect of principal.

Principal Only................   A class that does not bear interest and is
                                 entitled to receive only distributions in
                                 respect of principal.

Partial Accrual...............   A class that accretes a portion of the amount
                                 of accrued interest thereon, which amount will
                                 be added to the principal balance of such class
                                 on each applicable distribution date, with the
                                 remainder of such accrued interest to be
                                 distributed currently as interest on such
                                 class. Such accretion may continue until a
                                 specified event has occurred or until such
                                 Partial Accrual class is retired.

Accrual.......................   A class that accretes the amount of accrued
                                 interest otherwise distributable on such class,
                                 which amount will be added as principal to the
                                 principal balance of such class on each
                                 applicable distribution date. Such accretion
                                 may continue until some specified event has
                                 occurred or until such Accrual class is
                                 retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

Libor

     The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

     If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on Telerate page
3750 of the Moneyline Telerate Service, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on Telerate page 3750 of the Moneyline Telerate
Service, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

                                       33

     Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

          (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%)

          (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

          o    LIBOR as determined on the previous LIBOR determination date or

          o    the reserve interest rate.

The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

     o    the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal
          London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made,
          or

     o    if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

          (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be
     LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

     Each reference bank shall be a leading bank engaged in transactions in
Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and
shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

     If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest
Settlement Rate" for one-month deposits in United States dollars as found on
Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight
British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the
London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

                                       34

COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona,
California and Nevada that are member institutions of the Eleventh Federal Home
Loan Bank District (the "Eleventh District"). The Eleventh District Cost of
Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to
neutralize the effect of events such as member institutions leaving the Eleventh
District or acquiring institutions outside the Eleventh District. The Eleventh
District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings.
Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of
Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of
Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR.
Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not
necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of
Funds Index is designed to represent the average cost of funds for Eleventh
District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may
not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of
Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco,
P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by
calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh
District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI securities") for the Interest
Accrual Period commencing in such second following month will be based on the
Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly
Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of

                                       35

Funds Index") published by the Office of Thrift Supervision (the "OTS") for the
third preceding month (or the fourth preceding month if the National Cost of
Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds
Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington,
D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds
Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published
National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

     The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

     The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a
Treasury index, the calculation agent will ascertain the Treasury index for
Treasury securities of the maturity and for the period (or, if applicable, date)
specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity"
specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical
Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of
Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C.
20551 (202) 452-3244. If the calculation agent has not yet received Statistical
Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading
U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related
Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

     The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination
Date (as such term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates"
section of The Wall Street Journal

                                       36

(or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

     As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Book-Entry Securities ("Security Owners")
may elect to hold their Book-Entry Securities through the Depository Trust
Company ("DTC") in the United States, or Clearstream, Luxembourg or the
Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of
Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers'
securities accounts in the depositaries' names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant
Depositary" and collectively the "European Depositaries"). Unless otherwise described in the related prospectus supplement, beneficial interests in the
Book-Entry Securities may be held in minimum denominations representing
Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of
$1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a "beneficial owner") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of
DTC. Security Owners will not be Certificateholders as that term is used in each
Pooling and Servicing Agreement or Master Servicing Agreement, as applicable.
Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial
Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, such securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or

                                       37

indirectly ("Indirect Participants"), with whom Security Owners have accounts with respect to the Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive
Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect
Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at
DTC will be debited and credited. Similarly, the Participants and Indirect
Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in
Clearstream, Luxembourg or Euroclear as a result of a transaction with a
Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or
Euroclear Participant to a DTC Participant, will be received with value on the
DTC settlement date but will be available in the relevant Clearstream,
Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules.
Transfers between Clearstream, Luxembourg Participants and Euroclear
Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through
Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant
European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines
(European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not
deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte,
L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as
"Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company,

                                       38

Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing
AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company,
New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is
50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg
International's stock.

     Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" effective as of January 14, 2000.
New CI has been renamed "Clearstream International, societe anonyme." On January
18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and
Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000, DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream
International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream,
Luxembourg customers through electronic book-entry changes in accounts of
Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream,
Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de
Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks.
Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to
Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream,
Luxembourg. Clearstream, Luxembourg has established an electronic bridge with
Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear
Operator") in Brussels to facilitate settlement of trades between Clearstream,
Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of
Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United
States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the
Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a
Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear
Participant, either directly or indirectly.

                                       39

     The Euroclear Operator has a banking license from the Belgian Banking and
Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of
Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Securities will be made on each
Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the
Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to
Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or
Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant
United States tax laws and regulations. See "Material Federal Income Tax
Consequences--Tax Treatment of Foreign Investors" and "-- Tax Consequences to
Holders of the Notes -- Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge
Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry
Securities, may be limited due to the lack of physical certificates for such
Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the
Depositary, and to the Financial Intermediaries to whose DTC accounts the
Book-Entry Securities of such beneficial owners are credited.

     DTC has advised the trustee that, unless and until Definitive securities are issued, DTC will take any action permitted to be taken by the holders of the
Book-Entry Securities under the Pooling and Servicing Agreement or Master
Servicing Agreement, as applicable, only at the direction of one or more
Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial
Intermediaries whose holdings include such Book-Entry Securities. Clearstream,
Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the
Pooling and Servicing Agreement or Master Servicing Agreement, as applicable on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

     Definitive Securities will be issued to beneficial owners of the Book-Entry
Securities, or their nominees, rather than to DTC, only if (a) DTC or the
Depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary

                                       40

with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the
Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of
Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of such Definitive Securities as securityholders under the Pooling and Servicing Agreement or Master Servicing
Agreement, as applicable.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by
Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of such series, the establishment of one or more reserve funds, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated herein and described in the related prospectus supplement, or any combination of the foregoing. The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

     If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the ownership interest
(if applicable) of the related subordinated securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior
Securities, in each case under the circumstances and subject to the limitations specified in such prospectus

                                       41

supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to
Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of such loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. Such deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in such prospectus supplement.

     If specified in the related prospectus supplement, various classes of
Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and
Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

     As between classes of Senior Securities and as between classes of
Subordinated Securities, distributions may be allocated among such classes (i)
in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related prospectus supplement.
As between classes of Subordinated Securities, payments to holders of Senior
Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

     The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more Classes of securities (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan.
The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the
L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements -- Termination: Optional
Termination." A copy of the letter of credit for a series, if any, will be filed with the Securities and Exchange Commission (the "SEC") as an exhibit to a
Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on such securities or certain classes thereof will be covered by insurance policies and/or

                                       42

surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in such prospectus supplement. A copy of any such instrument for a series will be filed with the
SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

OVER-COLLATERALIZATION

     If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on such class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in
over-collateralization.

RESERVE ACCOUNTS

     If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for such series of securities, in trust, of one or more reserve funds for such series. The related prospectus supplement will specify whether or not any such reserve funds will be included in the trust fund for such series.

     The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related prospectus supplement.

     Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted
Investments" which may include

          (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United
     States;

          (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

          (iii) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that such commercial paper is rated no lower than the rating specified in the related prospectus supplement;

          (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating
     Agency, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

                                       43

          (v) certificates of deposit, demand or time deposits, or bankers'
     acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

          (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

          (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions confirmed in writing are sufficient for the rating originally assigned to such securities by any such Rating Agency;

          (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

          (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating confirmed in writing is sufficient for the rating originally assigned to such securities by any such Rating
     Agency, as evidenced by a signed writing delivered by each such Rating
     Agency;

          (x) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each such Rating Agency or such lower rating or such lower rating as each Rating
     Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

          (xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United
     States or any state thereof which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency; and

          (xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to such securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency, and reasonably acceptable to the NIM Insurer as evidence by a signed writing delivered by the NIM Insurer; provided that no such instrument shall be a Permitted
     Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument; and
     provided, further, that no investment specified in clause (x) or clause
     (xi) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional

                                       44

information with respect to such instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

     If specified in the related prospectus supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the pool and issued by the insurer (the "Pool Insurer") named in such prospectus supplement.
Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in such prospectus supplement of the aggregate principal balance of such loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance
Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance
Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance
Policy.

     The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the
Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii)
hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any
Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged
Property unless it determines that (i) such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related
Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     The applicable prospectus supplement may provide for a Pool Insurance
Policy covering losses resulting from defaults, but if it does not, the Pool
Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

     o    fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

     o    failure to construct a Property in accordance with plans and specifications.

                                       45

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above, and, in such events might give rise to an obligation on the part of such seller to repurchase the defaulted loan if the breach cannot be cured by such seller. No
Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of such loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The applicable prospectus supplement may provide for a Pool Insurance
Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool
Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

FINANCIAL INSTRUMENTS

     If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

     o    to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

     o    to provide payments in the event that any index rises above or falls below specified levels; or

     o    to provide protection against interest rate changes, certain types of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

     If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

CROSS SUPPORT

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the

                                       46

circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

     The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement loan contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans.
Generally, home equity loans and home improvement loan contracts are not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement loan contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, such loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related loan. See "Certain Legal
Aspects of the Loans -- Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by such investor at the time such securities were purchased.

     Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed- end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the
FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements -- Collection Procedures" and
"Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, such loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates

                                       47

borne by the loans, such loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on such securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through
Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See "The
Agreements -- Termination; Optional Termination".

                                       48

     The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments
(including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such securities.

                                 THE AGREEMENTS

     Set forth below is a description of the material provisions of each
Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

     Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to such loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with such assignment, deliver such securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related
Agreement. Such schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios,
as applicable, at origination and certain other information.

     In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan, multifamily loan or home equity loan,

     o    the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,

     o    the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office),

     o    an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

     o    any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such loans.

     With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. The depositor will cause to be

                                       49

filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     The applicable prospectus supplement may provide for the depositor's delivery obligations in connection with home improvement loan contracts, but if it does not, the depositor will as to each home improvement loan contract, deliver or cause to be delivered to the trustee the original home improvement loan contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing such home improvement loan contract. In general, it is expected that the home improvement loan contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement loan contracts without notice of such assignment, the interest of securityholders in the home improvement loan contracts could be defeated. See
"Certain Legal Aspects of the Loans -- The Home Improvement Loan Contracts."

     The trustee (or the custodian) will review such loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold such documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of such notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove such loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth therein. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce such obligation to the extent described above under "Loan Program --
Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace such loan if the seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

     The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related prospectus supplement, replace the loan. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for such a breach of representation by the master servicer.

     Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

     The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the
Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of

                                       50

which) are rated in one of the two highest rating categories by the Rating
Agency or Rating Agencies that rated one or more classes of the related series of securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings
Association Insurance Fund (as successor to the Federal Savings and Loan
Insurance Corporation ("SAIF")), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A
Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in
Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

     The master servicer will deposit or cause to be deposited in the Security
Account for each trust fund, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

     o    all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

     o    all payments on account of interest on the loans, net of applicable servicing compensation;

     o    all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the master servicer's normal servicing procedures (collectively, "Insurance
          Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation
          Expenses") and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o    all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under
          "Loan Program -- Representations by Sellers; Repurchases" or "--
          Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under "-- Termination; Optional Termination"
          below;

     o    all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance" below;

     o    any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

     o    all other amounts required to be deposited in the Security Account pursuant to the Agreement.

                                       51

     The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

     o    to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security
          Account credited thereto;

     o    to reimburse the master servicer for advances, such right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such loan (or Insurance Proceeds or Liquidation
          Proceeds with respect thereto) with respect to which such advance was made;

     o    to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

     o    to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

     o    to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

     o    to pay to the master servicer, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased loan;

     o    to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

     o    to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

     o    to clear and terminate the Security Account upon termination of the
          Agreement.

     In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

     If so provided in the related prospectus supplement, the master servicer will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement
(the "Pre-Funded Amount") on the related Closing Date. The Pre-Funding Account will be maintained with the trustee for the related series of securities and is designed solely to hold funds to be applied by such trustee during the period from the closing date to a date not more than a year after such closing date
(the "Funding Period") to pay to the depositor the purchase price for loans purchased during such Funding Period (the "Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase
Subsequent Loans from the depositor from time to time during the Funding Period.
The Funding Period, if any, for a trust fund will begin on the related Closing
Date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related
Closing Date. Monies on deposit in the Pre-Funding Account may be invested in
Permitted Investments under the circumstances and in the

                                       52

manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding
Account. Any amounts remaining in the Pre-Funding Account at the end of the
Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

     In addition, if so provided in the related prospectus supplement, on the related Closing Date the depositor will deposit in an account (the "Capitalized
Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized
Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above- mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized
Interest Account will be paid to the depositor.

SUB-SERVICING BY SELLERS

     Each seller of a loan or any other servicing entity may act as the sub-servicer for such loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for such series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the master servicer alone were servicing the loans.

COLLECTION PROCEDURES

     The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary
Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of such loan by a Pool Insurance Policy, Primary
Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, such obligation will remain during any period of such an arrangement.

     In any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master

                                       53

servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain
Legal Aspects of the Loans -- Due-on-Sale Clauses". In connection with any such assumption, the terms of the related loan may not be changed.

     With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the
Loans". This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

     In general a "tenant-stockholder" (as defined in Code Section 216(b)(2) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code
Sections 163 and 164. In order for a corporation to qualify under Code Section
216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80%
of the gross income of the corporation be derived from its tenant-stockholders
(as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section
216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of

     o    the maximum insurable value of the improvements securing such loan or

     o    the greater of

          (1) the outstanding principal balance of the loan and

          (2) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail,

                                       54

riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the
Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

     o    the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or

     o    such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit
Enhancement".

     The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

     If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged
Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or
Liquidation Proceeds.

     If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such

                                       55

proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan and amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan. In the event that the master servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the
Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See "Credit Enhancement".

     The proceeds from any liquidation of a loan will be applied in the following order of priority: first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to such loan; second, to reimburse the master servicer for any unreimbursed advances with respect to such loan; third, to accrued and unpaid interest (to the extent no advance has been made for such amount) on such loan; and fourth, as a recovery of principal of such loan.

REALIZATION UPON DEFAULTED LOANS

     Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage
Insurance Policy with regard to each loan for which such coverage is required.
Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage
Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

     FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I
Program of the FHA, see "Certain Legal Aspects of the Loans -- Title I Program",
certain loans will be insured under various FHA programs including the standard
FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     Loans designated in the related prospectus supplement as guaranteed by the
VA will be partially guaranteed by the VA under the Serviceman's Readjustment
Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of
1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The

                                       56

program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38
United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement
(which may vary under certain circumstances) of the outstanding principal balance of each loan, and such compensation will be retained by it from collections of interest on such loan in the related trust fund (the "Master
Servicing Fee"). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

     The master servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation
Program for Mortgage Bankers or the Audit Program for Mortgages serviced for
FHLMC, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit
Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation
Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for
Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

                                       57

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under each Pooling and Servicing Agreement or Master
Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor's affiliates.

     Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment;
provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

     In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each
Agreement, provided that

     o    that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and

     o    the related merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Master Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Master Servicing Agreement, but if it does not, the
Events of Default will consist of

     o    any failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment
          (other than an advance) which continues unremedied for five days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of such class

                                       58

          evidencing not less than 25% of the total distributions allocated to such class ("percentage interests");

     o    any failure by the master servicer to make an advance as required under the Agreement, unless cured as specified therein;

     o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the
          Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class; and

     o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit Enhancement" herein in the event that payments in respect thereto are insufficient to make payments required in the
Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class and under such other circumstances as may be specified in such
Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to such trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the
Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least
$10,000,000 to act as successor to the master servicer under the Agreement.
Pending that appointment, the trustee is obligated to act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the trustee written notice of default and unless the holders of securities of any class of such series evidencing not less than 25% of the aggregate percentage interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding.

     Indenture. The applicable prospectus supplement may provide for other
Events of Default, but if it does not, the Events of Default under each
Indenture will consist of:

     o    a default in the payment of any principal of or interest on any note of such series which continues unremedied for five days after the giving of written notice of such default is given as specified in the related prospectus supplement;

     o    failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

                                       59

     o    certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

     o    any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such notes.

     If an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of such series.

     If, following an Event of Default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of such series for five days or more, unless

     o    the holders of 100% of the percentage interests of the notes of such series consent to such sale,

     o    the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

     o    the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3%
          of the percentage interests of the notes of such series.

     In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of
Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of such an Event of Default.

     In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of

                                       60

such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

AMENDMENT

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders,

          (a) to cure any ambiguity;

          (b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

          (c) to modify, alter, amend, add or to rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time; or

          (d) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it,

provided that such action will not adversely affect in any material respect the interests of any securityholder. Any amendment described in clauses (a), (b),
(c) and (d) above, made solely to conform the Agreement to the final prospectus supplement provided to investors in connection with the initial offering of the securities by the Depositor will be deemed not to materially and adversely affect the interests of securityholders. In addition, an amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of such series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such securities.

     In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. Moreover, the related
Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of such series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no such amendment may

     o    reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of such security, or

     o    reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such
          Agreement then outstanding.

                                       61

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and
Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to such Agreement following the later of

          (i) the final payment of or other liquidation of the last of the Trust
     Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the trust fund
     and

          (ii) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Federal Income Tax
     Consequences" below), from the related trust fund of all of the remaining
     Trust Fund Assets and all property acquired in respect of such Trust Fund
     Assets.

     Any purchase of Trust Fund Assets and property acquired in respect of Trust
Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of such right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust
Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will be made only in connection with a
"qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the
Indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the Indenture and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

     The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

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                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

GENERAL

     The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender
(similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

     Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.
The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

                                       63

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the

                                       64

loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial
Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially

                                       65

reasonable" manner. Whether a foreclosure sale has been conducted in a
"commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.
Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other
Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980
("CERCLA"), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a
Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion") but without "participating in the management" of the
Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party), or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh
Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the
Asset Conservation, Lender Liability and Deposit Insurance Protection Act
("Asset Conservation Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The
Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor

                                       66

exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular SubTitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks
(except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under SubTitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including
California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, such a lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both such loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

                                       67

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security;
however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

     Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain
Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan,
Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the
Garn-St Germain Act does "encourage" lenders to permit

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assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts.
Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift
Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by
Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

HOME IMPROVEMENT FINANCE

     General. The trust fund may own home improvement loans ("HI Loans") or home improvement sales contracts ("HI Contracts"). HI Loans are loans that are made by lenders to finance the purchase of home improvements from third party sellers, and may be secured by real estate or personal property. HI Contracts involve sales agreements under which sellers of home improvements extend credit to the purchasers and retain personal property security interests in the home improvements as collateral for repayment of the credits.

     Real Estate Collateral. HI Loans secured by real estate generally are subject to many of the same laws that apply to other types of mortgage loans, especially laws applicable to home equity or junior lien mortgages. In addition, some laws may provide particular consumer protections in connection with

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mortgage loans that are used to finance home improvements, such as special disclosures or limits on creditor remedies.

     Sale of Chattel Paper. The credit agreements evidencing HI Loans secured by personal property and HI Contracts generally are "chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the chattel paper to the trustee or a designated custodian or may retain possession of the chattel paper as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust's ownership of the chattel paper.
In general, the chattel paper will not be stamped or otherwise marked to reflect assignment of the chattel paper from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the chattel paper without notice of such assignment, the trust's interest in the chattel paper could be defeated.

     Perfection of Personal Property Security Interests. The HI Loans secured by personal property and the HI Contracts generally include a "purchase money security interest," as defined in the UCC, in the home improvements being financed. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building materials incorporated into an improvement on land. A security interest in lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the home improvement remains personal property and has not become subject to the real estate law, a creditor with a security interest in the property can repossess the home improvement by voluntary surrender, by "self-help" repossession that is
"peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a security interest must give the debtor a number of days' notice, which generally varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale.

     Under the laws applicable in many states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the personal property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Also, certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a creditor to repossess and resell personal property collateral or enforce a deficiency judgment.

     Consumer Claims and Defenses. The Federal Trade Commission's Consumer
Claims and Defenses Rule ("FTC Rule") provides that a seller financing the sale of consumer goods or services must include in the consumer credit contract a notice that the purchaser of the contract will take the contract subject to the claims and defenses that the consumer could assert against the seller. The FTC
Rule also provides that, if a seller of consumer goods or services refers a purchaser to a lender, or is affiliated with the lender by common control, contract or business arrangement, the seller may not accept the proceeds of a purchase money loan made by the lender unless the consumer credit contract contains a notice that the

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holder of the contract is subject to the claims and defenses that the consumer could assert against the seller. Thus, holders of HI Contracts and certain HI
Loans may be subject to claims and defenses that could be asserted against the seller of home improvements. Liability under the FTC Rule generally is limited to amounts received by the holder of the consumer credit obligation; however, the consumer may be able to assert the FTC Rule as a defense to a claim brought by the trustee against the consumer.

SERVICEMEMBERS CIVIL RELIEF ACT

     Generally, under the terms of the Servicemembers Civil Relief Act (the
"Relief Act"), a borrower who enters military service after the origination of such borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6%
during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief
Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status.
Moreover, the Relief Act permits the extension of a loan's maturity and the re-
adjustment of its payment schedule beyond the completion of military service.
Thus, in the event that such a loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES AND RIGHTS OF SENIOR MORTGAGEES

     To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In many states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

OTHER LOAN PROVISIONS AND LENDER REQUIREMENTS

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and,

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when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including
California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

     Generally lenders begin charging interest from the date the loan is disbursed. In California regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

PRIORITY OF ADDITIONAL ADVANCES

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor. In California priority will be lost with respect to advances made under subsequently recorded deeds of trust or mortgages, if the prior credit line lender has knowledge of such advances unless the advances under the secured credit line are determined to be
"obligatory" rather than "discretionary."

THE TITLE I PROGRAM

     General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to
Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program").
Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I
Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The types of loans which are eligible for insurance by the FHA under the
Title I Program include property improvement loans ("Property Improvement Loans"
or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

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     There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction.
With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

     Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

     Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA.
In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount for Title I
Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

     Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be

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secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of
HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I
Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

     FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a
Title I insurance contract. The amount of insurance coverage in this account is
10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of
0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after such prepayment.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the
FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I
Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the
Secretary's interest to do so.

     The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less).
However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the
Secretary of HUD.

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     Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I
Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased.
Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of such loan.
Concurrently with filing the insurance claim, the lender shall assign to the
United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United
States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

     Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a)
the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed
9 months from the date of default), calculated at the rate of 7% per annum; (c)
the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e)
the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

     Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers'
dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices.
In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

     Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest

                                       75

rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

     The federal laws that may apply to loans held in the trust fund include the following:

     o    the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

     o    the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non- purchase money, installment loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

     o    the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limits changes that may be made to open-end loans secured by the consumer's dwelling, and restricts the ability to accelerate balances or suspend credit privileges on such loans;

     o    the Real Estate Settlement Procedures Act and its regulations, which
          (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

     o    the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

     o    the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies;
          and

     o    the Federal Trade Commission's Rule on Preservation of Consumer Claims
          and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

     The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation.
However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

     Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of special counsel to the depositor ("Tax Counsel"), named in the prospectus supplement. The summary is based upon the provisions and interpretations of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

     The federal income tax consequences to Holders will vary depending on whether

     o    the securities of a series are classified as indebtedness;

     o    an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit
          ("REMIC") under the Internal Revenue Code of 1986, as amended (the
          "Code");

     o    the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

     o    an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

     The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such series.
Prior to issuance of each series of securities, the depositor shall file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of
Tax Counsel with respect to the validity of the information set forth under
"Material Federal Income Tax Consequences" herein and in the related prospectus supplement.

TAXATION OF DEBT SECURITIES

     Interest and Acquisition Discount. The income on securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as the income on evidences of indebtedness. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest
Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt securities."

     Debt securities that are Compound Interest securities will, and certain of the other Debt securities may, be issued with "original issue discount" ("OID").
The following discussion is based in part on the rules governing OID which are set forth in Sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.

                                       77

     In general, OID, if any, will equal the difference between the stated
redemption price at maturity of a Debt security and its issue price. A holder of a Debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt security will be considered to be zero, however if the interest is less than a de minimis amount as determined under the Code.

     The issue price of a Debt security is the first price at which a substantial amount of Debt securities of that class are sold to the public
(excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt security also includes the amount paid by an initial Debt security holder for accrued interest that relates to a period prior to the issue date of the Debt security. The stated redemption price at maturity of a Debt security includes the original principal amount of the Debt security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt security. The
OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt securities do not provide for default remedies, the interest payments will be included in the Debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.
Distributions of interest on Debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt securities includes all distributions of interest as well as principal thereon. If the interval between the issue date and the first distribution date on a Debt security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt security has de minimis OID, the stated redemption price of the Debt security is treated as the issue price
(determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt security's stated
principal over its issue price. If the interval between the issue date and the first distribution date on a Debt security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt security, the excess amount of the distribution would be added to the Debt security's stated redemption price.

     Under the de minimis rule, OID on a Debt security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt security multiplied by the weighted average maturity of the Debt security. The weighted average maturity of a Debt security is the sum of the weighted maturity of each payment of the Debt security's stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt security's total stated
redemption price.

     Although currently unclear, it appears that the projected payments of stated redemption price should be based on a schedule that is determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the
Debt security is held as a capital asset. However,

                                       78

holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

     o    such interest is unconditionally payable at least annually,

     o    the issue price of the debt instrument does not exceed the total noncontingent principal payments and

     o    interest is based on a "qualified floating rate," an "objective rate,"
          or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt security.

     In the case of Compound Interest securities, certain Interest Weighted
Securities (as defined herein), and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated
interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The Internal Revenue Service (the "IRS") issued final regulations in June
1996 (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Code
Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID
Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating
OID.

     The holder of a Debt security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of
OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt security and the adjusted issue price of the
Debt security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated
interest payments made with respect to such Debt security in all prior periods.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the
"Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a)
the present value of all payments remaining to be made on the Pay-Through
Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the
Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through
Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original

                                       79

Prepayment Assumption. The effect of this method is to increase the portions of
OID required to be included in income by a Holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment
Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a
Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the
Prepayment Assumption, no representation is made to Holders that loans will be prepaid at that rate or at any other rate.

     The depositor may adjust the accrual of OID on a Class of Regular Interest
Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the
OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a
Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing
OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt security will also be required to include OID in gross income, but such a holder who purchases such Debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt security's issue price) to offset such
OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default.
However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of securities should consult their tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "-- Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through
Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound
Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by such holder for such security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted
Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest
Weighted Securities that are Stripped Securities as described below. See "-- Tax
Status as a Grantor Trust -- Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the case of Debt securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity

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of such Debt securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt securities, should be calculated as if the interest index remained at its value as of the issue date of such securities. Because the proper method of adjusting accruals of OID on a variable rate Debt security is uncertain, holders of variable rate
Debt securities should consult their tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

     Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A Holder that acquires a Debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt security received in that month and, if the securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i)
on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) (a) in the case of securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the loans underlying such security) not originally issued with original issue discount, on the basis of the rates of the stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a
Pass-Through Security, as described below, the loans underlying such security)
originally issued at a discount, on the basis of the rates of the OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt security (or, in the case of a Pass-Through Security, the underlying loans), the excess of interest paid or accrued to purchase or carry a security
(or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on such security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a
Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt security (other than an Interest
Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on such security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     The Treasury has issued regulations (the "Final Bond Premium Regulations")
dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective

                                       81

purchasers of the securities should consult their tax advisors regarding the possible application of the Final Bond Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID
Regulations permit a holder of a Debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt security with market discount, the holder of the Debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt security acquires during the year of the election or thereafter. Similarly, a holder of a Debt security that makes this election for a Debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as
specified in the related prospectus supplement.

     Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i)
securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section
7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property,"
and other types of assets described in Code Section 7701(a)(19)(C)); and (ii)
securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets (and income in the case of (ii)) are qualifying assets
(and income).

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount
(which amount will be adjusted for inflation) will be reduced by the lesser of

     o    3% of the excess of adjusted gross income over the applicable amount,
          or

     o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

     These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010.

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The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either

     o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

     o    is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

     o    the gross income produced by the REMIC's assets, including stated
          interest and any original issue discount or market discount on loans and other assets, and

     o    deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the
          REMIC.

A holder of a Residual Interest Security that is an individual or a
"pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup
Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the
Prepayment Assumption). The REMIC will deduct OID on the Regular Interest
Securities in the same manner that the holders of the Regular Interest
Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated

                                       83

without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss.
In general, prohibited transactions include:

     o    subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

     o    subject to a limited exception, the sale or other disposition of a cash flow investment;

     o    the receipt of any income from assets not permitted to be held by the
          REMIC pursuant to the Code; or

     o    the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a security representing a residual interest (a "Residual
Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest
Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis in the
Residual Interest Security at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same

                                       84

REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest
Security. If the amount of such payment exceeds a holder's adjusted basis in the
Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange.
Any loss from the sale of a Residual Interest Security will be subject to the
"wash sale" rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Interest
Security, the seller reacquires the Residual Interest Security, or acquires (i)
a Residual Interest Security in any other REMIC, (ii) a similar interest in a
"taxable mortgage pool" (as defined in Code Section 7701(i)) or (iii) an ownership interest in a FASIT (as defined in Code Section 860L). In general, under the wash sale rules, loss from the Residual Interest Security will be disallowed and the Residual Interest Security Holder's basis in the replacement interest will be the basis in the Residual Interest Security that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Interest Security and the purchase price of the replacement interest.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a
Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual
Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

     Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

     In the case of a Residual Interest Security that has no significant value, the excess inclusion portion of a REMIC's income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual
Interest Security, over the daily accruals for such quarterly period of (i) 120%
of the long term applicable federal rate on the Startup Day multiplied by (ii)
the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on

                                       85

the average market yield of outstanding marketable obligations of the United
States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of
Residual Interest Securities may be disregarded. See "-- Restrictions on
Ownership and Transfer of Residual Interest Securities" and "-- Tax Treatment of
Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As
a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified
Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the
Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if such entity is not subject to tax on its unrelated business income.
Accordingly, the applicable Pooling and Servicing Agreement will prohibit
Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified
Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on the Disqualified Organization's pass-through share of the excess inclusion income of the REMIC. If an "electing large partnership" holds a Residual Interest Security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code.
An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     Noneconomic Residual Interest Securities. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Interest
Security to a "U.S. Transferee" unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under "Certain Federal
Income Tax Consequences -- Non-REMIC Certificates -- Non-U.S. Persons." A U.S.
Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the residual interest is subject to tax under Code
Section 871(b) or Code Section 882 (income effectively connected with a U.S.
trade or business). If the transfer of a Noneconomic Residual Interest Security is disregarded, the transferor continues to be treated as the owner of the
Residual Interest Security and continues to be subject to tax on its allocable portion of the net income of the REMIC.

     A Residual Interest Security (including a Residual Interest Security with a positive value at issuance) is a "Noneconomic Residual Interest Security" at the
time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Interest Security at least equals the product of
(A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Interest Security has a "significant purpose to impede the assessment or collection of tax" if, at the time of transfer, the transferor

                                       86

either knew or should have known (had "Improper Knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

     The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Interest Security is presumed not to have Improper
Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual
Interest Security, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Interest Security and intends to pay taxes associated with holding the Noneconomic Residual Interest Security as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic Residual Interest Security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) ("Offshore Location") of the transferee or another U.S.
taxpayer; (iv) the transferee is not located in an Offshore Location; and (v)
the transferee meets either the Formula Test or the Asset Test.

     A transfer of a Noneconomic Residual Interest Security meets the Formula
Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii)
the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax ("AMT") under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the
AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code
Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

     The Asset Test only applies in cases where the transferee is an Eligible
Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a residual interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore
Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Interest Security meets the Asset
Test if at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the
Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. The consideration given to the transferee to acquire the non-economic residual interest in the REMIC is only one factor to be considered.
However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula
Test need not be used.

     Treatment of Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by

                                       87

transferees of noneconomic REMIC Residual Interest Securities. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC Residual Interest
Security is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods, which permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular and Residual Interest
Securities issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC Residual Interest Security sells or otherwise disposes of the Residual Interest Security, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of Noneconomic REMIC Residual Interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method).
Prospective purchasers of the REMIC Residual Interest Securities should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest
Security should be aware that a REMIC Residual Interest Security acquired after
January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

     A REMIC's books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As specified in the related prospectus supplement if REMIC or partnership elections are not made, in the opinion of Tax Counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the
Code and not as a corporation (the securities of such series, "Pass-Through
Securities"). In some series there will be no separation of the principal and interest payments on the loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the loans.
In other cases ("Stripped Securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

     Each Holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the "Servicing
Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the trustee and the

                                       88

servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in 2010).

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of
Pass-Through Securities, market discount is calculated with respect to the loans underlying the certificate, rather than with respect to the security. A Holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "-- Taxation of Debt
Securities; Market Discount" and "-- Premium" above.

     The holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities")
may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

                                       89

     Servicing fees in excess of reasonable servicing fees ("excess servicing")
will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance)
or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The
IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than
100 basis points of interest stripped off.

     The Code. OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped
Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that such method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

     Under certain circumstances, if the loans prepay at a rate faster than the
Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a
Holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a Holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the
Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

     o    in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

     o    the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

     o    each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The
IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning

                                       90

of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and
interest income attributable to the securities should be considered to represent
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.
Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder's tax basis in its security is the price such holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular
Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular
Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Interest
Security.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder, other than a holder of a REMIC Residual Interest Security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

     o    fails to furnish the trustee with its taxpayer identification number
          ("TIN");

     o    furnishes the trustee an incorrect TIN;

     o    fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

     o    under certain circumstances, fails to provide the trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

     Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The trustee will report to the Holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

PROPOSED REPORTING REGULATIONS

     In June 2002 the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to "Widely Held Mortgage Trusts."
If these rules are finalized, the Trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as
OID, market discount, sale proceeds and premium) to the Holders of Pass-Through
Securities, which changes may affect the timing of when a Holder reports such items.

                                       91

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to trust funds for which a partnership election is made, under the Code, unless interest (including OID)
paid on a security (other than a Residual Interest Security) is considered to be
"effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation
("Nonresidents"), such interest will normally qualify as portfolio interest
(except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular
United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a
Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed
(or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest
Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual
Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the Residual Interest Security amounts that will equal at least
30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "-- Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

     Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could

                                       92

materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     OID, Indexed securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated
interest" under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a
Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the
Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the
Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

                                       93

     Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a
"foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

     o    is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and

     o    provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the "Withholding
          Agent") with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner who is an individual or corporation for federal income tax purposes of the note is a foreign person and providing the foreign person's name and address.

Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form
1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United
States federal income and withholding tax, provided that such gain is not effectively connected with the conduct of a trade or business in the United
States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes

                                       94

recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income,"
income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the
Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for such month; and (iv) any other amounts of income payable to the certificateholders for such month. Such allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders

                                       95

may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity
(including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the loans were not issued with
OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

     If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any such discount in income currently as it accrues over the life of the loans or to offset any such premium against interest income on the loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code
Section 708, the holder's basis in its certificates would remain the same.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold.
A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give

                                       96

rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Among Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis)
attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had.
The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

                                       97

     The depositor will be designated as the tax matters partner in the related
Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the
United States for purposes of federal withholding taxes with respect to non-U.S.
Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S.
trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state, local and foreign tax consequences of the acquisition,

                                       98

ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA or to
Section 4975 of the Code and on persons who bear specified relationships to
Plans ("Parties in Interest") or are fiduciaries with respect to such Plans.
Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a
Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans
(as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code.
Accordingly, assets of such plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor (the "DOL")
issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the "Plan Assets
Regulation")). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an
"equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no
"substantial equity features." If certificates are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the certificates would not cause the assets of the issuer to be deemed plan assets. If the certificates are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. Trust certificates are "equity interests" for purposes of the Plan Asset Regulation.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in
Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

     Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In

                                       99

this case, the acquisition or holding of the securities by or on behalf of the
Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities -- for example, Prohibited Transaction Class Exemption ("PTCE")
96-23, which exempts certain transactions effected on behalf of a Plan by an
"in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE
84-14, which exempts certain transactions effected on behalf of a Plan by a
"qualified professional asset manager". There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include plan assets.

     The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of such investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. The Exemption
also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Exemption.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

          (1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the securities acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Standard & Poor's Ratings Services ("S&P"), a division of
     The McGraw-Hill Companies, Inc., Moody's, or Fitch Ratings, Inc. ("Fitch")
     (each, a "Rating Agency");

          (3) the trustee is not an affiliate of any other member of the
     Restricted Group, as defined below (other than an underwriter);

          (4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

          (5) the Plan investing in the certificates is an "accredited investor"
     as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange
     Commission under the Securities Act of 1933 as amended.

     The issuer must also meet the following requirements:

          (i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

                                      100

          (ii) securities in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's, or Fitch for at least one year prior to the Plan's acquisition of securities; and

          (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a
Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

     o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent
          (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

     o    such fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

     o    the Plan's investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;

     o    immediately after the acquisition, no more than twenty-five percent
          (25%) of the assets of any Plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity;
          and

     o    the Plan is not sponsored by a member of the Restricted Group, as defined below.

     The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted
Group").

     The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the "obligations")
supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

     The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it.) A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of
Prohibited Transaction Class Exemption 95-60 are met.

     The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, the effect of the Plan Assets
Regulation, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is

                                      101

appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state
(including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No.
96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12
C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit
Unions in certain types of mortgage related securities.

     All depository institutions considering an investment in the securities
(whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial
Institutions Examination Council's Supervisory Policy Statement on the
Securities Activities (to the extent adopted by their respective regulators)
(the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are
"high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the
responsibility of each depository institution to determine, prior to purchase
(and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-

                                      102

risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

     o    by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters;

     o    by agency placements through one or more placement agents primarily with institutional investors and dealers; and

     o    by placement directly by the depositor with institutional investors.

     A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of such series if any such securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     This prospectus, together with the related prospectus supplement, may be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and
Countrywide Home Loans, Inc., in connection with offers and sales related to market making transactions in the securities in which Countrywide Securities
Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales in such transactions will be made at prices related to prevailing prices at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

                                      103

                                  LEGAL MATTERS

     The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New
York 10019, or by Thacher Proffitt & Wood LLP, Two World Financial Center, New
York, New York 10281, as specified in the prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related prospectus supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of securities of such class will receive payments to which such securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. Such rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating.
Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating
Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of

                                      104

delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                                      105

                             INDEX TO DEFINED TERMS

TERM                                                                       PAGE
----                                                                      ------
Accretion Directed.....................................................       31
Accrual................................................................       33
Agreement..............................................................       16
AMT....................................................................       87
APR....................................................................       20
Asset Conservation Act.................................................       66
Available Funds........................................................       28
beneficial owner.......................................................       37
BIF....................................................................       51
Book-Entry Securities..................................................       37
Capitalized Interest Account...........................................       53
Cash Flow Bond Method..................................................       90
CERCLA.................................................................       66
CI.....................................................................       39
Claimable Amount.......................................................       75
Class Security Balance.................................................       28
Clearstream, Luxembourg................................................       38
Code...................................................................       77
COFI securities........................................................       35
Collateral Value.......................................................       21
Combined Loan-to-Value Ratio...........................................       20
Companion Class........................................................       31
Component Securities...................................................       31
Contingent Regulations.................................................       79
Cooperative............................................................       39
cooperative loans......................................................       17
cooperatives...........................................................       17
Cut-off Date Principal Balance.........................................       26
DBC....................................................................       39
Debt securities........................................................       77
debt-to-income ratio...................................................       23
Definitive Security....................................................       37
Detailed Description...................................................       17
Disqualified Organization..............................................       86
DOL....................................................................       99
DTC....................................................................       37
Eleventh District......................................................       35
Euroclear..............................................................       37
Euroclear Operator.....................................................       39
Euroclear Participants.................................................       39
European Depositaries..................................................       37
excess servicing.......................................................       90
FHA....................................................................       17
FHLBSF.................................................................       35
Final Bond Premium Regulations.........................................       81
Financial Intermediary.................................................       37
Fitch..................................................................      100
Fixed Rate.............................................................       32
Floating Rate..........................................................       32
foreign person.........................................................       94
FTC Rule...............................................................       70
Funding Period.........................................................       52
Garn-St Germain Act....................................................       68
HI Contracts...........................................................       69
HI Loans...............................................................       69
Improper Knowledge.....................................................       87
Indenture..............................................................       25
Indirect Participants..................................................       38
Insurance Proceeds.....................................................       51
Insured Expenses.......................................................       51
Interest Only..........................................................       33
Interest Weighted Securities...........................................       80
Inverse Floating Rate..................................................       33
IRS....................................................................       79
L/C Bank...............................................................       42
L/C Percentage.........................................................       42
Liquidation Expenses...................................................       51
Liquidation Proceeds...................................................       51
Loan Rate..............................................................       17
Loan-to-Value Ratio....................................................       20
market discount........................................................       81
Master Servicing Agreement.............................................       16
Master Servicing Fee...................................................       57
Moody's................................................................      100
Mortgage...............................................................       49
NAS....................................................................       31
National Cost of Funds Index...........................................       35
NCUA...................................................................      102
New CI.................................................................       39
Non-Accelerated Senior.................................................       31
Noneconomic Residual Interest Security.................................       86
Nonresidents...........................................................       92
Notional Amount Securities.............................................       31
obligations............................................................      101
Offshore Location......................................................       87
OID....................................................................       77
OID Regulations........................................................       77
OTS....................................................................       36
PACs...................................................................       32
Partial Accrual........................................................       33
Participants...........................................................       37
Parties in Interest....................................................       99

                                      106

TERM                                                                       PAGE
----                                                                      ------
Pass-Through Securities................................................       88
Pay-Through Security...................................................       79
percentage interests...................................................       59
Permitted Investments..................................................       43
Plan Assets Regulation.................................................       99
Planned Principal Class................................................       32
Plans..................................................................       99
Policy Statement.......................................................      102
Pool Insurance Policy..................................................       45
Pool Insurer...........................................................       45
Pooling and Servicing Agreement........................................       25
Pre-Funded Amount......................................................       52
Pre-Funding Account....................................................       52
Prepayment Assumption..................................................       79
Primary Mortgage Insurance Policy......................................       19
Prime Rate.............................................................       36
Principal Only.........................................................       33
Principal Prepayments..................................................       29
Properties.............................................................       18
Property Improvement Loans.............................................       72
PTCE...................................................................      100
Purchase Price.........................................................       25
Rating Agency..........................................................      104
Ratio Strip Securities.................................................       89
RCRA...................................................................       67
Record Date............................................................       26
Refinance Loan.........................................................       20
Regular Interest Securities............................................       77
Relevant Depositary....................................................       37
Relief Act.............................................................       71
REMIC..................................................................       77
reserve interest rate..................................................       34
Residual Interest Security.............................................       84
Restricted Group.......................................................      101
Retained Interest......................................................       26
Rules..................................................................       37
S&P....................................................................      100
SAIF...................................................................       51
Scheduled Principal Class..............................................       32
SEC....................................................................       42
Security Account.......................................................       50
Security Owners........................................................       37
Security Register......................................................       26
Sellers................................................................       16
Senior Securities......................................................       41
Sequential Pay.........................................................       32
Servicing Fee..........................................................       88
Short-Term Note........................................................       93
Single Family Properties...............................................       19
SMMEA..................................................................      102
Strip..................................................................       32
Stripped Securities....................................................       88
Subsequent Loans.......................................................       52
Super Senior...........................................................       32
Support Class..........................................................       32
TACs...................................................................       32
Targeted Principal Class...............................................       32
Tax Counsel............................................................       77
Terms and Conditions...................................................       40
TIN....................................................................       91
Title I Loans..........................................................       72
Title I Program........................................................       72
Title V................................................................       69
Trust Agreement........................................................   16, 25
Trust Fund Assets......................................................       16
U.S. Transferee........................................................       86
UCC....................................................................       65
Underwriter Exemptions.................................................      100
VA.....................................................................       17
VA Guaranty............................................................       56
Variable Rate..........................................................       33
W-8BEN.................................................................       94
Widely Held Mortgage Trusts............................................       91
Withholding Agent......................................................       94

                                      107

                                 $1,144,437,000
                                  (APPROXIMATE)

                     AAMES MORTGAGE INVESTMENT TRUST 2005-2
                              MORTGAGE BACKED NOTES

                   [AAMES INVESTMENT CORPORATION LOGO OMITTED]

                          AAMES INVESTMENT CORPORATION
                                     Seller

                             WELLS FARGO BANK, N.A.
                                 Master Servicer

                                   CWABS, INC.
                                    Depositor

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Aames Mortgage Investment Trust 2005-2 Mortgage
Backed Notes in any state where the offer is not permitted.

     Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the notes offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  May 25, 2005

                                  UNDERWRITERS:

COUNTRYWIDE SECURITIES CORPORATION                 CITIGROUP GLOBAL MARKETS INC.
(CO-LEAD MANAGER)                                              (CO-LEAD MANAGER)

                                  CO-MANAGERS:

BEAR, STEARNS & CO. INC.                                         LEHMAN BROTHERS
   CREDIT SUISSE FIRST BOSTON                                 MORGAN STANLEY
      FRIEDMAN BILLINGS RAMSEY                       RBS GREENWICH CAPITAL